EXHIBIT 2.1
                     SECURITIES PURCHASE AND SALE AGREEMENT
                                   May 2, 1996

                                      among

                           GENERAL COMMUNICATION, INC.
                              an Alaska corporation
                                    ("Buyer")

                                       and

                         PRIME VENTURE I HOLDINGS, L.P.
                         a Delaware limited partnership
                                  ("Holdings"),

                        PRIME CABLE GROWTH PARTNERS, L.P.
                         a Delaware limited partnership
                                   ("Growth"),

                             PRIME VENTURE II, L.P.
                         a Delaware limited partnership
                                    ("PVII")

                         PRIME CABLE LIMITED PARTNERSHIP
                         a Delaware limited partnership
                                    ("PCLP")

                              AUSTIN VENTURES, L.P.
                         a Delaware limited partnership
                                     ("AV")

             WILLIAM BLAIR VENTURE PARTNERS III LIMITED PARTNERSHIP
                         an Illinois limited partnership
                                    ("WBVP")

                            CENTENNIAL FUND II, L.P.
                         a Delaware limited partnership
                                    ("CFII")

                            CENTENNIAL FUND III, L.P.
                         a Colorado limited partnership
                                    ("CFIII")


                                                          REGISTRATION STATEMENT
                                                                      Page II-13

                   CENTENNIAL BUSINESS DEVELOPMENT FUND, LTD.
                         a Colorado limited partnership
                                    ("CBDF")

                            BANCBOSTON CAPITAL, INC.
                           a Massachusetts corporation
                                     ("BBC")

                      FIRST CHICAGO INVESTMENT CORPORATION
                             a Delaware corporation
                                    ("FCIC")

                           MADISON DEARBORN PARTNERS V
                         an Illinois general partnership
                                     ("MDP")

 (Holdings, Growth, PVII, PCLP, BBC, FCIC, MDP, AV, WBVP, CFII, CFIII and CBDF,
                   collectively referred to as "Sellers"), and

                            PRIME II MANAGEMENT, L.P.
                         a Delaware limited partnership
                                    ("PIIM")

             for the purchase and sale of one hundred percent (100%) of all outstanding limited and general partnership interests in

                           PRIME CABLE OF ALASKA, L.P.
                         a Delaware limited partnership
                                   ("Company")

       and One Hundred Percent (100%) of the outstanding capital stock of

                               ALASKA CABLE, INC.
                             a Delaware corporation
                                     ("ACI")

                                       and

                            PRIME CABLE FUND I, INC.
                             a Delaware corporation
                                    ("PCFI")

                                                          REGISTRATION STATEMENT
                                                                      Page II-14

                                TABLE OF CONTENTS

                                                                                                               Page
Section 1.        Definitions................................................................................... 21
                  1.1      ACI.................................................................................. 21
                  1.2      Affiliate............................................................................ 21
                  1.3      APUC................................................................................. 21
                  1.4      APUC Certificate..................................................................... 21
                  1.5      Assets............................................................................... 22
                  1.6      CATV................................................................................. 22
                  1.7      CATV Business....................................................................... 22
                  1.8      CATV Franchise Agreement............................................................. 22
                  1.9      CATV Instruments..................................................................... 22
                  1.10     CATV System.......................................................................... 22
                  1.11     Closing and Closing Date............................................................. 22
                  1.12     Company Contracts.................................................................... 22
                  1.13     Company Loan Agreement............................................................... 23
                  1.14     Employees............................................................................ 23
                  1.15     Environmental Law.................................................................... 23
                  1.16     Equipment............................................................................ 23
                  1.17     ERISA................................................................................ 23
                  1.18     Excluded Assets...................................................................... 23
                  1.19     FAA.................................................................................. 23
                  1.20     FCC.................................................................................. 23
                  1.21     Financial Statements................................................................. 23
                  1.22     GCI Class A Stock.................................................................... 24
                  1.23     GAAP................................................................................. 24
                  1.24     Hazardous Substances................................................................. 24
                  1.25     Inspection Termination Period........................................................ 24
                  1.26     Intangibles.......................................................................... 24
                  1.27     MDU Agreements....................................................................... 24
                  1.28     MDU Complex.......................................................................... 24
                  1.29     MCI.................................................................................. 24
                  1.30     Net Income........................................................................... 25
                  1.31     Operating Cash Flow.................................................................. 25
                  1.32     Other Required Assets................................................................ 25
                  1.33     Partnership Agreement................................................................ 25
                  1.34     Partnership Interests................................................................ 25
                  1.35     PCFI................................................................................. 25
                  1.36     Permitted Encumbrances............................................................... 25
                  1.37     Person............................................................................... 27
                  1.38     Purchase Price....................................................................... 27
                  1.39     Real Property........................................................................ 27

                                                          REGISTRATION STATEMENT
                                                                      Page II-15

                  1.40     Required Consents.................................................................... 27
                  1.41     Security Interest.................................................................... 27
                  1.42     Sellers' Stock....................................................................... 27
                  1.43     Service Area......................................................................... 27
                  1.44     Escrow Holdback...................................................................... 27
                  1.45     Subscribers.......................................................................... 28

Section 2.        Purchase and Sale............................................................................. 28
                  2.1      Purchase and Sale of Securities...................................................... 28
                  2.2      Purchase Price....................................................................... 29
                  2.3      Escrow Holdback...................................................................... 29

Section 3.        Representations, Warranties, and Covenants of Sellers......................................... 29
                  3.1      Organization and Qualification....................................................... 30
                  3.2      Company's Partnership Interests...................................................... 30
                  3.3      ACI's Capitalization................................................................. 30
                  3.4      PCFI's Capitalization................................................................ 31
                  3.5      Authority............................................................................ 31
                  3.6      Enforceability....................................................................... 31
                  3.7      No Subsidiaries or Affiliates........................................................ 31
                  3.8      Cash Flow............................................................................ 31
                  3.9      Indebtedness......................................................................... 32
                  3.10     Records.............................................................................. 32
                  3.11     No Breach or Violation............................................................... 32
                  3.12     No Programming Rate Changes.......................................................... 32
                  3.13     No Finders or Brokers................................................................ 32
                  3.14     Schedules............................................................................ 32
                  3.15     Compliance with Laws................................................................. 33
                  3.16     Financial Statements................................................................. 35
                  3.17     Tax Returns and Other Reports........................................................ 36
                  3.18     Real Property........................................................................ 36
                  3.19     Employees............................................................................ 36
                  3.20     Litigation and Violations............................................................ 37
                  3.21     Disclosure........................................................................... 37
                  3.22     Investment Company................................................................... 37
                  3.23     CATV Instruments and Company Contracts............................................... 37
                  3.24     Patents, Trademarks, and Copyrights.................................................. 38
                  3.25     Assets............................................................................... 38
                  3.26     Title to Assets...................................................................... 39
                  3.27     No Other Assets or Liabilities....................................................... 39
                  3.28     Required Consents.................................................................... 39
                  3.29     Overbuilds........................................................................... 39
                  3.30     No Insolvency........................................................................ 39

                                                          REGISTRATION STATEMENT
                                                                      Page II-16

Section 4.        Representations, Warranties, and Covenants of Buyer........................................... 39
                  4.1      Organization and Authority........................................................... 39
                  4.2      Capitalization....................................................................... 40
                  4.3      Enforceability....................................................................... 40
                  4.4      Cash Flow............................................................................ 41
                  4.5      Indebtedness......................................................................... 41
                  4.6      Records.............................................................................. 41
                  4.7      No Breach or Violation............................................................... 41
                  4.8      Compliance with Laws................................................................. 41
                  4.9      Financial Statements................................................................. 43
                  4.10     Tax Returns and Other Reports........................................................ 44
                  4.11     Transfer Taxes....................................................................... 44
                  4.12     Litigation and Violations............................................................ 44
                  4.13     Disclosure........................................................................... 44
                  4.14     Investment Company................................................................... 45
                  4.15     No Finders or Brokers................................................................ 45
                  4.16     Purchase for Investment.............................................................. 45
                  4.17     No Insolvency........................................................................ 45
                  4.18     No Subsidiaries or Affiliates........................................................ 45
                  4.19     Employees............................................................................ 45
                  4.20     Contracts and Rights................................................................. 45
                  4.21     Required Consents.................................................................... 46

Section 5.        Conduct Prior to Closing...................................................................... 46
                  5.1      Operation in Ordinary Course......................................................... 46
                           5.1.1 Company........................................................................ 46
                           5.1.2 Buyer.......................................................................... 47
                  5.2      Agents............................................................................... 48
                  5.3      No New Company Securities............................................................ 48
                  5.4      No New Buyer Securities.............................................................. 48
                  5.5      Employees............................................................................ 49
                  5.6      Access to Premises and Records....................................................... 49
                  5.7      Existing Relationships............................................................... 50
                  5.8      Required Consents.................................................................... 51
                  5.9      MDU Agreements....................................................................... 51
                  5.10     Buyer's Title Reports................................................................ 51
                  5.11     Compliance with HSR Act and Rules.................................................... 51
                  5.12     Use of Names and Logos............................................................... 52
                  5.13     Public Announcements................................................................. 52
                  5.14     Registration of GCI Shares........................................................... 52

Section 6.        Closing....................................................................................... 52

Section 7.        Deliveries by Sellers at Closing.............................................................. 53


                                                          REGISTRATION STATEMENT
                                                                      Page II-17

Section 8.        Deliveries by Buyer at Closing................................................................ 56

Section 9.        Conditions to Obligations of Buyer............................................................ 58
                  9.1      Accuracy of Representations and Compliance with Conditions........................... 58
                  9.2      Deliveries Complete.................................................................. 58
                  9.3      No Adverse Change.................................................................... 58
                  9.4      Restraint of Proceedings............................................................. 59
                  9.5      Cash Flow, Indebtedness.............................................................. 59

Section 10.       Conditions to Obligations of Sellers.......................................................... 59
                  10.1     Accuracy of Representations and Compliance with Conditions........................... 59
                  10.2     Deliveries Complete.................................................................. 60
                  10.3     No Adverse Change.................................................................... 60
                  10.4     Restraint of Proceedings............................................................. 60
                  10.5     Cash Flow; Indebtedness.............................................................. 60
                  10.6     Director Designees Elected........................................................... 60
                  10.7     Registration Statement............................................................... 60
                  10.8     Listing of GCI Shares................................................................ 60

Section 11.       Conditions to Both Parties Obligations........................................................ 61
                  11.1     Simultaneous Closing................................................................. 61
                  11.2     Mergers.............................................................................. 61
                  11.3     Consents............................................................................. 61
                  11.4     No Governmental Action............................................................... 61

Section 12.       Transactions Subsequent to Closing............................................................ 61
                  12.1     Further Actions...................................................................... 61
                  12.2     Tax Returns.......................................................................... 61
                  12.3     COBRA Benefits....................................................................... 61
                  12.4     PIIM Records Retention............................................................... 62

Section 13.       Registration Rights Agreement................................................................. 62

Section 14.       Voting Agreement.............................................................................. 62

Section 15.       Management Agreement.......................................................................... 63

Section 16.       Agreement Not to Compete...................................................................... 63

Section 17.       Survival of Representations and Warranties; Indemnification................................... 63
                  17.1     Survival............................................................................. 63

                                                          REGISTRATION STATEMENT
                                                                      Page II-18

                  17.2     Indemnity by Sellers................................................................. 63
                  17.3     Indemnity by Buyer................................................................... 64
                  17.4     Defense of Claims.................................................................... 64
                  17.5     Threshold; Maximum Indemnification Obligation........................................ 65
                  17.6     Exclusive Nature of Indemnification Remedy........................................... 65
                  17.7     Determination of Indemnified Amounts................................................. 65

Section 18.       Termination................................................................................... 66
                  18.1     Mutual Consent....................................................................... 66
                  18.2     Default by Sellers................................................................... 66
                  18.3     Default by Buyer..................................................................... 66

Section 19.       Miscellaneous................................................................................. 67
                  19.1     Expenses............................................................................. 67
                  19.2     Modification......................................................................... 67
                  19.3     Notice............................................................................... 67
                  19.4     Waiver............................................................................... 68
                  19.5     Binding Effect; Assignment........................................................... 69
                  19.6     No Third Party Beneficiaries......................................................... 69
                  19.7     Severability......................................................................... 69
                  19.8     Captions............................................................................. 69
                  19.9     Counterparts......................................................................... 69
                  19.10    Governing Law........................................................................ 69
                  19.11    Incorporation by Reference........................................................... 69
                  19.12    Confidentiality...................................................................... 69
                  19.13    Appointment of Sellers' Agent........................................................ 70


                                                          REGISTRATION STATEMENT
                                                                      Page II-19

EXHIBITS

         A     -  Escrow Agreement
         B     -  Registration Rights Agreement
         C     -  Voting Agreement
         D     -  Management Agreement
         E     -  Non-Compete Agreement

SCHEDULES

         A.    Sellers/Company:
               1   -       The CATV Business (including Rate Schedule)
               1A  -       Allocation of GCI Shares
               2   -       CATV Instruments
               3   -       Company Contracts
               4   -       Required Consents
               5   -       Equipment and Vehicles Owned
               6   -       Real Property Owned
               7   -       Security Interests to Be Discharged Prior to Closing
                           and Permitted
    Security Interests
               8   -       Proceedings and Judgments
               9   -       Employee Matters
               10  -       Excluded Assets
               11  -       Tax Matters
               12  -       Regulation and Environmental Matters
               13  -       Changes Prior to Closing
               14  -       Alaska Cable, Inc. Shareholders
               15  -       Other Required Assets


         B.    Buyer:
               16  -       Buyer's Required Consents
               17  -       Buyer's Proceedings and Judgments
               18  -       Buyer's Tax Matters
               19  -       Buyer's Subsidiaries and Affiliates
               20  -       Buyer's Stock Option Plans




                                                          REGISTRATION STATEMENT
                                                                      Page II-20

                     SECURITIES PURCHASE AND SALE AGREEMENT



                  This Securities Purchase and Sale Agreement ("Agreement") is made as of May 2, 1996, among General Communication, Inc., an Alaska corporation ("Buyer"), Prime Venture I Holdings, L.P., a Delaware limited partnership ("Holdings"), Prime Cable Growth Partners, L.P. a Delaware limited partnership ("Growth"), Prime Venture II, L.P., a Delaware limited partnership ("PVII"),
Prime Cable Limited Partnership, a Delaware limited partnership ("PCLP"), BancBoston Capital, Inc., a Massachusetts corporation ("BBC"), First Chicago Investment Corporation, a Delaware corporation ("FCIC"), Madison Dearborn Partners V, an Illinois general partnership ("MDP"), Austin Ventures, L.P., a Delaware limited partnership ("AV"), William Blair Venture Partners III Limited Partnership, an Illinois limited partnership ("WBVP"), Centennial Fund II, L.P., a Delaware limited partnership ("CFII"), Centennial Fund III, L.P., a Colorado limited partnership ("CFIII"), Centennial Business Development Fund, Ltd., a Colorado limited partnership ("CBDF"), and collectively with Holdings, Growth, PVII, PCLP, BBC, FCIC, MDP, AV, WBVP, CFII, CFIII and CBDF, "Sellers") and Prime II Management, L.P., a Delaware limited partnership ("PIIM"). This Agreement states the terms upon which Sellers agree to sell to Buyer, and Buyer agrees to purchase from Sellers, all of the Partnership Interests (as defined below) and all of the Sellers' Stock (as defined below), which shall result in Buyer owning all of the limited and general partnership interests of Prime Cable of Alaska, L.P., a Delaware limited partnership ("Company").

                  In consideration of the terms, conditions, and agreements contained in this Agreement, the parties agree as follows:

Section 1.        Definitions

                  1.1 ACI. "ACI" shall mean Alaska Cable, Inc., a Delaware corporation.

                  1.2 Affiliate. "Affiliate" shall mean any person or entity controlling, controlled by or under common control with a person or entity; "control" means the ownership, directly or indirectly, of equity securities or other ownership interests in a person or entity by another person or entity, which represent more than 50% of the voting power or equity ownership in such person or entity.

                  1.3 APUC. "APUC" shall mean the Alaska Public Utilities Commission.

                  1.4 APUC Certificate. "APUC Certificate" shall mean the applicable certificate of public convenience and necessity issued by APUC, being Certificate Nos. 246 (Bethel), 261 and 287 (Anchorage, Eagle River, Chugiak, Kenai and Soldotna) for the Service Areas legally described herein.


                                                          REGISTRATION STATEMENT
                                                                      Page II-21

                  1.5 Assets. "Assets" shall include all properties, privileges, rights, interests and claims, real and personal, tangible and intangible, of every type and description, including leasehold interests and goodwill, if any, that are owned by Company , including but not limited to the CATV Instruments, the Intangibles, Company Contracts, the Equipment, and the Real Property, but excluding any Excluded Assets set forth on Schedule 10.

                  1.6  CATV.  "CATV" shall mean cable television.

                  1.7 CATV Business. "CATV Business" shall refer to all of the Assets and business of the CATV Systems as presently conducted by Company in and around the Service Area, as generally described on Schedule 1 to this Agreement.

                  1.8 CATV Franchise Agreement. "CATV Franchise Agreement" shall refer to that certain CATV Franchise Agreement No. F65501-91-D0003, between Company and the Operational Contracting Office/LGCV, on behalf of the United States of America, dated November 30, 1990.

                  1.9 CATV Instruments. "CATV Instruments" shall refer to all intangible CATV channel distribution rights owned by Company, all franchise agreements, pole attachment rights, leases, licenses, easements, crossing permits and service agreements, other than those which are Excluded Assets as described on Schedule 2 to this Agreement.

                  1.10 CATV System. "CATV System" shall refer to a complete CATV reception and distribution system of Company which is part of Company's CATV Business and consisting of one or more headends, equipment, Subscriber drops and associated electronic equipment, which is, or is capable of being, without modification, operated as an independent system without interconnections to other systems. Any systems which are interconnected or which are served in total or in part by a common headend shall be considered a single CATV System.

                  1.11 Closing and Closing Date. "Closing" shall refer to the consummation of the transactions contemplated by this Agreement, to take place at a meeting held at the place and on the date (referred to as the "Closing Date") specified in Section 6 of this Agreement.

                  1.12 Company Contracts. "Company Contracts" shall refer to all contracts and agreements pertaining to the lawful ownership, operation, and maintenance of the CATV Business other than CATV Instruments and other than those contracts and agreements which are Excluded Assets or other Required Assets, as described on Schedule 3 to this Agreement; provided, that Schedule 3 need not list any of the foregoing involving payments of less than $5,000 monthly, individually, or


                                                          REGISTRATION STATEMENT
                                                                      Page II-22

$100,000 in the aggregate, in any 30-day period, and which may be terminated by Company after Closing at any time without penalty or liability to Buyer upon notice of 30 days or less (collectively, "Immaterial Contracts");

                  1.13 Company Loan Agreement. "Company Loan Agreement" means that certain Amended and Restated Loan Agreement dated March 7, 1996 among Company, the banks named therein (the "PCOA Banks"), Toronto Dominion (Texas), Inc. ("TD Bank"), Credit Lyonnais Cayman Island Branch, The Chase Manhattan Bank, N.A. and NationsBank of Texas, N.A., as managing agents (the "Managing Agents"), and TD Bank, as administrative agent for the Managing Agents and the PCOA Banks (the "Administrative Agent").

                  1.14  Employees.  "Employees"  shall be as  defined in Section
3.19.

                  1.15 Environmental Law. "Environmental Law" means any statute, ordinance, code, law, rule, regulation, order or other requirement, standard or procedure enacted, adopted or applied by any governmental authority (including judicial decisions applying common law) relating to pollution or protection of public health, safety or welfare or the environment, including those relating to emissions, discharges, releases or threatened releases of Hazardous Substances into the environment (including ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

                  1.16 Equipment. "Equipment" shall refer to all tangible personalty, electronic devices, trunk and distribution coaxial and optical fiber cable, amplifiers, power supplies, conduit, vaults and pedestals, grounding and pole hardware, Subscriber's devices (including, without limitation, converters, encoders, transformers behind TV sets and fittings), "headend" (origination, earth stations, transmission and distribution system) hardware, test equipment, vehicles, and other personal property and facilities owned by Company as described on Schedule 5 to this Agreement.

                  1.17 ERISA.  "ERISA" shall be as defined in Section 3.15.

                  1.18 Excluded Assets. "Excluded Assets" shall refer to those Assets which will not be owned by Company on the Closing Date as listed on
Schedule 10.

                  1.19   FAA.   "FAA"   shall   mean   the   Federal    Aviation
Administration.

                  1.20  FCC.   "FCC"  shall  mean  the  Federal   Communications
Commission.

                  1.21 Financial Statements. "Financial Statements" shall be as defined in Section 3.16.


                                                          REGISTRATION STATEMENT
                                                                      Page II-23

                  1.22 GCI Class A Stock. "GCI Class A Stock" means GCI's voting Class A common stock, no par value.

                  1.23 GAAP. "GAAP" shall mean, as in effect from time to time, generally accepted accounting principles used in the United States, consistently applied.

                  1.24 Hazardous Substances. "Hazardous Substances" means any of the following: (i) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (RCRA), (42 U.S.C.section 6901 et seq.), as amended, and rules and regulations promulgated thereunder; (ii) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C.ss. 9601 et seq.) (CERCLA), as amended, and rules and regulations promulgated thereunder; (iii) any substance regulated by the Toxic Substances Control Act (42 U.S.C. ss. 2601 et seq.), as amended, and rules and regulations promulgated thereunder; (iv) asbestos requiring abatement, removal or treatment pursuant to the requirements of any Environmental Laws; (v) polychlorinated biphenyls; (vi) any substances regulated under the provisions of Subtitle I of RCRA relating to underground storage tanks; (vii) any substance the presence, use, treatment, storage or disposal of which on real property is prohibited by any legal requirements; and (viii) any other substance which by any legal requirements requires special handling, reporting or notification of any governmental authority in its collection, storage, use, treatment or disposal.

                  1.25 Inspection Termination Period. "Inspection Termination Period" means the period commencing on the date of this Agreement and continuing for 60 days thereafter (or such shorter period as may be specified by Buyer by written notice to Sellers).

                  1.26 Intangibles. "Intangibles" shall mean all general intangibles owned by Company including, but not limited to, Subscriber lists, accounts receivable, claims (excluding any claims relating to Excluded Assets), patents, copyrights, and goodwill, if any.

                  1.27 MDU Agreements. "MDU Agreements" shall mean the Company's agreements that exist as of the date of this Agreement to provide CATV Services to MDU Complexes, as required by Section 5.9 hereof.

                  1.28 MDU Complex. "MDU Complex" shall mean any apartment, condominium, or townhome complex or mobile home park and any other multiple unit dwelling project subject to common ownership which currently receives cable television service from the CATV Business.

                  1.29 MCI. "MCI" means MCI Telecommunications Corporation.


                                                          REGISTRATION STATEMENT
                                                                      Page II-24

                  1.30 Net Income. "Net Income" means, as applied to any Person for any period, the aggregate amount of net income of such Person, after taxes, for such period as determined in accordance with GAAP.

                  1.31 Operating Cash Flow. "Operating Cash Flow" shall mean, as applied to any Person in respect of any fiscal period, the sum of (a) the remainder of (i) the Net Income of such Person for such fiscal period minus (ii) interest income and extraordinary income (including extraordinary gains resulting from sales of assets) of such Person for such fiscal period and any taxes associated therewith, plus (b) interest expense, depreciation, amortization, bank fees, income tax expense, extraordinary losses (including losses resulting from such sale of assets, net of any tax effect), and all other non-cash expenses deducted in determining such Net Income, and with respect to Company, management fees, expenses and other amounts under Company's management agreement with PIIM, and partnership expenses.

                  1.32 Other Required Assets. "Other Required Assets" shall mean those assets or properties used or held for use in connection with the operation of the CATV Business and which are owned or leased by PIIM, as described on
Schedule 15.

                  1.33 Partnership Agreement. "Partnership Agreement" shall mean that certain Amended and Restated Agreement of Limited Partnership of the Company dated as of June 30, 1989, among PCFI, Growth, Holdings and ACI, as amended by that First Amendment to Amended and Restated Agreement of Limited Partnership dated as of August 9, 1991, and as hereafter amended.

                  1.34 Partnership Interests. "Partnership Interests" shall mean
(i) all of the issued and outstanding limited partnership interests in Company owned by Holdings and Growth, and (ii) all of the issued profit participation interests in Company owned by BBC, FCIC and MDP.

                  1.35 PCFI. "PCFI" shall mean Prime Cable Fund I, Inc., a Delaware corporation.

                  1.36 Permitted Encumbrances. "Permitted Encumbrances" shall mean, with respect to any Person:

                           (a) with respect to the Company, any lien in favor of
the Administrative Agent on behalf of the Managing Agents and the PCOA Banks to secure the Company's obligations arising under the Company Loan Agreement; and with respect to Buyer, any lien in favor of NationsBank of Texas, N.A., and the Lenders named therein to secure Buyer's obligations under Buyer's Second Amended and Restated Credit Agreement dated as of April 26, 1996 ("GCI Loan Agreement");



                                                          REGISTRATION STATEMENT
                                                                      Page II-25

                           (b) (i) liens on real estate taxes not yet delinquent
and (ii) liens for taxes, assessments, governmental charges or levies or claims the non-payment of which is being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on such Person's books, but only so long as no foreclosure, distraint, sale or similar proceedings have been commenced with respect thereto and remain unstayed for a period of thirty (30) days after their commencement;

                           (c)  liens  of  carriers,  warehousemen,   mechanics,
laborers and materialmen incurred in the ordinary course of business for sums not yet due or being contested in good faith, if such reserve or appropriate provision, if any, as shall be required by GAAP shall have been made therefore;

                           (d) liens incurred in the ordinary course of business
in connection with worker's compensation and unemployment insurance;

                           (e) restrictions on the transfer of assets imposed by
any intangible CATV channel distribution rights, franchise agreement, certificate of public necessity and convenience, pole attachment or conduit right, lease, license, easement, crossing permit or service agreement, by the Communications Act of 1934, as amended (the "Communications Act"), and any regulations thereunder, or by any state or local statute, regulation or ordinance applicable to such Person;

                           (f) easements, rights-of-way,  restrictions and other
similar encumbrances on the use of real property which do not interfere with the ordinary conduct of the business of such Person, or liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with indebtedness for money borrowed or other extensions of credit and which do not in the aggregate materially detract from the value of such properties or materially impair their use in the operation of the business of such Person;

                           (g) purchase  money  security  interests  arising and
perfected by operation of law only for a period not to exceed ten (10) days from the inception thereof, and limited to liens on assets so purchased;

                           (h) liens of record as of the date of this  Agreement
listed on Schedule 7;

                           (i)  liens in favor of  landlords  to  secure  unpaid
rental payments under leases; and

                           (j) with  respect  to the  Company,  liens of lessors
with respect to capitalized lease obligations permitted under the Company Loan Agreement; and with


                                                          REGISTRATION STATEMENT
                                                                      Page II-26
respect to Buyer, liens of lessors with respect to capitalized lease obligations permitted under the GCI Loan Agreement.

                  1.37 Person. "Person" shall mean any individual, corporation, partnership, limited liability company, trust, unincorporated organization, association, governmental authority or other entity.

                  1.38 Purchase Price. The "Purchase Price" shall be as defined in Section 2.2.

                  1.39 Real Property. The term "Real Property" shall mean (i) all realty, including appurtenances, improvements, and fixtures located thereon and any other interests in real property owned by Company and used or held for use in the CATV Business, including, without limitation, fee interests in Company's offices and headend sites described on Schedule 6 to this Agreement
(the "Owned Real Property"), and (ii) leasehold interests and easements described on Schedule 2 to this Agreement (the "Leased Real Property").

                  1.40 Required Consents. "Required Consents" shall mean all governmental franchises, approvals, licenses, consents, and any and all other authorizations or approvals and consents, necessary and required for Sellers to transfer and convey, and Buyer to purchase, the Partnership Interests and Sellers' Stock, and for Buyer to conduct Company's CATV Business at the places and in the manner in which such CATV Business is presently conducted and will be conducted on the Closing Date. All Required Consents are listed on Schedule 4 to this Agreement.

                  1.41 Security Interest. "Security Interest" shall mean any mortgage, lien, security interest, security agreement, pledge, option, charge, assessment, restrictive agreement, restriction, encumbrance, adverse interest, claim, restraint on transfer, or claim against title with respect to the Partnership Interests and Sellers' Stock or any of the Assets.

                  1.42 Sellers' Stock. "Sellers' Stock" shall mean all of the issued and outstanding stock of ACI and PCFI.

                  1.43 Service Area. "Service Area" shall mean the area in which Company operates the CATV Business as of the Closing Date, specifically in and around Anchorage, Eagle River, Chugiak, Kenai, Soldotna and Bethel, pursuant to applicable APUC Certificate Nos. 246, 261 and 287, and in Fort Richardson and Elmendorf Air Force Base, Alaska, pursuant to the CATV Franchise.

                  1.44 Escrow Holdback. "Escrow Holdback" shall be the shares of GCI Class A Stock, cash or letter of credit held in escrow, as defined in
Section 2.3.


                                                          REGISTRATION STATEMENT
                                                                      Page II-27

                  1.45 Subscribers. "Subscribers" shall mean all dwelling and commercial units, including, but not limited to, individual residences, commercial establishments, apartment units and hotel rooms (including apartment units, hotel rooms and other multiple dwelling and commercial units for which services are provided under bulk billing arrangements), in respect of which the Company provides basic cable television services for a fee.

Section 2. Purchase and Sale.

                  2.1 Purchase and Sale of Securities. At the Closing, upon the terms and conditions set forth in this Agreement, Sellers agree to sell, convey, transfer, assign, and deliver to Buyer, and Buyer agrees to purchase from Sellers, all of the Partnership Interests and Sellers' Stock, together with the right to receive all unpaid dividends or other distributions payable with respect to the Partnership Interests and Sellers' Stock. Such sale, conveyance, transfer, assignment, and delivery shall be effected (a) by the delivery by Holdings, Growth, BBC, FCIC and MDP to Buyer at the Closing of (i) Holdings' BBC's FCIC's, MDP's and Growth's respective bills of sale for the Partnership Interests, and (ii) such other documents or instruments (having terms and provisions satisfactory to Buyer and the applicable Sellers) which may be necessary, or which Buyer may reasonably request, in order to effectively vest in Buyer good and marketable title to the Partnership Interests and the right to receive such unpaid distributions, free and clear of any Security Interest, except for any Permitted Encumbrance described in Section 1.36(a) and (e), (b) by the merger of ACI with and into Buyer (or at Buyer's election, a wholly-owned subsidiary of Buyer) pursuant to an agreement and plan of merger having terms and provisions satisfactory to Buyer and to the ACI Sellers to be attached to this Agreement as Exhibit F prior to the Inspection Termination Date (as defined in Section 5.6(c) below), which shall provide, among other things, for the delivery to Buyer at Closing of (i) the stock certificates held by Holdings, Growth, PVII, AV, CFII, CFIII, CBDF and WBVP (together, the "ACI Sellers") representing all of the issued and outstanding stock of ACI (the "ACI Stock"), duly endorsed in blank and with all necessary documentary or transfer tax stamps affixed thereto, which will be exchanged for a portion of the GCI Shares (as defined in Section 2.2) as specified in accordance with Section 2.2 below, and
(ii) such other documents or instruments having terms and provisions satisfactory to Buyer and the applicable Sellers which may be necessary, or which Buyer may reasonably request, in order to effectively vest in Buyer (or such subsidiary of Buyer) good and marketable title to the ACI Stock and the right to receive such unpaid dividends free and clear of any Security Interest, except for any Permitted Encumbrances described in Section 1.36(a) and (e) and
(c) by the merger of PCFI with and into Buyer (or at Buyer's election, a wholly-owned subsidiary of Buyer) pursuant to an agreement and plan of merger having terms and provisions satisfactory to Buyer and to PCLP to be attached to this Agreement as Exhibit G prior to the Inspection Termination Date (as defined in Section 5.6(c) below), which shall provide, among other things, for the delivery to Buyer at Closing of (i) the stock certificates held


                                                          REGISTRATION STATEMENT
                                                                      Page II-28
by PCLP representing all of the issued and outstanding stock of PCFI (the "PCFI Stock"), duly endorsed in blank and with all necessary documentary or transfer tax stamps affixed thereto, which will be exchanged for a portion of the GCI Shares (as defined in Section 2.2) as specified in accordance with Section 2.2 below, and (ii) such other documents or instruments having terms and provisions satisfactory to Buyer and PCLP which may be necessary, or which Buyer may reasonably request, in order to effectively vest in Buyer (or such subsidiary of Buyer) good and marketable title to the PCFI Stock and the right to receive such unpaid dividends free and clear of any Security Interest, except for any Permitted Encumbrances described in Section 1.36(a) and (e). It is the intent of the parties to structure such mergers as tax-free reorganizations under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended. As a result of the foregoing, Buyer will own, directly or indirectly through wholly-owned subsidiaries, one hundred percent (100%) of the outstanding limited partner and general partner interests of Company.

                  2.2 Purchase Price. Buyer will and, in the case of the mergers described in Section 2.1(b) and (c), will deliver or cause Buyer's wholly-owned subsidiary to, deliver to Sellers, as their respective interests appear as set forth on Schedule 1A attached hereto, at the Closing ELEVEN MILLION EIGHT HUNDRED THOUSAND (11,800,000) shares of GCI Class A Stock (the "GCI Shares"), in payment for the Partnership Interests and in consideration for the acquisition of Sellers' Stock pursuant to said mergers. Such delivery of the GCI Shares constitutes the "Purchase Price."

                  2.3 Escrow Holdback. At the Closing, Sellers and Buyer shall each deposit in escrow with a third party escrow agent acceptable to Sellers and Buyer either (i) 1,093,750 shares of GCI Class A Stock, or (ii) a letter of credit or cash in an amount equal to Eight Million Seven Hundred Fifty Thousand and no/100 Dollars ($8,750,000.00) (the "Escrow Holdback"), to secure each party's indemnification for breaches of representations, warranties and covenants. The Escrow Holdback will be held by such escrow agent pursuant to the terms of an escrow agreement (the "Escrow Agreement") in the form attached hereto as Exhibit A, which shall provide, among other things, that if no breach of this Agreement has occurred, the Escrow Holdback shall be released following each respective indemnitee's written instruction, effective as of one hundred eighty (180) days after the Closing Date. The 1,093,750 shares of GCI Class A Stock delivered into escrow by Sellers as a portion of the Escrow Holdback shall be referred to in this Agreement as the "Sellers' Indemnity Shares."

Section 3. Representations, Warranties, and Covenants of Sellers

                  Sellers,  jointly  and  severally,   represent,  warrant,  and
covenant to Buyer as follows:


                                                          REGISTRATION STATEMENT
                                                                      Page II-29

                  3.1 Organization and Qualification. Each Seller and Company is a corporation or partnership, as applicable, duly organized, validly existing and in good standing under the laws of its respective place of incorporation or formation, as applicable, and Company is duly qualified or licensed to do business as a foreign limited partnership and is in good standing under the laws of each jurisdiction in which Company is required to be so qualified or licensed. Company has all requisite power and authority to carry on the CATV Business as currently conducted and to own, lease, use, and operate its properties and to conduct its business as it is now conducted. The copy of Company's Agreement of Limited Partnership, as amended, which has been delivered to Buyer is complete and correct, and such document is in full force and effect and has not been further amended.

                  3.2 Company's Partnership Interests. Company's authorized and outstanding partnership interests are owned as follows:

                  Entity            Type of Interest      Percentage
                                                          Ownership*

                  Holdings                L.P.               4.44%
                  Growth                  L.P.              24.44%
                  ACI                     L.P.              51.11%
                  PCFI                    G.P.              20.01%

Except as provided herein, Company's above-listed partnership interests (i) are owned beneficially and of record by Holdings, Growth, ACI and PCFI and constitute all of Company's outstanding partnership interests, (ii) are duly authorized, validly issued, and (iii) are and will be at Closing, free of any Security Interests, except for Permitted Encumbrances described in Section
1.36(a) and (e). There are no outstanding agreements or contracts obligating Company to issue any additional partnership interest of any kind. *These percentages are subject to the profit participation interests held by BCC, FCIC and MDP.

                  3.3 ACI's Capitalization. The authorized capital stock of ACI consists of (i) four thousand six hundred (4,600) shares of Class A Common Stock, par value 10/100 Dollars ($.10) per share, all of which are issued and outstanding and owned beneficially and of record as set forth on Schedule 14, and (ii) twenty-one (21) shares of Class B Common Stock, par value 10/100 Dollars ($.10) per share, all of which are issued and outstanding and owned beneficially and of record as set forth on Schedule 14. The ACI shares are duly authorized, have been validly issued, and are fully paid and nonassessable and upon delivery to Buyer at the Closing will be free of any Security Interests, except for any Permitted Encumbrances described in Section 1.36(a) and (e). There are no outstanding or authorized (i) securities of ACI convertible into or exchangeable or exercisable for any shares of its capital stock, or (ii) subscriptions,


                                                          REGISTRATION STATEMENT
                                                                      Page II-30
options, warrants, calls, rights, commitments, or other agreements or obligations of any kind obligating ACI to issue any additional shares of its capital stock or any other securities convertible into or evidencing the right to acquire or subscribe for any shares of its capital stock.

                  3.4 PCFI's Capitalization. The authorized capital stock of PCFI consists of One Thousand (1,000) shares of common stock, par value 50/100 Dollars ($.50) per share, of which One Thousand (1,000) shares are issued and outstanding. The PCFI shares are owned beneficially and of record by PCLP and constitute all the outstanding capital stock of PCFI. The PCFI shares are duly authorized, have been validly issued, and are fully paid and nonassessable and upon delivery to Buyer at the Closing, will be free of any Security Interests, except for any Permitted Encumbrances described in Section 1.36 (a) and (e). There are no outstanding or authorized (i) securities of PCFI convertible into or exchangeable or exercisable for any shares of its capital stock, or (ii) subscriptions, options, warrants, calls, rights, commitments, or other agreements or obligations of any kind obligating PCFI to issue any additional shares of its capital stock or any other securities convertible into or evidencing the right to acquire or subscribe for any shares of its capital stock.

                  3.5 Authority. Each Seller has all requisite capacity, power, right, and authority to enter into this Agreement and to perform its obligations under this Agreement. Except for obtaining the Required Consents described in
Schedule 4, the execution, delivery, and performance of this Agreement by Sellers have been duly authorized by all applicable corporate or partnership action of Sellers. No material consent of or authorization from any Person, including any governmental agency, is required to be obtained in connection with the execution, delivery, and performance of this Agreement by Sellers, except for the Required Consents described in Schedule 4.

                  3.6 Enforceability. This Agreement and all documents, instruments, and certificates to be delivered under this Agreement constitute legal, valid, and binding obligations of Sellers, enforceable against Sellers in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting generally the enforcement of creditors' rights and remedies and by general principles of equity, including limitations on the availability of the remedy of specific performance or injunctive relief, regardless of whether performance or injunctive relief is sought in a proceeding at law or in equity.

                  3.7 No  Subsidiaries  or  Affiliates.  Except  as set forth on
Schedule 10, Company does not control, or own any stock or other interest in, directly or indirectly, any corporation, partnership, association, or other business entity.

                  3.8 Cash Flow. Company's 1995 operating cash flow was not less than Sixteen Million Three Hundred Thirty Thousand Dollars ($16,330,000).


                                                          REGISTRATION STATEMENT
                                                                      Page II-31

                  3.9 Indebtedness. As of February 29, 1996, Company's combined outstanding subordinated and senior debt (less any positive working capital balance or plus any working capital deficit, as the case may be, calculated without regard to the current portion of long term debt) did not exceed $107,000,000 in the aggregate.

                  3.10 Records. Company's minute books, as made available to Buyer, contain current, complete, and accurate records of all meetings and actions of Company's partners, and, if any, committees of the partners. All material actions and transactions taken or entered into by Company or otherwise requiring action by its partners have been duly authorized or ratified as necessary and are evidenced in such minute books. Company's books and ledgers, as made available to Buyer, contain complete and accurate records of all issuances and transfers of its partnership interests. The signatures appearing in such minute books, and ledgers are the genuine signatures of the persons purporting to have signed them.

                  3.11 No Breach or Violation. Subject only to obtaining the consents and approvals set forth on Schedule 4, the execution, delivery, and performance of this Agreement by Sellers (a) does not and will not (with the giving of notice or passage of time or both) (i) conflict with or result in a material breach or violation by Sellers, or Company of, or (ii) constitute a material default by Sellers or Company under, or (iii) create any right of termination, cancellation, or acceleration of a material right by any party pursuant to, any of the CATV Instruments or Company Contracts, any statute, ordinance, rule, or regulation, or any agreement, instrument, judgment, or order to which Sellers, or Company is a party or by which Sellers, Company, the CATV Business, or any of the Assets is bound or may be affected, and (b) does not and will not (with the giving of notice or passage of time or both) create or impose any Security Interest on the Partnership Interests or Sellers' Stock, or on any of the Assets.

                  3.12 No Programming Rate Changes. PIIM has no reason to believe that for so long as PIIM continues to manage Company, the rates charged by programmers under Company's current programming agreements will be increased solely due to Sellers' and Buyer's consummation of the transactions contemplated by this Agreement.

                  3.13 No Finders or Brokers. Neither any of Sellers nor Company has entered into any contract, arrangement, or understanding with any person or firm which may result in any obligation of Buyer or Sellers to pay any finder's, broker's, or agent's fees or commissions or other like payments as a result of the transactions contemplated by this Agreement.

                  3.14 Schedules. Schedules 2, 3, 5, 6 and 10 to this Agreement list all material Assets owned, held, used, or useful for the performance of any CATV Instruments, Company Contracts and for the lawful conduct of the CATV Business, other


                                                          REGISTRATION STATEMENT
                                                                      Page II-32
than Immaterial Contracts. Schedules 1 through 15 to this Agreement are true, accurate, and complete in all material respects.

                  3.15 Compliance with Laws.

                       3.15.1 In General.

                              (a) Except with respect to the  regulatory  status
of the CATV Business under, or Company's compliance with, the FCC rules implementing the rate regulation provisions of the Communications Act (as to which Company makes no representations and warranties in this Agreement other than in Section 3.15.2), Company has complied in all material respects with, and is in material compliance with, the CATV Business has complied in all material respects with and is in material compliance with, and Company has constructed, maintained and operated, and is constructing, maintaining and operating, the CATV Business (including, without limitation, the Real Property) in material compliance with all applicable laws including the Communications Act, the Copyright Act of 1976, the rules and regulations of the FCC, the APUC, the U.S. Copyright Office, the Register of Copyrights and the Copyright Tribunal (in each case as the same are currently in effect).

                              (b) All reports,  notices,  forms and filings, and
all fees and payments, required to be given to, filed with, or paid to, any governmental authority by Company under all applicable laws have been timely and properly given and made by Company, and are complete and accurate in all material respects, in each case as required by applicable law, including (i) all cable television registration statements, periodic reports and aeronautical frequency usage notices, (ii) reports and filings required by the FAA, and (iii) for each relevant semiannual reporting period, with the United States Copyright Office, all required Statements of Account in true and correct form and copyright royalty fee payments in correct amounts relating to the CATV Business' carriage of television broadcast signals and other programming;

                              (c) Seller has not received any notice (written or
oral) from any governmental authority or any other Person that it, the CATV Business, or its ownership and operation of the CATV Business is in material violation of any applicable law, and Company knows of no basis for the allegation of any such violations; and

                              (d) Company has complied in all material  respects
with all applicable legal requirements relating to the employment of labor, including ERISA, continuation coverage requirements with respect to group health plans, and those relating to wages, hours, unemployment compensation, worker's compensation, equal employment opportunity, age and disability discrimination, immigration control and the payment and withholding of taxes, and no reportable event, within the meaning of Title IV of ERISA, has occurred and is continuing with respect to any "employee benefit plan" or "multiemployer plan" (as those terms are defined in ERISA) maintained by Company


                                                          REGISTRATION STATEMENT
                                                                      Page II-33
or its affiliates (as defined in Section 407(d)(7) of ERISA). No prohibited transaction, within the meaning of Title I of ERISA, has occurred with respect to any such employee benefit plan or multiemployer plan, and no material accumulated funding deficiency (as defined in Title I of ERISA) or withdrawal liability (as defined in Title IV of ERISA) exists with respect to any such employee benefit plan or multiemployer plan.

                  3.15.2 Rate Regulation Information. Included in Schedule 12 is an accurate description of the regulatory status of the CATV Business under the FCC rules implementing the rate regulation provisions of the Communications Act, described by community unit, including (a) whether the local franchising authority has been certified to regulate the rates for the basic tier and equipment, (b) whether any complaints have been filed subjecting the CATV Business' rates for cable programming services to regulation by the FCC in such community unit and, if so, the date of the first such complaint, (c) the actions that have been taken in anticipation of or response to regulation for each community unit, including rate changes initiated and forms filed with the local franchising authorities or the FCC, as the case may be, and (d) the status of the regulatory response. Company has delivered to Buyer complete and correct copies of all FCC Forms 393 and 1200 filed with the local franchising authorities and/or the FCC with respect to the CATV Business, copies of all material correspondence with any governmental authority relating to rate regulation generally or specific rates charged to subscribers to the CATV Business, and any documentation which Company has used to support an exemption from the rate regulation provisions of the Communications Act claimed by Company with respect to the CATV Business.

                  3.15.3 Environmental. To Company's knowledge (which, for purposes of this Section 3.15.3 is limited to the actual knowledge of (a) the officers of PIIM in its Austin, Texas offices, (b) Dan Pike and Ron Hepler, engineers in such offices, and (c) Marty Robinson, manager of the CATV Business), except as set forth in Schedule 12: (The foregoing individuals named in clauses (b) and (c) above are the most knowledgeable persons with the Company with respect to this issue and have each familiarized themselves with the Environmental Law as pertinent to the Company's operations within the scope of their authority and have each reviewed all pertinent information within their control with respect to possible violations of Environmental Law); (i) Company has not received any notice (written or oral) from any governmental authority or other Person that the Person giving such notice is investigating whether, or has determined that there are, any violations of Environmental Laws by Company, or violations of Environmental Law due to activities on, or affecting, or related to, the Real Property, (ii) none of the Real Property has previously been used by any Person for the generation, production, emission, manufacture, handling, processing, treatment, storage, transportation, disposal or discharge of any Hazardous Substances, (iii) Company has not used, generated, produced, emitted, manufactured, handled, possessed, treated, stored, transported, disposed or discharged, and does not presently use, generate, produce, emit, manufacture, handle, possess, treat, store, transport, dispose or discharge, any Hazardous Substances on, into or from the Real Property, (iv) Company


                                                          REGISTRATION STATEMENT
                                                                      Page II-34
is in compliance in all material respects with all laws applicable to its own (as distinguished from other Persons') use, generation, production, emission, manufacturing, treatment, storage, transportation, disposal, and discharge of any Hazardous Substances on, into or from the Real Property, (v) there are no above ground or underground storage tanks, or any Equipment containing polychlorinated biphenyls, on the Real Property, (vi) no release of Hazardous Substances outside the Real Property has entered or threatens to enter any Real Property, nor is there any pending or threatened claim based on Environmental Laws which arises from any condition of the land surrounding any Real Property,
(vii) no Real Property has been used at any time as a gasoline service station or any other facility for storing, pumping, dispensing or producing gasoline or any other petroleum products or wastes, (viii) no building or other structure on any Real Property contains asbestos, and (ix) there are no incinerators, septic tanks or cesspools on the Real Property and all waste is discharged into a public sanitary sewer system. Company has provided Buyer with complete and correct copies of (A) all studies, reports, surveys or other materials in Company's possession or of which Company has knowledge and to which Company has access relating to the presence or alleged presence of Hazardous Substances at, on or affecting the Real Property, (B) all notices or other materials in Company's possession or of which Company has knowledge and to which Company has access that were received from any governmental authority having the power to administer or enforce any Environmental Laws relating to current or past ownership, use or operation of the Real Property or activities at or affecting the Real Property and (C) all materials in Company's possession or to which Company has access relating to any claim, allegation or action by any private third party under any Environmental Law. The representations and warranties in this Section 3.15.3 are the only representations and warranties given by Company with respect to the Environmental Law compliance of the Company and the CATV Business.

                  3.16 Financial Statements. Sellers have delivered to Buyer correct and complete copies of Company's audited financial statements for each of the two most recent fiscal years ended prior to the date of this Agreement and unaudited interim monthly financial statements for the two month period ended February 29, 1996 (the "Financial Statements"). The Financial Statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby (except, in the case of interim financial statements, subject to normal recurring year-end adjustments and the absence of footnotes), and fairly present in accordance with generally accepted accounting principles the financial condition and results of operation of Company as of the dates indicated and for the periods covered thereby. Except as disclosed by, or reserved against in, its most recent balance sheet included in the Financial Statements, Company did not have as of the date of such balance sheet any liability or obligation, whether accrued, absolute, fixed, or contingent (including, without limitation, liabilities for taxes or unusual forward or long-term commitments), which was material to the business, results of operations, or financial condition of Company and which is required to be disclosed on, or reserved against in, a balance sheet. Sellers have received no notice of any fact which may form a basis for


                                                          REGISTRATION STATEMENT
                                                                      Page II-35
any claim by a third party which, if asserted, could result in a liability affecting Company not disclosed by or reserved against in the most recent balance sheet of Company. From the date of the most recent balance sheet included in the Financial Statements to and including the date of this Agreement, (i) the CATV Business has been operated only in the ordinary course,
(ii) Company has not sold or disposed of any assets other than in the ordinary course of business, (iii) there has not occurred any material adverse change or event in the business, operations, assets, liabilities, financial condition, or results of operations of Company compared to the business, operations, assets, liabilities, financial condition, or results of operations reflected in the Financial Statements, and (iv) there has not occurred any theft, damage, destruction, or loss which has had a material adverse effect on Company.

                  3.17 Tax Returns and Other Reports. Company has duly and timely filed in proper form all federal, state, local, and foreign, income, franchise, sales, use, property, excise, payroll, and other tax returns and other tax reports required to be filed by law with the appropriate governmental authority, and, to the extent applicable, has paid or made provision for payment of all taxes and assessments of whatever nature including penalties and interest, if any, which are due with respect to any aspect of its business or any of its properties. Except as set forth on Schedule 11, there are no tax audits pending and no outstanding agreements or waivers extending the statutory period of limitations applicable to any relevant tax return.

                  3.18 Real Property.  With respect to all Real Property:

                           3.18.1 The Real Property has unobstructed  access for
purposes of ingress and egress to public roads or streets or private roads over which Company has a valid right-of-way. The Real Property is served by utilities and services necessary for the present use of the Real Property in connection with the CATV Business.

                           3.18.2  None of the  improvements  on the Owned  Real
Property encroaches upon the property of others.

                           3.18.3  Company holds good and  marketable fee simple
title to the Owned Real Property and the valid and enforceable right to use and possess such Owned Real Property, subject only to the Permitted Encumbrances. Company has the valid and enforceable right to use Leased Real Property, subject to the leases, easements, licenses, or rights-of-way described on Schedule 2.

                  3.19 Employees. Schedule 9 contains a true and complete list of names, and positions of all of Company's employees (the "Employees"). Company has no employment agreements, either written or oral, with any person, and all Employees are terminable at will. Company is not a party to any contract with any labor organization and has not agreed to recognize any union or other collective bargaining unit. No union or other collective bargaining unit has been certified as representing any


                                                          REGISTRATION STATEMENT
                                                                      Page II-36
of Company's employees, and Company has not received any requests from any party for recognition as a representative of employees for collective bargaining purposes.

                  3.20  Litigation  and  Violations.  Except  as  set  forth  on
Schedule 8 and except for proceedings affecting the cable television industry or a specific segment thereof generally, there are no suits, claims, grievances, actions, proceedings, or governmental investigations pending or, to Sellers' best knowledge, threatened against or affecting Sellers or Company which (i) seek to restrain or enjoin the consummation of the transactions contemplated by this Agreement or (ii) might have a material adverse effect on the financial position or results of operations of Company. Company is not in violation of any term of any judgment, decree, injunction, or order to which it is subject, which violation could have a material adverse effect on the financial position or results of operations of Company. Sellers agree to hold Buyer harmless for any loss suffered by Company in excess of One Hundred Sixty-Six Thousand and no/100 Dollars ($166,000) which arises out of the litigation described on Schedule 8 at paragraph E. Buyer agrees that Sellers shall be entitled to all affirmative recoveries received in relation to such litigation. Company shall only be required to pay the One Hundred Sixty-Six Thousand and no/100 Dollars ($166,000) held in reserve for such litigation on any third party judgment or settlement. Such reserve shall not be utilized to pay any of Company's or Sellers' legal fees or costs incurred in such litigation.

                  3.21 Disclosure. No written statement in this Agreement or in any agreement or other document delivered pursuant to this Agreement by or on behalf of Sellers or Company contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                  3.22 Investment Company. Company is not an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended (the "Act"), and Company has not relied on rule 3a-2 under the Act as a means of excluding it from the definition of an "investment company" under the Act at any time within the three
(3) year period preceding the Closing Date.

                  3.23 CATV Instruments and Company Contracts.struments and Company Contracts.

                           3.23.1 The CATV Instruments and Company Contracts are
currently in full force and effect, are valid under all applicable laws, and are enforceable against Company and, to Sellers' knowledge, the other party or parties thereto, according to their terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights and remedies generally and (ii) general principals of equity, including principles of commercial reasonableness, good faith and fair dealing and limitations on the availability of the remedy of specific enforcement or injunctive


                                                          REGISTRATION STATEMENT
                                                                      Page II-37
relief regardless of whether enforcement is sought in a proceeding at law or in equity. Company is in compliance in all material respects with and is not in material violation or default under any of the CATV Instruments or Company Contracts. There is no legal action, governmental proceeding, or investigation, pending or, to Sellers' knowledge, threatened, to modify, revoke, terminate, suspend, cancel, or reform any of the CATV Instruments or Company Contracts.
Company holds valid and continuing CATV Instruments, Company Contracts, rights-of-way, rights-of-entry, permits, and other rights and authorizations necessary to enable it to operate its CATV Business.

                           3.23.2 True, complete, and correct copies of the CATV
Instruments and Company Contracts other than Immaterial Contracts and any amendments thereto effective as of the date of this Agreement have been delivered by Company to Buyer.

                  3.24 Patents, Trademarks, and Copyrights. Company has delivered to Buyer copies of all current reports and filings, and all reports and filings for the past three (3) years, made or filed by Company pursuant to Copyright rules and regulations. Company shall make available to Buyer all other past reports and filings made or filed by Company pursuant to Copyright rules and regulations. Company does not possess any patent, patent right, trademark, or copyright and is not a party to any license or royalty agreement with respect to any patent, trademark, or copyright except for licenses respecting program material and obligations under the Copyright Act of 1976 applicable to CATV systems generally. The Assets are free of the rightful claim of any third party by way of copyright infringement or the like.

                  3.25 Assets. To Sellers' knowledge (which, for purposes of this Section 3.25 is limited to the actual knowledge of (i) the officers of PIIM, in its Austin, Texas offices, (ii) Dan Pike or Ron Hepler, engineers in such offices, and (iii) Marty Robinson, manager of the CATV Business), except as set forth in Schedule 5, the Equipment is in good operating condition and repair, ordinary wear and tear excepted, and has been constructed and maintained and has been and is being operated in accordance in all material respects with all applicable laws, Company Contracts and CATV Instruments, including such Equipment's compliance with utility pole and conduit make ready, grounding, bonding, spacing, clearance, signal carriage capacity, signal leakage, installation and repair, or engineering, electrical, aeronautical or other technical capabilities, specifications or requirements (including the National Electrical Code, and the Communications Act, as currently in effect, and the rules and regulations of the FCC and the FAA). Except as specifically provided in this Section 3.25 and Section 3.15.3, (A) the Equipment is conveyed on an "AS IS" basis, and (B) Sellers do not make any representations or warranties in this Agreement or otherwise, express or implied, including implied warranties of merchantability or fitness for a particular purpose, with respect to the physical condition or engineering capability of the Equipment or its compliance with applicable law, Company Contracts or CATV Instruments. Company maintains insurance on its CATV Business in amounts and of such a nature and with insurers as is commercially reasonable to protect and save it harmless from material


                                                          REGISTRATION STATEMENT
                                                                      Page II-38
casualty loss, and Company shall maintain such policies in such amounts duly in force until the Closing. Except as set forth on Schedule 3, none of the Equipment is leased or rented by Company from any other Person.

                  3.26 Title to Assets. Except as specifically disclosed on the Schedules to this Agreement or otherwise specifically provided in this Agreement, Company has good and marketable title to all of the Assets. The Assets are free and clear of all Security Interests of any kind or nature except for (i) Permitted Encumbrances, and (ii) Security Interests which shall be removed and released at or prior to Closing or which are consented to by Buyer in its sole discretion and are disclosed in Schedule 7.

                  3.27 No Other Assets or Liabilities. Except for the Excluded Assets and the Other Required Assets, Company does not own, use or hold for use any material assets of any kind other than the Assets described on Schedules 2, 3, 5 and 6; and Company has no material liabilities, obligations, or commitments of any kind other than (i) obligations under the CATV Instruments and Company Contracts described on Schedules 2 and 3, (ii) liabilities disclosed on the Financial Statements, and (iii) liabilities incurred after the date of this Agreement in the ordinary course of business and in compliance with the terms of this Agreement.

                  3.28 Required Consents. A true and complete list of all Required Consents is set forth on Schedule 4.

                  3.29 Overbuilds. No area presently served by Company's CATV Business is presently subject to or, to Sellers' best knowledge, threatened to be subject to an overbuild situation by another cable television operator. No Person other than Company has been granted or has applied for APUC Certificates or a CATV franchise agreement in any of the communities (or any of the unincorporated areas) presently served by Company's CATV business.

                  3.30 No Insolvency. As of even date and as of the Closing Date, Company and PIIM are not and shall not be insolvent.

                  Buyer acknowledges and agrees that its sole recourse with respect to any breach of any representation, warranty or covenant in this
Section 3 is as provided in Section 17.

Section 4. Representations, Warranties, and Covenants of Buyer

                  Buyer represents, warrants, and covenants to Sellers as follows:

                  4.1 Organization and Authority. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of Alaska; has all requisite capacity,


                                                          REGISTRATION STATEMENT
                                                                      Page II-39
power, right, and authority to execute, deliver, and perform this Agreement; and has taken all action required by law, its Articles of Incorporation and Bylaws, and otherwise to authorize the execution, delivery, and performance of this Agreement. Buyer is duly qualified or licensed to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which Buyer is required to be so qualified and licensed. Buyer has all requisite power and authority to carry on its business as currently conducted and to own, lease, use and operate its properties and to conduct its business as it is now conducted. The copies of Company's Articles of Incorporation, as amended, which have been delivered to Company are complete and correct, and each of such document is in full force and effect and have not been further amended. No material consent of or authorization from any Person, including any governmental agency, is required to be obtained in connection with the execution, delivery and performance of this Agreement by Buyer, except for the required consents described in Schedule 16 ("Buyer's Required Consents").

                  4.2 Capitalization. The authorized capital stock of Buyer consists of 50,000,000 shares of Class A common stock, of which 19,696,207 shares are issued and outstanding; 10,000,000 shares of Class B common stock, of which 4,175,434 are issued and outstanding, and 1,000,000 shares of preferred stock, of which no shares are issued and outstanding, all as of April 15, 1996. As of the Closing, the GCI Shares will be duly authorized, validly issued, fully paid and nonassessable and free of any Security Interests. There are no outstanding or authorized (i) securities of Buyer convertible into or exchangeable or exercisable for any shares of its capital stock, except that each share of Class B common stock is convertible into one share of Class A common stock, or (ii) subscriptions, options, warrants, calls, rights, commitments, or other agreements or obligations of any kind obligating Buyer to issue any additional shares of its capital stock or any other securities convertible into or evidencing the right to acquire or subscribe for any shares of its capital stock, except pursuant to (a) Buyer's December, 1986 Stock Option Plan, (b) Buyer's December, 1986 Employee Stock Purchase Plan; (c) that June, 1989, option agreement granted to John Lowber to acquire 100,000 shares of Buyer's Class A common stock at $0.75 per share; (d) that June, 1989, incentive agreement with William Behnke to acquire 85,190 shares of Buyer's Class A common stock for $.001 per share; and (e) those shares of Buyer's Class A common stock to be issued in connection with the transaction(s) described in Section 5.4 hereof.

                  4.3 Enforceability. This Agreement constitutes the legal, valid, and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting generally the enforcement of creditors' rights and by general principles of equity. There is no litigation at law, in equity, or in any other proceeding or investigation pending or threatened against Buyer which might materially impair the ability of Buyer to perform under this Agreement.


                                                          REGISTRATION STATEMENT
                                                                      Page II-40

                  4.4 Cash Flow. Buyer's 1995 operating cash flow was not less than Nineteen Million Five Hundred Thousand Dollars ($19,500,000). Buyer shall provide Sellers with Buyer's audited financial statements as and for the year ended December 31, 1995, no later than March 31, 1996. Such statements shall present Buyer's financial condition substantially as presented to Sellers in Buyer's unaudited documents.

                  4.5 Indebtedness. As of February 29, 1996, Buyer's combined outstanding subordinated and senior debt (less any positive working capital balance or plus any working capital deficit, as the case may be, calculated without regard to the current portion of long term debt) did not exceed Fourteen Million Dollars ($14,000,000) in the aggregate.

                  4.6 Records. Buyer's minute books, as made available to Sellers, contain current, complete, and accurate records of all meetings and actions of Buyer's directors, and, if any, committees of the board of directors. All material actions and transactions taken or entered into by Buyer or otherwise requiring action by its directors and/or shareholders have been duly authorized or ratified as necessary and are evidenced in such minute books. Buyer's books and ledgers, as made available to Sellers, contain complete and accurate records of all issuances and transfers of its stock interests. The signatures appearing in such minute books, and ledgers are the genuine signatures of the persons purporting to have signed them.

                  4.7 No Breach or Violation. Subject only to obtaining the consents and approvals set forth on Schedule 16, the execution, delivery, and performance of this Agreement by Buyer (a) does not and will not (with the giving of notice or passage of time or both ) (i) conflict with or result in a breach or violation by Buyer of, or (ii) constitute a default by Buyer under, or
(iii) create any right of termination, cancellation, or acceleration by any party pursuant to, any of its contracts, any statute, ordinance, rule, or regulation, or any agreement, instrument, judgment, or order to which Buyer is a party or by which Buyer is bound or may be affected, and (b) does not and will not (with the giving of notice or passage of time or, both) create or impose any Security Interest on the GCI Shares.

                  4.8 Compliance with Laws.

                      (a) Buyer is in material compliance with all applicable laws, rules, regulations, orders, ordinances, and codes of the United States of America, its territories and possessions, and of any state, county, municipality, or other political subdivision or any agency of any of the foregoing having jurisdiction over Buyer's business and affairs.


                                                          REGISTRATION STATEMENT
                                                                      Page II-41

                      In General.

                      Buyer has constructed, maintained and operated, and is constructing, maintaining and operating, its business (including, without limitation, the real property owned or leased by Buyer ("Buyer's Real Property")) in material compliance with all applicable laws including the Communications Act, the rules and regulations of the FCC, the APUC, (in each case as the same are currently in effect);

                      (b) All reports, notices, forms and filings, and all fees and payments, required to be given to, filed with, or paid to, any governmental authority by Buyer under all applicable laws have been timely and properly given and made by Buyer, and are complete and accurate in all material respects, in each case as required by applicable law;

                      (c) Buyer has not received any notice (written or oral) from any governmental authority or any other Person that it, or its ownership and operation of its business is in material violation of any applicable law, and Buyer knows of no basis for the allegation of any such violations; and

                      (d) Buyer has complied in all material  respects  with all applicable legal requirements relating to the employment of labor, including ERISA, continuation coverage requirements with respect to group health plans, and those relating to wages, hours, unemployment compensation, worker's compensation, equal employment opportunity, age and disability discrimination, immigration control and the payment and withholding of taxes, and no reportable event, within the meaning of Title IV of ERISA, has occurred and is continuing with respect to any "employee benefit plan" or "multiemployer plan" (as those terms are defined in ERISA) maintained by Buyer or its affiliates (as defined in
Section 407(d)(7) of ERISA). No prohibited transaction, within the meaning of Title I of ERISA, has occurred with respect to any such employee benefit plan or multiemployer plan, and no material accumulated funding deficiency (as defined in Title I of ERISA) or withdrawal liability (as defined in Title IV of ERISA) exists with respect to any such employee benefit plan or multiemployer plan.

                      (e) To Buyer's knowledge, except as set forth in Schedule 17: (i) Buyer has not received any notice (written or oral) from any governmental authority or other Person that the Person giving such notice is investigating whether, or has determined that there are, any violations of Environmental Laws by Buyer, or violations of Environmental Law due to activities on, or affecting, or related to Buyer's Real Property, (ii) none of Buyer's Real Property has previously been used by any Person for the generation, production, emission, manufacture, handling, processing, treatment, storage, transportation, disposal or discharge of any Hazardous Substances, (iii) Buyer has not used, generated, produced, emitted, manufactured, handled, possessed, treated, stored, transported, disposed or discharged, and does not presently use, generate, produce, emit, manufacture, handle, possess, treat, store, transport, dispose or


                                                          REGISTRATION STATEMENT
                                                                      Page II-42
discharge, any Hazardous Substances on, into or from Buyer's Real Property, (iv) Buyer is in compliance in all material respects with all laws applicable to its own (as distinguished from other Persons') use, generation, production, emission, manufacturing, treatment, storage, transportation, disposal, and discharge of any Hazardous Substances on, into or from Buyer's Real Property,
(v) there are no above ground or underground storage tanks, or any Equipment containing polychlorinated biphenyls, on Buyer's Real Property, (vi) no release of Hazardous Substances outside Buyer's Real Property has entered or threatens to enter any of Buyer's Real Property, nor is there any pending or threatened claim based on Environmental Laws which arises from any condition of the land surrounding any of Buyer's Real Property, (vii) no Real Property has been used at any time as a gasoline service station or any other facility for storing, pumping, dispensing or producing gasoline or any other petroleum products or wastes, (viii) no building or other structure on any of Buyer's Real Property contains asbestos, and (ix) there are no incinerators, septic tanks or cesspools on Buyer's Real Property and all waste is discharged into a public sanitary sewer system. Buyer has provided Sellers with complete and correct copies of (A) all studies, reports, surveys or other materials in Buyer's possession or of which Buyer has knowledge and to which Buyer has access relating to the presence or alleged presence of Hazardous Substances at, on or affecting Buyer's Real Property, (B) all notices or other materials in Buyer's possession or of which Buyer has knowledge and to which Buyer has access that were received from any governmental authority having the power to administer or enforce any Environmental Laws relating to current or past ownership, use or operation of the real property or activities at or affecting Buyer's Real Property and (C) all materials in Buyer's possession or to which Buyer has access relating to any claim, allegation or action by any private third party under any Environmental Law. The representations and warranties in this Section 4.8 are the only representations and warranties given by Buyer with respect to the Environmental Law compliance of Buyer and its business.

                  4.9 Financial Statements. Buyer has delivered to Sellers correct and complete copies of Buyer's audited financial statements for each of the two most recent fiscal years ended prior to the date of this Agreement and unaudited interim monthly financial statements for periods subsequent to the end of the most recent fiscal year end (the "Financial Statements"). The Financial Statements are complete and correct, were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby (except, in the case of interim financial statements, subject to normal recurring year-end adjustments and the absence of footnotes), and fairly present in accordance with generally accepted accounting principles the financial condition and results of Buyer's operations as of the dates indicated and for the periods covered thereby. Except as disclosed by, or reserved against in, its most recent balance sheet included in the Financial Statements, Buyer did not have as of the date of such balance sheet any
liability  or  obligation,   whether  accrued,  absolute,  fixed  or  contingent
(including, without limitation, liabilities for taxes or unusual forward or long-term commitments), which was material to Buyer's business, results of operations or financial condition and which is required to be disclosed on, or


                                                          REGISTRATION STATEMENT
                                                                      Page II-43
reserved against in, a balance sheet. Buyer has received no notice of any fact which may form a basis for any claim by a third party which, if asserted, could result in a liability affecting Buyer not disclosed by or reserved against in Buyer's most recent balance sheet. From the date of the most recent balance sheet included in the Financial Statements to and including the date hereof, (i) Buyer's business has been operated only in the ordinary course, (ii) Buyer has not sold or disposed of any assets other than in the ordinary course of business, (iii) there has not occurred any material adverse change or event in Buyer's business, operations, assets, liabilities, financial condition, or results of operations compared to the business, operations, assets, liabilities, financial condition, or results of operations reflected in the Financial Statements, and (iv) there has not occurred any theft, damage, destruction, or loss which has had a material adverse effect on Buyer.

                  4.10 Tax Returns and Other Reports. Buyer has duly and timely filed in proper form all federal, state, local, and foreign, income, franchise, sales, use, property, excise, payroll, and other tax returns and other reports (whether or not relating to taxes) required to be filed by law with the appropriate governmental authority, and, to the extent applicable, has paid or made provision for payment of all taxes, fees, and assessments of whatever nature including penalties and interest, if any, which are due with respect to any aspect of its business or any of its properties. Except as set forth on
Schedule 18, there are no tax audits pending and no outstanding agreements or waivers extending the statutory period of limitations applicable to any relevant tax return.

                  4.11 Transfer Taxes. There are no sales, use, transfer, excise, or license taxes, fees, or charges applicable with respect to the transactions contemplated by this Agreement.

                  4.12  Litigation  and  Violations.  Except  as  set  forth  on
Schedule 17, there are no suits, claims, grievances, actions, proceedings, or governmental investigations pending or, to Buyer's best knowledge, threatened against or affecting Buyer which (i) seek to restrain or enjoin the consummation of the transactions contemplated by this Agreement or (ii) might have a material adverse effect on Buyer's financial position or results of operations. Buyer is not in violation of any term of any judgment, decree, injunction, or order to which it is subject, which violation could have a material adverse effect on the financial position or results of operations of Buyer.

                  4.13 Disclosure. No written statement in this Agreement or in any agreement or other document delivered pursuant to this Agreement by or on behalf of Buyer contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. None of the periodic filings made by Buyer with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, since January 1, 1995 contains any untrue statement of a material fact or


                                                          REGISTRATION STATEMENT
                                                                      Page II-44
omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

                  4.14 Investment Company. Buyer is not an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended (the "Act"), and Buyer has not relied on rule 3a-2 under the Act as a means of excluding it from the definition of an "investment company" under the Act at any time within the three (3) year period preceding the Closing Date.

                  4.15 No Finders or Brokers. Neither Buyer nor any of its Affiliates have entered into any contract, arrangement, or understanding with any person or firm which may result in any obligation of Sellers to pay any finder's, broker's, or agent's fees or commissions or other like payments as a result of the transactions contemplated by this Agreement.

                  4.16 Purchase for Investment. Buyer is acquiring the Partnership Interests and Sellers' Stock for investment and with no present intention of distributing or reselling the Partnership Interests or Sellers' Stock or any part thereof in any transaction that would constitute a "distribution" within the meaning of the Securities Act of 1933 as now in effect (the "1933 Act"). Buyer acknowledges that they understand that the Partnership Interests and Sellers' Stock have not been registered under the 1933 Act or any state securities law.

                  4.17 No Insolvency. As of even date and as of the Closing Date, Buyer is not and shall not be insolvent.

                  4.18 No  Subsidiaries  or  Affiliates.  Except as set forth on
Schedule 19, Buyer does not control, or own any stock or other interest in, directly or indirectly, any corporation, partnership, association, or other business entity.

                  4.19 Employees. Buyer has no employment agreements, either written or oral, with any person, and all Employees are terminable at will, except as set forth in Buyer's 1995 Proxy Statement. Buyer is not a party to any contract with any labor organization and has not agreed to recognize any union or other collective bargaining unit. No union or other collective bargaining unit has been certified as representing any of Buyer's employees, and Buyer has not received any requests from any party for recognition as a representative of employees for collective bargaining purposes.

                  4.20 Contracts and Rights. Buyer holds valid and continuing instruments, contracts, rights-of-way, rights-of-entry, permits and other rights and authorizations necessary to enable it to operate its business.


                                                          REGISTRATION STATEMENT
                                                                      Page II-45

                  4.21 Required Consents. A true and complete list of all of Buyer's Required Consents is set forth on Schedule 16.

                  Sellers acknowledge and agree that their sole recourse with respect to any breach of any representation, warranty or covenant in this
Section 4 is as provide
d in Section 17.

Section 5. Conduct Prior to Closing

                  5.1 Operation in Ordinary Course.

                      5.1.1 Company. Sellers shall cause PIIM to continue to manage Company under its existing management agreement. Sellers shall cause Company to continue to operate the CATV Business prior to the Closing Date only in the ordinary course as presently operated provided, that Company shall be entitled to undertake the upgrade of Company's CATV Systems as described generally on Schedule 1, including, without limitation, payment of all expenses in a timely manner consistent with prior business practices without accelerating or delaying any payments, maintaining business books, records, and files all in accordance with past practices, consistently applied, and maintaining the Assets (including maintenance of Company's usual inventories of spare equipment and parts listed on Schedule 5), and continuing to implement procedures for disconnection and discontinuance of service to Subscribers whose accounts are delinquent or past due, in accordance with current practice and policy as of the date of this Agreement. Without limiting the generality of the foregoing, Sellers agree that Company, or anyone acting on Company's behalf, shall not, without Buyer's prior written consent, (i) declare, set aside or pay any dividend or distribution with respect to the Partnership Interests of Company,
(ii) directly or indirectly guarantee or agree to guarantee any obligation of another Person except as permitted by the Company Loan Agreement (iii) enter into or modify any material agreement, contract, or commitment which, if entered into prior to the date of this Agreement, would be required to be disclosed on any Schedule to this Agreement, except for agreements, contracts or commitments which (A) are entered into in the ordinary course of the Company's business in accordance with the Company's 1996 budget, (B) involve payments by Company after the Closing not in excess of (1) $25,000 individually or (2) $250,000 in the aggregate or (C) can be immediately terminated without liability to Company after the Closing, (iv) place or permit to exist any lien, encumbrance, security interest, claim or charge of any kind against the Partnership Interests (other than Permitted Encumbrances described in Section 1.36(a) and (e)) and Sellers' Stock (other than Permitted Encumbrances described in Section 1.36(a) and (e)) or the Assets (other than Permitted Encumbrances), (v) cancel any indebtedness owing to Company or waive any material rights or claims possessed by Company,
(vi) enter into or continue any discussions, negotiations or contracts relating to the sale, assignment, or transfer any Assets or equity in Company or the CATV Business, (other than for the purposes of raising


                                                          REGISTRATION STATEMENT
                                                                      Page II-46
additional equity capital for Company and then only on terms whereby such new equity holders shall sell their equity interests in Company to Buyer as part of the transaction contemplated by this Agreement for no additional aggregate consideration payable by Buyer); (vii) commit any act or omit to do any act which would cause a material breach of any CATV Instrument or Company Contract or permit any material amendment to or cancellation of any CATV Instrument or Company Contract, (viii) commit any material violation of any law, statute, rule, governmental regulation or order, (ix) except for expenditures that are part of the Prime Upgrade Expense (as defined in Section 9.3), purchase or acquire any capital asset involving an expenditure which shall cause the capital expenditure budget of Company to be exceeded by more than ten (10%) percent as of the Closing Date (any such excess not exceeding such ten (10%) percent being referred to herein as the "Prime Cap-Ex Excess"), or(x) except as permitted in the Company Loan Agreement, including without limitation, with respect to Company's obligations under Company's Eurodollar Advances and Interest Hedge Agreements (as those terms are defined in the Company Loan Agreement) purchase any debt security having a maturity of more than 90 days Sellers shall cause Company to maintain insurance on the CATV Business and the Assets until the Closing Date consistent with past practice and policy, and Sellers shall bear all uninsured risk of loss on or prior to Closing with respect to the CATV Business and the Assets as a result of any loss, claim, casualty, or calamity.

                      5.1.2 Buyer. Buyer shall operate its business prior to the Closing Date only in the ordinary course as presently operated, including, without limitation, payment of all expenses in a timely manner consistent with prior business practices without accelerating or delaying any payments, maintaining business books, records, and files all in accordance with past practices, consistently applied. Without limiting the generality of the foregoing, Buyer agrees that Buyer, or anyone acting on Buyer's behalf, shall not, without Sellers' prior written consent, (i) declare, set aside or pay any dividend or distribution with respect to its shares of common stock; (ii) borrow or agree to borrow or refinance any funds, or directly or indirectly guarantee or agree to guarantee any obligation of another person or entity, except for Buyer's guaranty of the GCI Loan Agreement described at Section 1.36(a); (iii) enter into or modify any material agreement, contract, or commitment which, if entered into prior to the date of this Agreement, would be required to be disclosed on any Schedule to this Agreement; (iv) cancel any indebtedness owing to Buyer or waive any rights or claims possessed by Buyer; (v) enter into or continue any discussions, negotiations or contracts relating to the sale, assignment or transfer of assets or equity in Buyer, except as described in
Section 5.4 hereof; (vi) commit any act or omit to do any act which would cause a breach of any contract or permit any amendment to or cancellation of any contract; (vii) commit any violation of any law, statute, rule, governmental regulation or order; (viii) purchase or acquire any capital asset involving an expenditure which shall cause Buyer's capital expenditure budget to be exceeded by more than ten (10%) percent as of the Closing Date or enter into any contract other than (A) those which are entered into in the ordinary course of Buyer's business in accordance with Buyer's 1996 budget, (B) those


                                                          REGISTRATION STATEMENT
                                                                      Page II-47
contracts not described in (A) or (C) hereof which involve payments by Buyer after the Closing Date not in excess of (1) One Hundred Thousand and no/100
Dollars ($100,000) individually, or (2) One Million and no/100 Dollars ($1,000,000) in the aggregate, or (C) can be immediately terminated without liability to Buyer after Closing; or (ix) purchase any debt security having a maturity of more than ninety (90) days. Buyer shall maintain insurance on its business until the Closing Date consistent with past practice and policy, and Buyer shall bear all risk of loss on or prior to Closing with respect to Buyer's business as a result of any loss, claim, casualty, or calamity.

                  5.2 Agents. Company and PIIM agree that Buyer's designated agent shall be included in all material business discussions regarding Company's conduct of its affairs. Buyer agrees that Sellers' designated agent shall be included in all material business discussions regarding Buyer's conduct of its affairs.

                  5.3 No New Company Securities. Company shall not issue or enter into any agreement to issue any additional partnership interests, securities or warrants or options to purchase securities prior to the Closing (other than for the purpose of raising additional equity capital for Company and then only on terms whereby such new equity holders shall sell their equity interests in Company to Buyer as part of the transaction contemplated herein for no additional aggregate consideration payable by Buyer). Company shall not enter into any executive compensation arrangement conditioned upon the acquisition or attempted acquisition of a significant interest of Company, except as consented to by Buyer.

                  5.4 No New Buyer Securities. Buyer shall not issue or enter into any agreement to issue any additional securities, warrants or options (other than stock options issued in the ordinary course of business pursuant to its stock option plan described in Schedule 20) to purchase securities prior to the Closing, except (i) for the proposed issuance of Buyer's Class A common stock to MCI in accordance with Section 11.1, (ii) for the proposed issuance of shares of GCI Class A Stock as a portion of the purchase price consideration payable by Buyer in connection with the possible acquisition of the ongoing cable television business and cable television systems of Rock Associates, Inc., on terms acceptable to PIIM, (iii) for the proposed issuance of shares of GCI Class A Stock as a portion of the purchase price consideration payable by Buyer in connection with the possible acquisition of the ongoing cable television business and cable television systems of Alaskan Cable Network, Inc. on terms acceptable to PIIM, and (iv) any Buyer's shares issued in connection with (ii) and (iii) herein for the escrow holdbacks required in connection therewith. Neither Buyer nor anyone acting on Buyer's behalf shall enter into or continue any discussions, negotiations or contracts relating to the sale of all or any portion of its assets or equity, except in the ordinary course of business. Buyer shall not enter into any executive compensation arrangement conditioned upon the acquisition or attempted acquisition of a significant interest of Buyer, except as consented to by Sellers.


                                                          REGISTRATION STATEMENT
                                                                      Page II-48

                  5.5 Employees. Sellers shall cause Company to use commercially reasonable efforts to preserve its relationship with its employees and to pay to those employees all salaries, commissions, and other compensation to which they are entitled for services rendered prior to the Closing Date.

                  5.6 Access to Premises and Records.

                          (a) Buyer's  Inspection  Rights.  Sellers  shall cause
Company to give to Buyer and its representatives full access at reasonable times upon reasonable prior notice to all the premises and books and records of the CATV Business and to all of the Assets, and shall cause Company to furnish to Buyer and its representatives all information regarding the business and properties of Company as shall from time to time be reasonably requested. Furthermore, Buyer shall be given the opportunity to perform a field audit of Company's accounts with Company's cooperation prior to Closing. Buyer agrees that it will exercise this right of access solely for the purposes of completing its investigation in connection with this Agreement and that the confidentiality of any data or information acquired by Buyer in connection with this transaction shall be maintained by Buyer and its representatives in accordance with Section
19.12. Without limiting Buyers' rights of access stated above, Company shall permit Buyer and/or such agents or experts as Buyer shall designate, full access to the Real Property or any of it and all records concerning the Real Property during reasonable business hours upon reasonable prior notice for purposes of such independent investigation Buyer shall desire to conduct. At Buyers' sole option, such investigation may include testing of the soil, groundwater, building components, tanks, containers and equipment on the Real Property as Buyers or Buyers' agents or experts shall deem necessary to determine or confirm the environmental condition of the Real Property; provided, that such investigations do not unreasonably damage such assets or properties and that any such damage is promptly repaired to its pre-investigation condition by Buyer at Buyer's expense to Sellers' reasonable satisfaction and that such investigations do not unreasonably interfere with Company's business activities; and provided, further, that Buyer shall indemnify and hold harmless Company, Sellers and their respective affiliates, officers, directors, owners, employees and agents from any damage, loss and expense arising from the conduct of any such investigation, including mechanic's liens filed by Persons employed by Buyer, reasonable attorneys', consultants' and other professionals' fees and other litigation and court costs. Performance of such an inspection or review shall not in any way modify or otherwise affect Buyers' rights or Sellers' obligations under this Agreement, including but not limited to Sellers' representations and warranties in Section 3.15.3 above.

                          (b) Sellers'  Inspection  Rights.  Buyer shall give to
Sellers and their representatives full access at reasonable times to all of Buyer's assets, properties, premises, books and records, and each shall furnish to Sellers and their representatives all information regarding the business and properties of Buyer as shall from time to time be reasonably requested. Furthermore, Sellers shall, at Company's expense, be given the opportunity to perform a field audit of Buyer's accounts with Buyer's cooperation prior


                                                          REGISTRATION STATEMENT
                                                                      Page II-49
to Closing. Sellers agree that they will exercise this right of access solely for the purposes of completing their investigation in connection with this Agreement and that the confidentiality of any data or information acquired by Sellers in connection with this transaction shall be maintained by Sellers and their representatives in accordance with Section 19.12. Without limiting Sellers' rights of access stated above, Buyer shall permit Sellers and/or such agents or experts as Sellers shall designate, full access to Buyer's Real
Property or any of it and all records concerning Buyer's Real Property during reasonable business hours upon reasonable prior notice for purposes of such independent investigation Sellers shall, at Company's expense, desire to conduct. At Sellers' sole option, such investigation may include testing of the soil, groundwater, building components, tanks, containers and equipment on Buyer's Real Property as Sellers or Sellers' agents or experts shall deem necessary to determine or confirm the environmental condition of Buyer's Real Property; provided, that such investigations do not unreasonably damage such assets or properties and that any such damage is promptly repaired to its pre-investigation condition by Sellers at Company's expense to Buyer's reasonable satisfaction and that such investigations do not unreasonably interfere with Buyer's business activities; and provided, further, that Sellers shall indemnify and hold harmless Buyer and its respective affiliates, officers, directors, owners, employees and agents from any damage, loss and expense arising from the conduct of any such investigation, including mechanic's liens filed by Persons employed by Sellers, reasonable attorneys', consultants' and other professionals' fees and other litigation and court costs. Performance of such an inspection or review shall not in any way modify or otherwise affect Sellers' rights or Buyer's obligations under this Agreement, including but not limited to Buyer's representations and warranties in Section 4.8(e) above.

                          (c)  Buyer's   Termination   Right.   Buyer  shall  be
entitled, at its option in its sole discretion, to terminate this Agreement for any reason whatsoever by giving a written notice ("Inspection Termination Notice") to Sellers on or before seven days after the last day of the Inspection Termination Period (the "Inspection Termination Date"). If this Agreement is not terminated by Buyer pursuant to this Section 5.6(c) by the Inspection Termination Date, this Agreement shall continue in full force and effect in accordance with its terms. If this Agreement is terminated by Buyer pursuant to this Section 5.6(c), no party shall have any liability or obligation to the others under this Agreement except with respect to Sections 19.1 and 19.12 which shall continue in effect thereafter, or arising from a breach or default of this Agreement.

                  5.7 Existing Relationships. Sellers shall cause Company to use commercially reasonable efforts to preserve the CATV Business as a going concern and to preserve existing relationships with the APUC, and its suppliers, customers, and others having business dealings with Company Buyer shall use commercially reasonable efforts to preserve its business as a going concern and to preserve its existing relationships with suppliers, customers and others having business dealings with it.


                                                          REGISTRATION STATEMENT
                                                                      Page II-50

                  5.8 Required Consents. Sellers, Company and Buyer agree to cooperate and use their reasonable commercial efforts to obtain all Required Consents and all Buyer's Required Consents in a form and upon terms and conditions satisfactory to Sellers and Buyer. Sellers will afford Buyer the opportunity to review, approve, and, with Sellers' mutual approval, revise the form of Required Consents to be delivered to the consenting parties referred to in items C.1, D.1-5 and E.1-3 on Schedule 4 prior to delivery to any such consenting party. Nothing contained herein shall be deemed to require Company, Sellers or Buyer to undertake any extraordinary or unreasonable measures to obtain such Required Consents, including, without limitation, the initiation or prosecution of legal proceedings, or agreeing to change any material terms of any CATV Instruments or Company Contracts.

                  5.9 MDU Agreements. Sellers represent and warrant that they have provided true, complete and correct copies of all MDU Agreements to Buyer.

                  5.10 Buyer's Title Reports. Within ten (10) days after the execution of this Agreement, Buyer will order at Company's expense, (i) title reports on all Real Property owned by Company and on easements which provide access to "headend" or tower sites, and (ii) commitments for title reports for all Real Property leased by Company which is used for "headend" or tower sites. Each title report shall contain no exceptions other than standard exceptions and exceptions which in Buyer's reasonable opinion do not adversely (other than in an immaterial way as to any individual parcel) affect the good and marketable title to or Company's access or quiet use or enjoyment of such Real Property in the manner the Real Property is presently used in the normal conduct of the CATV Business.

                  5.11 Compliance with HSR Act and Rules. Sellers and Buyer agree that each of them shall, within 45 days after the date of this Agreement, file or cause to be filed one or more of the Notification and Report Forms (the "HSR Report") mandated by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as currently in effect (the "HSR Act"), and the rules and regulations promulgated thereunder (the "HSR Rules"), to be filed by it, or by any other Person that is part of the same "person" (as defined in the HSR Act and the HSR Rules) and coordinate the filing of such HSR Reports (and exchanging drafts thereof) so as to present both HSR Reports to the FTC and the DOJ at the time selected by the mutual agreement of Sellers and Buyer, and to avoid substantial errors or inconsistencies between the filings in the description of the transactions contemplated by this Agreement. Each party shall timely provide all information lawfully requested by the FTC or DOJ as necessary to facilitate the consummation of the transactions contemplated by this Agreement. If the transactions contemplated by this Agreement are challenged by FTC or DOJ or any other governmental authority, either Sellers or Buyer may terminate this Agreement immediately upon written notice to the other. If this Agreement is terminated pursuant to this Section 5.12, no party shall have any liability or obligation to the other under this


                                                          REGISTRATION STATEMENT
                                                                      Page II-51

Agreement except pursuant to Sections 19.1 and 19.12, which shall continue thereafter to be effective, or arising from a breach or default of this Agreement.

                  5.12 Use of Names and Logos. For a period of 90 days after the termination of the Management Agreement, Buyer shall be entitled to use the trademarks, trade names, service marks, service names, logos and similar proprietary rights of Company to the extent incorporated in or on the Assets; provided, that Buyer shall exercise reasonable commercial efforts to remove all such names, marks, logos and similar proprietary rights from the Assets as soon as reasonably practicable following the termination of the Management Agreement. Notwithstanding the preceding, Buyer will not be required to remove or discontinue using any such name or mark affixed to converters or other items used in subscribers' homes or properties or as are used in a similar fashion making such discontinuance or removal impracticable for Buyer.

                  5.13 Public Announcements. Except as may be required by applicable law or regulation, neither Buyer nor Sellers shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other parties, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Sellers acknowledge and agree that Buyer shall make all press releases it deems necessary under the securities law, rules and regulations.

                  5.14 Registration of GCI Shares. As soon as practicable following the execution and delivery of this Agreement, Buyer shall prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the distribution of the GCI Shares to Sellers pursuant to this Agreement. Buyer shall use reasonable best efforts to cause the Registration Statement to become effective on or prior to the Closing Date and shall prepare and file with the Commission any amendments and supplements to the Registration Statement and to the prospectus included as part of the Registration Statement as may be necessary to keep the Registration Statement effective through the Closing Date and to comply with the provisions of the Securities Act and the rules and regulations promulgated thereunder with respect to the distribution of the GCI Shares to the Sellers pursuant to this Agreement. The GCI Shares are "Registrable Shares," as defined in the Registration Rights Agreement, and Buyer's obligations with respect to the registration of the GCI Shares under the Securities Act following the Closing shall be set forth in the Registration Rights Agreement.

Section 6. Closing

                  The Closing shall occur at Sherman & Howard's offices in Denver, Colorado at 10:00 a.m. local time, on such date acceptable to Sellers and Buyer within ten (10) business days after all conditions to Closing contained in this Agreement have been met,


                                                          REGISTRATION STATEMENT
                                                                      Page II-52
or at such different place, time, or date as may be agreed by Sellers and Buyer. Until the Closing or earlier termination of this Agreement, the parties shall cooperate fully by exchanging information upon reasonable request and in all other reasonable ways to enable all parties to prepare for the Closing and to determine whether the conditions to the Closing have been satisfied. Any of Buyer or Sellers may terminate this Agreement upon written notice to the others if the Closing hereunder has not occurred by October 31, 1996; or, if the APUC'S consent shall not have been obtained by such date, then at Buyer's or Sellers' option (exercised by delivery of written notice of such election to the other prior to October 31, 1996), no later than December 31, 1996; and the parties shall thereupon be relieved of any further obligation hereunder;, except that the provisions of Section 19.1 and 19.12 shall survive any such termination, provided, however, if a party's breach of this Agreement has prevented the consummation of the transactions contemplated hereby, such party shall not be entitled to terminate this Agreement under this Section 6. The Closing Date may be further extended by mutual consent of the parties.

Section 7. Deliveries by Sellers at Closing

                  At Closing, Sellers shall deliver to Buyer:

                  7.1      (A)         the  bills  of  sale for  the Partnership
                                       Interests,

                           (B) the certificates evidencing the Sellers' Stock, duly endorsed in blank and with all necessary documentary or transfer tax stamps affixed thereto,

                           (C) an agreement and plan of merger duly executed by ACI (having terms which are reasonably satisfactory to Buyer and the ACI Sellers) in accordance with Section 2.1(b),

                           (D) such articles or certificates of merger duly executed by ACI (having terms which are reasonably satisfactory to Buyer and the ACI Sellers) as are required under Alaska and Delaware law in order to consummate the merger contemplated by
                                       Section 2.1(b),

                           (E) an agreement and plan of merger duly executed by PCFI (having terms which are reasonably satisfactory to Buyer and
                                       PCLP) in accordance with Section 2.1(c),

                           (F) such articles or certificates of merger duly executed by PCFI (having terms which are reasonably satisfactory to Buyer and
                                       PCLP) as are  required  under  Alaska and


                                                          REGISTRATION STATEMENT
                                                                      Page II-53

                                       Delaware law in order to consummate the merger contemplated by Section 2.1(c),

                           (G) such other documents or instruments (having terms which are reasonably satisfactory to Buyer and Sellers), which may be necessary or which Buyer may reasonably request, in order to effectively vest in Buyer good and
                                       marketable   title  to  the   Partnership
                                       Interests  and Sellers'  Stock,  free and
                                       clear of all  Security  Interests  except
                                       for  Permitted   Encumbrances  listed  in
                                       Section 1.36(a) and (e);

                  7.2 Company's, ACI's and PCFI's minute books and transfer ledgers and such other papers, evidence of title or interest, books, records, files, correspondence, memoranda and other documents of Company as Buyer may request prior to Closing;

                  7.3 the written resignations dated as of the Closing Date, of all managers, officers and directors, as applicable, of Company, ACI and PCFI and of all agents therefor, including any agent for service of process;

                  7.4 certificates of good standing for ACI and PCFI, dated within thirty (30) days of the Closing Date, issued by the Secretary of State of Delaware;

                  7.5 incumbency and specimen signature certificates, dated the Closing Date, from Sellers and PIIM with respect to the officers or managers of Sellers and PIIM executing this Agreement and any other document delivered hereunder by or on behalf of Sellers, Company and PIIM;

                  7.6 a certificate of Sellers, dated the Closing Date, signed by a proper officer of Sellers certifying that
                           (A) except (1) as a result of the taking by any Person of any action contemplated under this Agreement or (2) insofar as any representation or warranty relates to any specified earlier date or is otherwise inapplicable, all of the representations and warranties of Sellers in this Agreement are true and correct in all material respects on the Closing Date with the same force and effect as if made on and as of the Closing Date, and (B) Sellers have performed and complied and have caused Company to perform and comply in all material respects with all of its covenants and agreements set forth in, and satisfied in all material respects all conditions required to be satisfied by it pursuant to, this Agreement except as such covenants, agreements,


                                                          REGISTRATION STATEMENT
                                                                      Page II-54
                           or conditions shall have been waived by Buyer at or before the Closing Date;

                  7.7 a certified copy of resolutions of the partners, the boards of directors, and if necessary, the shareholders, as applicable, of Sellers authorizing the execution and delivery by Sellers of this Agreement and any other agreements executed by Sellers pursuant hereto, and the performance of the obligations of Sellers hereunder and thereunder;

                  7.8 an opinion of Sellers' counsel which is governed by the Legal Opinion Accord of the ABA Section of Business Law 1991, dated the Closing Date, covering matters customary with respect to the transactions contemplated by this Agreement, in form and substance reasonably satisfactory to Buyer;

                  7.9 an opinion of special communications, FCC counsel to Sellers, dated the Closing Date, covering matters customary with respect to the APUC and FCC aspects of the transactions contemplated by this Agreement, in the form and substance reasonably satisfactory to Buyer;

                  7.10 releases or terminations, in form and substance reasonably satisfactory to Buyer, of all Security Interests (i) with respect to the Partnership Interests and Sellers' Stock, other than Permitted Encumbrances described in Section 1.36(a) and (e), and (ii) with respect to the Assets of Company, except for Permitted Encumbrances;

                  7.11 to the extent in the possession of Sellers or their agents, all contracts not terminated pursuant to this Agreement, all unexpired warranties, any leases of personal property, any business and other licenses and permits related to Company or the CATV Business;

                  7.12     counterparts   of    the   Escrow    Agreement,   the
                           Registration   Rights   Agreement   and  the   Voting
                           Agreement, duly executed by Sellers;

                  7.13 to the extent in the possession of Sellers or their agents, all blueprints, schematics, drawings, maps, system design bill of materials, engineering and technical data related to the Assets or the CATV Business;

                  7.14     counterparts   of    the   Management Agreement, duly
                           executed by PIIM;



                                                          REGISTRATION STATEMENT
                                                                      Page II-55

                  7.15     counterparts  of  the  Non-Compete   Agreement,  duly
                           executed  by  PIIM, Growth, Holdings and PCLP;

                  7.16 Schedules 1-15 which have been updated to reflect any material changes from the date of execution of this Agreement to the Closing Date; provided, however, that if any such change has a material adverse effect on the condition, financial or otherwise, of Company or the CATV Business, Buyer shall have the right to terminate this Agreement with no further obligations to Sellers hereunder, except as may arise under Section 19.1 and 19.12.

                  Drafts of each of the items listed in this Section 7 shall be delivered by Sellers to Buyer within a reasonable time prior to Closing for Buyer's review and approval.

Section 8.        Deliveries by Buyer at Closing

                  At Closing, Buyer shall deliver to Sellers:

                  8.1 certificates in the names and in the amounts set forth on a certificate delivered by Sellers to Buyer prior to the Closing Date evidencing the GCI Shares free and clear of all Security Interests;

                  8.2 (i) an agreement and plan of merger duly executed by Buyer (or a wholly-owned subsidiary of Buyer) (having terms which are reasonably satisfactory to Buyer and the ACI Sellers) in accordance with Section 2.1(b);
                           (ii) such  articles  or  certificates  of merger duly
                           executed by Buyer (or a wholly-owned subsidiary of Buyer) (having terms which are reasonably satisfactory to Buyer and the ACI Sellers) as are required under Alaska and Delaware law in order to consummate the merger contemplated by Section 2.1(b);
                           (iii) an agreement and plan of merger duly executed by Buyer (or a wholly-owned subsidiary of Buyer) (having terms which are reasonably satisfactory to Buyer and PCLP) in accordance with Section 2.1(c); and (iv) such articles or certificates of merger duly executed by Buyer (or a wholly-owned subsidiary of Buyer) (having terms which are reasonably satisfactory to Buyer and PCLP) as are required under Alaska and Delaware law in order to consummate the merger contemplated by Section 2.1(c).

                  8.3 a certificate of good standing of Buyer issued by the Commissioner of Commerce and Economic Development of Alaska dated within thirty (30) days of the Closing Date;


                                                          REGISTRATION STATEMENT
                                                                      Page II-56

                  8.4 an incumbency and specimen signature certificate, dated the Closing Date, with respect to the officers of Buyer executing this Agreement and any other document delivered hereunder by or on behalf of Buyer;

                  8.5 a certificate of Buyer, dated the Closing Date, signed by a proper officer of Buyer certifying that
                           (A) except (1) as a result of the taking by any person of any action contemplated under this Agreement or (2) insofar as any representation or warranty relates to any specified earlier date, all of the representations and warranties of Buyer in this Agreement are true and correct in all material respects on the Closing Date with the same force and effect as if made on and as of the Closing Date, and
                           (B) Buyer has performed and complied in all material respects with all of its covenants and agreements set forth in, and satisfied in all material respects all conditions required to be satisfied by it pursuant to, this Agreement except as such covenants, agreements or conditions shall have been waived by Sellers at or before the Closing Date;

                  8.6 a certified copy of resolutions of the board of directors of Buyer authorizing the execution and delivery of this Agreement and any other agreements executed pursuant hereto, and the performance of the obligations of Buyer hereunder and thereunder;

                  8.7 counterparts of the Escrow Agreement, the Registration Rights Agreement, the Voting Agreement, the Non-Compete Agreement and the Management Agreement, duly executed by Buyer;

                  8.8 a counterpart of the MCI Stock Purchase Agreement, duly executed by MCI and Buyer;

                  8.9 counterparts of amendments to or waiver under the Existing Registration Agreements, duly executed by each of the parties to the Existing Registration Rights Agreements, having such terms as are reasonably satisfactory to Sellers;

                  8.10 an opinion of Buyer's counsel, dated the Closing Date, covering matters customary with respect to the transactions contemplated by this Agreement, in form and substance reasonably satisfactory to Sellers;

                  8.11 an opinion of special communications, FCC counsel to Buyer, dated the Closing Date, covering matters customary with respect to the APUC and FCC aspects of the transactions contemplated by this


                                                          REGISTRATION STATEMENT
                                                                      Page II-57

                           Agreement,   in   form   and   substance   reasonably
                           satisfactory to Sellers; and

                  8.12 Schedules 16 through 20 which have been updated to reflect any material changes from the date of execution of this Agreement to the Closing Date;
                           provided, however, that if any such change has a material adverse effect on the condition, financial or otherwise, of Buyer or its assets or businesses, Sellers shall have the right to terminate this Agreement with no further obligations to Buyer hereunder, except as may arise under Sections 19.1 and 19.12.

                  Drafts of each of the items listed in this Section 8 shall be delivered by Buyer to Sellers within a reasonable time prior to Closing for Sellers' review and approval.

Section 9. Conditions to Obligations of Buyer

                  The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject, at Buyer's option, to fulfillment of each of the following conditions as of the Closing Date:

                  9.1 Accuracy of Representations and Compliance with Conditions. All representations and warranties of Sellers contained in this Agreement shall be true and accurate in all material respects when made and, except (a) as a result of the taking by any Person of any action contemplated hereby or (b) insofar as any representation or warranty specifically relates solely to an earlier date in which case it shall be true and accurate in all material respects as of such earlier date, shall be true and accurate in all material respects as of the Closing Date, as though such representations and warranties were then made by Sellers, and Sellers shall have performed and complied in all material respects with all of its covenants and agreements set forth herein and satisfied in all material respects all conditions required to be satisfied by it pursuant to this Agreement at or before the Closing Date.

                  9.2 Deliveries Complete. All documents required to have been delivered by Sellers to Buyer and all actions required to have been taken by Sellers, at or prior to the Closing Date, shall have been delivered or taken.

                  9.3 No Adverse Change.  Except as contemplated on Schedule 13,
(i) no material adverse change in the CATV Business or the Assets shall have occurred (other than changes which affect the United States CATV industry considered as a whole), and (ii) the CATV Business shall not have suffered, on or prior to Closing, any loss, claim, casualty, or calamity which materially and adversely affects the CATV Business or the Assets, whether or not covered by insurance; provided, however, that if Company has repaired at its expense all damage caused by any loss, casualty, or


                                                          REGISTRATION STATEMENT
                                                                      Page II-58
calamity prior to the Closing to Buyer's reasonable satisfaction, the condition set forth in this Section 9.3 shall be deemed satisfied.

                  9.4 Restraint of Proceedings. No action, proceeding, or investigation shall have been instituted or threatened, on or prior to Closing, to set aside or modify the authorization of the transactions contemplated by this Agreement or to enjoin or prevent its consummation or which would materially impair the ability of Buyer to realize the benefits of the transactions contemplated herein.

                  9.5 Cash Flow, Indebtedness. As of the Closing Date, Company's Operating Cash Flow for the full months in 1996 that precede the Closing shall be no less than ninety percent (90%) of Company's budgeted Operating Cash Flow for such period (the difference between (A) such actual Operating Cash Flow to the extent that it is not less than ninety percent (90%) of such budgeted Operating Cash Flow, and (B) such budgeted Operating Cash Flow, being referred to herein as the "Prime Cash Flow Shortfall"). Company's budgeted Operating Cash Flow for 1996 is $17,600,000. As of the Closing Date, the combined outstanding subordinated and senior debt (less any positive working capital balance or plus any working capital deficit, as the case may be, calculated without regard to the current portion of long term debt) for Company shall not exceed $108,000,000 in the aggregate, plus indebtedness in an amount equal to the sum of (X) the aggregate amount not exceeding $7,000,000 to be spent (the "Prime Upgrade Expense") on upgrading the CATV Business (the "Alaska System Upgrade"), (Y) the aggregate amount of any Prime Cap-Ex Excess excluding any expenditures on the Alaska System Upgrade (including in such excluded expenditures the Prime Upgrade Expense), and (Z) the Prime Cash Flow Shortfall.

Section 10. Conditions to Obligations of Sellers

                  The obligation of Sellers to consummate the transactions contemplated by this Agreement shall be subject, at the option of Sellers, to fulfillment of each of the following conditions as of the Closing Date:

                  10.1 Accuracy of Representations and Compliance with Conditions. All representations and warranties of Buyer contained in this Agreement shall be true and accurate in all material respects when made and, except (a) as a result of the taking by any Person of any action contemplated hereby or (b) insofar as any representation or warranty specifically relates solely to an earlier date in which case it shall be true and accurate in all material respects as of such earlier date, shall be true and accurate in all material respects as of the Closing Date, as though such representations and warranties were then made by Buyer, and Buyer shall have performed and complied in all material respects with all of its covenants and agreements set forth herein, and satisfied in all material respects all conditions required to be satisfied by it pursuant to this Agreement at or before the Closing Date.



                                                          REGISTRATION STATEMENT
                                                                      Page II-59

                  10.2 Deliveries Complete. All documents required to have been delivered by Buyer to Sellers and all actions required to have been taken by Buyer, at or prior to the Closing Date, shall have been delivered or taken.

                  10.3 No Adverse Change. No material adverse change in Buyer's business shall have occurred (other than changes which affect the United States telephone industry considered as a whole). Buyer's business operations shall not have suffered, on or prior to Closing, any loss, claim, casualty, or calamity which materially and adversely affects Buyer, whether or not covered by insurance; provided, however, that if Buyer has repaired at its expense all damage caused by any loss, casualty, or calamity prior to the Closing to Sellers' reasonable satisfaction, the condition set forth in this Section 10.3 shall be deemed satisfied.

                  10.4 Restraint of Proceedings. No action, proceeding, or investigation shall have been instituted or threatened, on or prior to Closing, to set aside or modify the authorization of the transactions contemplated by this Agreement or to enjoin or prevent its consummation or which would materially impair the ability of Sellers to realize the benefits of the transactions contemplated herein.

                  10.5 Cash Flow; Indebtedness. As of the Closing Date, Buyer's Operating Cash Flow for the full months in 1996 that precede the Final Closing shall be no less than ninety percent (90%) of Buyer's budgeted Operating Cash Flow for such period. Buyer's budgeted Operating Cash Flow for 1996 is $24,435,000. As of the Closing Date, the combined outstanding subordinated and senior debt (less any positive working capital balance or plus any working capital deficit, as the case may be, calculated without regard to the current portion of long term debt) for Buyer shall not exceed Fifty Million and no/100 Dollars ($50,000,000.00) in the aggregate.

                  10.6 Director Designees Elected. The two (2) persons designated by Sellers to serve on Buyer's Board of Directors shall have been duly elected in accordance with Buyer's Articles of Incorporation and Bylaws, as amended, and applicable law as contemplated in the Voting Agreement (as that term is defined in Section 14).

                  10.7 Registration Statement.on The Registration Statement shall have been declared effective by the Commission on or prior to the Closing Date and shall be effective at the time of the Closing, and the Commission shall not have issued any stop order suspending the effectiveness of the Registration Statement or any order suspending or preventing the use of any related prospectus.

                  10.8 Listing of GCI Shares.The GCI Shares shall have been listed on each securities exchange on which GCI Class A Stock is then listed and qualified for trading on each system on which GCI Class A Stock is then qualified for trading.


                                                          REGISTRATION STATEMENT
                                                                      Page II-60

Section 11. Conditions to Both Parties Obligations

                  11.1 Simultaneous Closing. The closing of the transactions contemplated under the GCI and MCI Stock Purchase Agreement dated May , 1996 (the "MCI Stock Purchase Agreement"), shall occur on the Closing Date substantially simultaneously with the Closing hereunder, whereby MCI shall purchase for cash Two Million shares of Buyer's Class A common stock, at a price equal to $6.50 per share.

                  11.2 Mergers. The mergers of ACI and PCFI with and into Buyer (or, at Buyer's election, one or more wholly-owned subsidiaries of Buyer) shall have become effective under the laws of the States of Alaska and Delaware.

                  11.3 Consents. All Required Consents and GCI Required Consents identified on Schedule 4 and 16 as "Material Required Consents" or waivers thereof shall have been obtained, on terms reasonably satisfactory to Sellers and Buyer, and shall be in full force and effect as of the Closing Date.

                  11.4 No Governmental Action. No investigation, action, or proceeding shall have been commenced by the Department of Justice or the Federal Trade Commission or any other governmental entity challenging or seeking to enjoin the consummation of the transactions contemplated by this Agreement and neither Buyer nor Sellers shall have been notified of a present intention by the Assistant Attorney General in charge of the Antitrust Division of the Department of Justice, the Director of the Bureau of Competition of the Federal Trade Commission or any governmental entity (or their respective designees) to commence, or recommend the commencement of, such an investigation, action, or proceeding.

Section 12. Transactions Subsequent to Closing.

                  12.1 Further Actions. At any time and from time to time after the Closing, each party hereto agrees, at its own expense (except as otherwise provided herein), to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the transactions contemplated by this Agreement.

                  12.2 Tax Returns. If a short period tax return for the period ending as of the Closing Date is required under the Internal Revenue Code of 1986, as amended, PIIM shall cause the preparation and filing of all applicable income tax returns for Company for the period ending as of the Closing Date, and Buyer and Sellers shall cooperate with PIIM by providing all information reasonably required by PIIM in connection with the preparation and filing of such tax returns.

                  12.3  COBRA   Benefits.   Company   shall   comply   with  all
requirements of COBRA and shall provide continuation coverage for all Employees of Company


                                                          REGISTRATION STATEMENT
                                                                      Page II-61
terminated prior to the Closing Date who elect such continuation coverage under Company's group health plan which will continue in effect after the Closing Date.

                  12.4 PIIM Records Retention. For so long as PIIM manages Company PIIM shall keep or shall cause Company to keep Company's books and records relating to periods prior to the Closing Date and to be made available to Sellers and their authorized representatives during regular business hours for a period of not less than three (3) years after the Closing Date. No such books and records will be destroyed during such three (3) year period without at least thirty (30) days' prior written notice to Sellers describing the items to be destroyed, during which period Sellers, at their expense, may elect to take possession of such items.

Section 13. Registration Rights Agreement.

                  Buyer and Sellers shall execute and deliver at the Closing the Registration Rights Agreement ("Registration Rights Agreement") in the form attached hereto as Exhibit B. The distribution at Closing to Sellers of the GCI Shares and, to the extent required to permit resales or distributions of GCI Shares by Sellers in the open market or otherwise to the public subsequent to the Closing, any such subsequent resales or distributions, will be registered under the Securities Act of 1933, as amended, effective with such distribution or resale. The Registration Rights Agreement (the "Westmarc Agreement") dated as of January 18, 1991, between Buyer and Westmarc Communications, Inc., and the Registration Rights Agreement dated as of March 31, 1993, between Buyer and MCI (such Agreement and the Westmarc Agreement being referred to collectively as the "Existing Registration Agreements"), will be amended or their provisions waived, as appropriate, to provide that shares covered by the particular Existing Registration Agreement will not be included in the registration of GCI Shares first referred to above and to provide that the piggyback registration rights granted to Sellers (and their assignees) in the Registration Rights Agreement and the piggyback registration rights granted to TGI GCI, as successor to WestMarc and MCI pursuant to the Existing Registration Agreements shall be pari passu.

Section 14. Voting Agreement.

                  At the Closing, Buyer shall deliver to Sellers a fully executed Voting Agreement among Buyer, Sellers, PIIM, MCI, Ronald A. Duncan, Robert M. Walp and TCI GCI, Inc. in the form attached hereto as Exhibit C, which among other things, shall cause Buyer's Board of Directors to include two (2) additional director positions to be filled by persons to be designated by Sellers to serve on Buyer's Board of Directors, as of the Closing Date.


                                                          REGISTRATION STATEMENT
                                                                      Page II-62

Section 15. Management Agreement.

                  Effective as of the Closing Date, PIIM shall enter into a management agreement in the form attached hereto as Exhibit D. (the "Management Agreement") with Buyer, whereby, among other things, PIIM will provide management services to Company or its successors with respect to the Service Area for a term of nine (9) years.

Section 16. Agreement Not to Compete.

                  PIIM, Growth, Holdings, PCLP and Buyer will at the Closing enter into a Non-Compete Agreement in the form attached hereto as Exhibit E.

Section 17. Survival of Representations and Warranties; Indemnification.

                  17.1 Survival. Except as otherwise provided, the representations, warranties, and covenants and related indemnity agreements contained in or made pursuant to this Agreement (including the Schedules attached hereto, but excluding covenants made by the parties to the Management Agreement, the Voting Agreement, the Registration Rights Agreement and the Non-Compete Agreement, which shall be governed in each case by the terms and provisions thereof) by Buyer and by Sellers shall survive the Closing and shall terminate on the first anniversary of the Closing Date. Notwithstanding the preceding provisions of this Section 17.1, the representations, warranties, and covenants (and related indemnities) in Sections 3.17 and 3.15.3 shall survive the Closing for the period of sixty (60) days after the expiration of the relevant statute of limitations for claims related thereto.

                  17.2 Indemnity by Sellers. Sellers, jointly and severally, agree to indemnify, defend, and hold harmless Buyer and its officers, directors, Affiliates, employees, attorneys, agents and shareholders (the "Buyer's Indemnitees") against and in respect of any and all claims, suits, actions, proceedings (formal and informal), investigations, judgments, deficiencies, losses, damages, settlements, liabilities and expenses (including, without limitation, reasonable legal fees and expenses of attorneys chosen by the Buyer's Indemnitees), whether or not disclosed in, or on any Schedule to, this Agreement (collectively, "Losses"), as and when incurred arising out of or based upon any breach of any representation, warranty, covenant, or agreement of Sellers contained in this Agreement or in any other agreement executed and delivered by Sellers hereunder or in connection herewith. The aggregate liability of the Sellers under any indemnity for breach by Sellers of a representation, warranty or covenant shall be limited to the Sellers' Indemnity Shares and the respective liability of each Seller shall be pro rata among the Sellers based upon the number of Sellers' Indemnity Shares deposited into the Escrow Holdback by each such Seller as set forth on Schedule 1A, received by them on the Closing Date.


                                                          REGISTRATION STATEMENT
                                                                      Page II-63

                  17.3 Indemnity by Buyer. Buyer agrees to indemnify, defend, and hold harmless Sellers and their partners, managers, officers, directors, Affiliates, employees, attorneys, agents and shareholders (the "Sellers' Indemnitees") against and in respect of any Losses as and when incurred arising out of or based upon any breach of any representation, warranty, covenant or agreement of Buyer contained in this Agreement or in any other agreement executed and delivered by Buyer hereunder or in connection herewith. Anything to the contrary in this Agreement notwithstanding, Buyer agrees that the dollar amount of any Losses to which a Sellers' Indemnitee shall be entitled to receive from Buyer pursuant to this Section 17.3 shall be equal to (i) the actual dollar amount of such Losses; divided by (ii) one (1) minus [(A) 11,800,000 divided by
(B) the number of shares of all classes of common stock of GCI, on a fully diluted basis, which are issued and outstanding as of the date on which the Claim Notice with respect to such Losses is delivered by such Sellers' Indemnitee to Buyer pursuant to Section 17.4].

                  17.4 Defense of Claims. No right to indemnification under this
Section 17 shall be available to any Buyer's Indemnitee or Sellers' Indemnitee (the "Indemnified Party") unless such Indemnified Party shall have given to the party obliged to provide indemnification of such Indemnified Party (the "Indemnitor") a notice (a "Claim Notice") describing in reasonable detail the facts giving rise to any claim for indemnification hereunder promptly after receipt of knowledge by officers or management personnel of the Indemnified Party of the facts upon which such claim is based; (but in no event later than fifteen (15) days prior to the time any response to the asserted claim is required) provided, however, that the failure of any Indemnified Party to so notify the Indemnitor shall not relieve the Indemnitor from any indemnification liability it may have except to the extent that failure to so notify the Indemnitor materially prejudices the Indemnitor's ability to defend against such claim. Upon receipt by the Indemnitor of the Claim Notice from an Indemnified Party with respect to any claim of a third party, such Indemnitor may assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party, and the Indemnified Party shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. The Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the Indemnitor shall not have promptly employed counsel reasonably satisfactory to such Indemnified Party to take charge of the defense of such action or (ii) such Indemnified Party shall have reasonably concluded that there may be one or more legal defenses available to it, or to any other Indemnified Party who has submitted a Claim Notice to the Indemnitor, which are different from or additional to those available to the Indemnitor, in either of which events such fees and expenses shall be borne by the Indemnitor (but in no event shall the Indemnitor be required to pay the fees and expenses of more than one counsel employed by more than one Indemnified Party with respect to any claim) and the Indemnitor shall not have the right to direct the defense of any such action on behalf of the Indemnified Party. Each party shall give written notice to the other of any proposed


                                                          REGISTRATION STATEMENT
                                                                      Page II-64
settlement of any claim. The Indemnitor will have the right, in its sole discretion, to settle any claim for monetary damages for which indemnification has been sought and is available hereunder, except that neither Indemnitor nor the Indemnified Party will settle, compromise or make any disposition of any claim under this Section 17 which would or may result in liability to the Indemnified Party or Indemnitor, respectively, without the written consent of Indemnitee or Indemnitor, respectively.

                  17.5 Threshold; Maximum Indemnification Obligation. Anything to the contrary in this Agreement notwithstanding, (i) neither Sellers (as a group), on one hand, nor Buyer, on the other hand, shall be obligated to provide any indemnification under this Section 17, unless the aggregate amount of Losses for which it is obligated to provide indemnification exceeds $76,700, in which event it shall be obligated to provide indemnification for the full amount of all such Losses; (ii) any indemnification to which a Person may be entitled under Sections 17.2 or 17.3 shall be effective only if any claim or demand is asserted within the applicable period specified in Section 17.1; and (iii) Sellers' liability with respect to all claims under Section 17.2 shall be limited to, Sellers' Indemnity Shares and the respective liability of each Seller shall be pro rata among the Sellers based on the number of the Sellers' Indemnity Shares deposited into the Escrow Holdback by each Seller as set forth on Schedule 1A, and Buyer's liability with respect to all claims under Section
17.3 shall be limited to Eight Million Seven Hundred Fifty Thousand and no/100 Dollars ($8,750,000.00).

                  17.6 Exclusive Nature of Indemnification Remedy. Sellers and Buyer agree that from and after the Closing, their sole and exclusive remedy as against each other with respect to any Losses claimed by or suffered or incurred by them shall be their respective rights to indemnification under Sections 17.2,
17.3 and 17.4, as limited by the provisions of Section 17.5 and this Section 17.6, and that they otherwise shall have no recourse against each other with respect to any Losses under, with respect to, relating to, or arising out of, this Agreement.

                  17.7 Determination of Indemnified Amounts. The indemnification obligations of the parties under this Section 17 shall be subject to the following:

                           17.7.1  The amount of Losses  required  to be paid by
the Indemnitor to indemnify the Indemnified Party pursuant to this Section 17 as a result of any Loss suffered by the Indemnified Party shall be reduced to the extent the amount of such Loss is actually offset by the receipt by the Indemnified Party of insurance proceeds pursuant to the terms of the insurance policies, if any, covering such Loss or by the receipt of any recovery by the Indemnified Party from a third party with respect to such Loss.

                           17.7.2  The amount of Losses  required  to be paid by
the Indemnitor to indemnify the Indemnified Party pursuant to this Section 17 as a result of any Loss suffered by the Indemnified Party shall be reduced by the amount of any tax benefit


                                                          REGISTRATION STATEMENT
                                                                      Page II-65
actually realized by the Indemnified Party with respect to such Loss, to the extent such benefit actually offsets such Loss, provided that such reduced amount shall be increased by the amount of any taxes payable by such Indemnified Party as a result of the Indemnitor's payment of such Loss.

Section 18. Termination.

                  18.1 Mutual Consent. This Agreement may be terminated by the written consent of Buyer and Sellers. Upon such termination, no party hereto shall have any further liability to the other, except as provided in Sections
18.2 or 18.3, as the case may be, and Sections 19.1 and 19.12.

                  18.2 Default by Sellers. Buyer shall have the right to terminate this Agreement at or prior to the Closing Date in the event that Sellers default in the performance of any material obligation hereunder or if any representation or warranty of Sellers are materially false, and Sellers fail to correct or satisfy such default or falsity within ten (10) days after written notice is given to Sellers or such longer period as shall be required to correct or satisfy such default or falsity, provided that Sellers promptly and diligently prosecute the cure or satisfaction. If such notice is given within ten (10) days of the Closing Date, the Closing shall be delayed for the number of days to permit the cure of the default but in no event more than thirty (30) days. In the event that Sellers have failed to cure the default within the required period, Buyer shall be entitled to exercise all of its rights in law or in equity by reason of the breach by Sellers of this Agreement. If Sellers shall breach or threaten to breach any of the provisions of this Agreement, Buyer, in addition to any other remedies it may have at law or in equity, will be entitled to a restraining order, injunction or other similar remedy in order to specifically enforce the provisions of this Agreement. Sellers and Buyer specifically acknowledge that money damages alone would be an inadequate remedy for the injuries and damage which would be suffered and incurred by Buyer as a result of a breach by Sellers of any provisions of this Agreement. In the event that Buyer seeks an injunction hereunder, Sellers hereby waive any requirement for the posting of a bond or other security. Notwithstanding anything to the contrary contained in this Section 18.2, Buyer shall have the right to waive any default by Sellers and require the transactions contemplated by this Agreement to be consummated on the Closing Date.

                  18.3 Default by Buyer. Sellers shall have the right to terminate this Agreement at or prior to the Closing Date in the event that Buyer defaults in the performance of any material obligation hereunder or if any representation or warranty of Buyer is materially false, and Buyer fails to correct or satisfy such default or falsity within ten (10) days after written notice is given to Buyer or such longer period as shall be required to correct or satisfy such default or falsity, provided that Buyer promptly and diligently prosecutes the cure or satisfaction. If such notice is given within ten (10) days of the Closing Date, the Closing shall be delayed for the number of days to permit the cure of the default but in no event more than thirty (30) days. In the event Buyer has


                                                          REGISTRATION STATEMENT
                                                                      Page II-66
failed to cure the default within the required period, Sellers shall be entitled to exercise all of their rights at law or in equity by reason of Buyer's breach of this Agreement. If Buyer shall breach or threaten to breach any of the provisions of of this Agreement, Sellers, in addition to any other remedies it may have at law or in equity, will be entitled to a restraining order, injunction or other similar equitable remedy in order to specifically enforce the provisions of this Agreement. Sellers and Buyer specifically acknowledge that money damages alone would be an inadequate remedy for the injuries and damage which would be suffered and incurred by Sellers as a result of a breach by Buyer of the provisions of of this Agreement. In the event that Sellers seek an injunction hereunder, Buyer hereby waives any requirement for the posting of a bond or other security. Notwithstanding anything to the contrary contained in this Section 18.3, Sellers shall have the right to waive any default by Buyer and require the transactions contemplated by this Agreement to be consummated on the Closing Date.

Section 19. Miscellaneous

                  19.1 Expenses. Except as otherwise expressly provided in this Agreement, Company will bear the expenses of Sellers, and Buyer will bear its own expenses incident to the negotiation, preparation and consummation of this Agreement and all other agreements executed and delivered by it hereunder or in connection herewith, including all fees and expenses of its or their respective counsel and accountants, whether or not the transactions contemplated hereby or thereby are consummated. Company shall pay all sales and other transfer taxes and transfer fees, including FCC filing fees, incurred in connection with this Agreement. Filing fees with respect to any filing mandated by the Hart-Scott-Rodino Antitrust Improvement Act of 1976 shall be borne equally by Company and Buyer.

                  19.2 Modification. This Agreement (including the Exhibits and Schedules hereto) sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements among them concerning such subject matter including, without limitation that certain Letter of Intent dated March 14, 1996, and may be modified only by a written instrument duly executed by each party hereto.

                  19.3 Notice. Any notice given pursuant to this Agreement to any party hereto shall be deemed to have been duly given five (5) business days after being mailed by registered or certified mail, return receipt requested, or when received if hand delivered, delivered via overnight messenger service or by facsimile during the recipient's normal business hours as follows:


                                                          REGISTRATION STATEMENT
                                                                      Page II-67

                  If to Sellers:       Prime Cable
                                       One American Center
                                       600 Congress Avenue, Suite 3000
                                       Austin, Texas 78701
                                       Attention:  William P. Glasgow,
                                                   Senior Vice President
                                       Facsimile No.: (512) 476-4869


                  With copies (which shall not constitute notice) to:

                                       Edens Snodgrass Nichols & Breeland, P.C.
                                       2800 Franklin Plaza
                                       111 Congress Avenue
                                       Austin, Texas 78701
                                       Attention: Patrick K. Breeland
                                       Facsimile: (512) 505-5911

                  and
                                       Hughes & Luce
                                       900 Franklin Plaza
                                       111 Congress Avenue
                                       Austin, Texas 78701
                                       Attention: William R. Volk
                                       Facsimile: (512) 482-6859

                  If to Buyer:         General Communication, Inc.
                                       2550 Denali Street, Suite 1000
                                       Anchorage, Alaska 99503
                                       Attention:John M. Lowber, CFO and
                                                 Senior Vice President
                                       Facsimile No.: (907) 265-5676

or at such other address as either party shall from time to time designate by written notice, in the manner provided herein, to the other party hereto. All references to days in this Agreement shall be deemed to refer to calendar days unless otherwise specified.

                  19.4 Waiver. Any waiver must be in writing, and any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.


                                                          REGISTRATION STATEMENT
                                                                      Page II-68

                  19.5 Binding Effect; Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of Sellers and Buyer and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by any party without the prior written consent of the others Notwithstanding anything to the contrary contained herein, Buyer may, without the consent of Sellers, assign its rights under this Agreement to any Affiliate of Buyer; provided, that General Communication, Inc., shall at all times remain primarily liable for all obligations of Buyer set forth herein and in any other instrument or agreement executed or delivered by or on Buyer's behalf in connection with this Agreement.

                  19.6 No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

                  19.7 Severability. If any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in effect at the option of the party for whose benefit such provision was made.

                  19.8 Captions. The Article and Section titles used in this Agreement are inserted as a matter of convenience and for reference only and in no way define, limit, extend or describe the scope of this Agreement or the intent of any of the provisions hereof.

                  19.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  19.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Alaska without giving effect to conflict of laws.

                  19.11 Incorporation by Reference. The Exhibits and Schedules attached hereto are an integral part of this Agreement and are incorporated herein by reference.

                  19.12 Confidentiality. The parties will hold and cause their officers, directors, employees, attorneys, investors, accountants, representatives, agents, consultants, and advisors to hold in strict confidence the provisions of this Agreement as well as all information (other than such information as may be publicly available) furnished in connection with the transactions contemplated by this Agreement, except as otherwise required by law, and except as to disclosure to the parties' respective agents, advisors and financial institutions; and, if the Closing hereunder shall not occur, the parties will (i) refrain from using any such information in any manner (except in connection with any litigation among the parties arising hereunder) and (ii) promptly return all such information to the party from whom it was received or, alternatively,


                                                          REGISTRATION STATEMENT
                                                                      Page II-69
promptly destroy all such information and verify such destruction in writing to the party from whom it was received. Neither party shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other party, which consent shall not be unreasonably withheld.

                  19.13 Appointment of Sellers' Agent. By executing this Agreement, each of the Sellers hereby appoints PIIM, with full power of substitution, as its agent and attorney-in-fact ("Sellers' Agent"), to act for it and in its name in connection with all matters relating to this Agreement, and each of them gives Sellers' Agent full power and authority to execute and deliver the Escrow Agreement, and to deliver certificates for its shares of GCI Class A Stock representing its respective portion of the Escrow Holdback, together with stock assignments or other appropriate instruments of assignment therefor, to sue and be sued on behalf of all Sellers with respect to matters arising under this Agreement or the Escrow Agreement, to bind Sellers in connection with the resolution of any dispute under this Agreement, to execute amendments to this Agreement, to give and receive notices and to execute any instruments and documents that Sellers' Agent may determine necessary in the exercise of its authority pursuant to this power of attorney, all without notice to any of them and with the same effect as if they had themselves taken such action; and each of them acknowledges that Buyer may rely and act upon any action taken by Sellers' Agent and upon any instruments signed by it with the same force and effect as if they had themselves so acted; provided, that Sellers' Agent will provide each Seller with reasonable notice of, and the opportunity to consult with Sellers' Agent regarding, any proposed settlement or other resolution of any dispute under this Agreement; and provided, further. that anything to the contrary in the foregoing notwithstanding, Sellers' Agent shall have no authority to enter into any amendment of this Agreement which would (1) change the form of payment of the Purchase Price to consideration other than shares of GCI Class A Stock or decrease the Purchase Price payable hereunder by an amount in excess of five percent (5%) of the stated Purchase Price, or (2) provide for any additional personal liability of Sellers to Buyer with respect to the representations, warranties, covenants or agreements made by Sellers herein, including, without, limitation extending the time periods set forth in Section 17.1. Each of the Sellers agrees that in any action brought by Buyer under this Agreement relating to the Escrow Agreement, the only necessary party shall be Sellers' Agent.



                                                          REGISTRATION STATEMENT
                                                                      Page II-70

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.


                           GENERAL COMMUNICATION, INC.


                           By /s/
                              John M. Lowber, Senior Vice President

                           PRIME VENTURE I HOLDINGS, L.P.
                           By: Its General Partners

                           Prime Venture I, Inc.


                           By /s/
                           Name:
                           Its:

                           and

                           Prime II Management Group, Inc.

                           By /s/
                           Name:
                           Its:

                           PRIME CABLE GROWTH PARTNERS, L.P.
                           By: Its General Partners

                           Prime Venture I, Inc.


                           By /s/
                           Name:
                           Its:

                           and


                                                          REGISTRATION STATEMENT
                                                                      Page II-71

                           Prime Venture I Holdings, L.P.
                           By: Its General Partners

                           Prime Venture I, Inc.


                           By /s/
                           Name:
                           Its:

                           Prime II Management Group, Inc.

                           By /s/
                           Name:
                           Its:

                           PRIME CABLE LIMITED PARTNERSHIP
                           By: Prime Cable G.P., Inc.
                           Its: General Partner

                           By /s/
                           Name:
                           Its:

                           BANCBOSTON CAPITAL, INC.

                           By /s/
                           Name:
                           Its:

                           FIRST CHICAGO INVESTMENT CORPORATION

                           By /s/
                           Name:
                           Its:


                                                          REGISTRATION STATEMENT
                                                                      Page II-72

                           MADISON DEARBORN PARTNERS V


                           By /s/
                           Name:
                           Its:

                           PRIME VENTURE II, L.P.

                           By: Prime Investors, L.P.,
                           Its: General Partner

                           By:  Prime II Management, L.P.,
                           Its: General Partner

                           By: Prime II Management, Inc.,
                           Its General Partner


                           By /s/
                           Name:
                           Its:

                           AUSTIN VENTURES, L.P.

                           By: AV Partners, L.P.
                           Its: General Partner


                           By /s/
                           Name:
                           Its:


                                                          REGISTRATION STATEMENT
                                                                      Page II-73

                           WILLIAM BLAIR VENTURE PARTNERS III
                             LIMITED PARTNERSHIP

                           By:  William Blair Venture Management Company
                           Its: General Partner


                           By /s/
                           Name:
                           Its:


                           CENTENNIAL FUND II, L.P.

                           By: Centennial Holdings II, L.P.,
                           Its: General Partner


                           By /s/
                           Name:
                           Its:

                           CENTENNIAL FUND III, L.P.

                           By: Centennial Holdings III, L.P.,
                           Its: General Partner


                           By /s/
                           Name:
                           Its: General Partner

                           CENTENNIAL BUSINESS DEVELOPMENT FUND, LTD.

                           By: Centennial Business Development Company
                           Its: General Partner


                           By /s/
                           Name:
                           Title: General Partner


                                                          REGISTRATION STATEMENT
                                                                      Page II-74

                           AGREED AS TO SECTION 15:

                           PRIME II MANAGEMENT, L.P.
                           By: Prime II Management, Inc.
                           Its: General Partner


                           By /s/
                           Name:
                           Its:

                                                          REGISTRATION STATEMENT
                                                                      Page II-75

                                    EXHIBIT A
                                Escrow Agreement

                  This   Escrow   Agreement   ("Agreement")   is   dated  as  of
                , 199 and entered into among National Bank of Alaska ("Escrow Agent"), Prime II Management. L.P. ("Sellers' Agent"), as the designated agent for the parties named on Schedule 1 attached hereto (collectively, "Sellers"), and General Communication, Inc., an Alaska corporation ("GCI"). Sellers and GCI are collectively referred to in this Agreement as "Transaction Parties." Sellers' Agent, Sellers and GCI are parties to a Securities Purchase and Sale Agreement dated as of May 2, 1996 ( "Purchase Agreement").

                  For valuable consideration, the parties agree as follows:

                  1. Escrow Agent. The Transaction Parties appoint and designate Escrow Agent as escrow agent for the purposes set forth in this Agreement, and Escrow Agent accepts such appointment on the terms provided in this Agreement.

                  2. Deposits with Escrow Agent. Escrow Agent will establish and maintain an escrow account (which, together with all funds, instruments and securities delivered to Escrow Agent by and on behalf of Sellers or GCI, and all earnings thereon, are referred to collectively as the "Escrow Fund"). Upon the execution of this Agreement, Sellers will cause delivery to Escrow Agent One Million Ninety Three Thousand Seven Hundred and Fifty (1,093,750) shares of Class A common stock, no par value ("GCI Class A Stock"), of GCI ("Sellers' Escrow Shares"). Upon execution hereof, GCI will cause delivery to Escrow Agent of any of (A) One Million Ninety Three Thousand Seven Hundred and Fifty (1,093,750) shares of GCI Class A Stock (the "GCI Escrow Shares"); or (B) an irrevocable letter of credit (in form and substance reasonably satisfactory to
Sellers) issued by [                ] for the benefit of the Escrow Agent in the
face amount of Eight Million Seven Hundred Fifty Thousand and no/100 Dollars ($8,750,000.00) (the "Escrow L/C"), or (C) immediately available funds in the amount of Eight Million Seven Hundred Fifty Thousand and no/100 Dollars ($8,750,000.00) (the "GCI Cash Deposit," and together with any funds held as a result of a draw by the Escrow Agent under the Escrow L/C, the "Escrow Cash"). The GCI Escrow Shares, the Escrow L/C or the GCI Cash Deposit, whichever is actually delivered to Escrow Agent by GCI hereunder may from time to time be referred to as the "GCI Escrow Deposit". Escrow Agent will hold and disburse the Escrow Fund in accordance with this Agreement. The Transaction Parties agree that the value of a share of GCI Class A Stock for purposes of this Agreement is Eight Dollars ($8.00) ("GCI Share Price").

                  3. Investment of Escrow Fund. Escrow Agent will invest the Escrow Cash, if any, and any cash otherwise held in the Escrow Fund, and the Earnings (as defined in Section 6 of this Agreement) from the investment thereof, in Investment


                                                          REGISTRATION STATEMENT
                                                                      Page II-76

Securities (as jointly directed by the Transaction Parties) or in other investments if directed by the joint written instructions of the Transaction Parties and Escrow Agent shall separately account for the Earnings received with respect to the Sellers' Escrow Shares and the Earnings received with respect to the GCI Escrow Deposit. The term "Investment Securities" means (i) United States government securities or securities of agencies of the United States government which are guaranteed by the United States government, (ii) commercial paper issued by corporations, each of which will have a consolidated net worth of at least $250 million and each of which conducts a substantial part of its business in the United States of America, maturing within 180 days from the date of the original issue thereof but in no event later than the Escrow Disbursement Date except if a GCI Claim Certificate or a Sellers' Claim Certificate (as defined below) has been delivered to Escrow Agent, and carrying the highest rating by Moody's Investors Service, Inc. ("Moody's") or Standard and Poor's Corporation ("S&P"), and (iii) certificates of deposit maturing within 180 days of the date of purchase but in no event later than the Escrow Disbursement Date except if a GCI Claim Certificate or a Sellers' Claim Certificate has been delivered to Escrow Agent, which are issued by any United States national or state bank whose long term debt rating is rated A3 or better by Moody's or A- or better by S&P and which has capital, surplus and undivided profits totaling more than $250 million. Escrow Agent shall provide a monthly report to Sellers' Agent and to GCI, which report shall include a list of the holdings in the Escrow Fund and all transactions relating thereto.

                  4.       Disbursement of Sellers' Escrow Deposit.

                           (a)  Except as  otherwise  provided  in this  Section
4(a), Escrow Agent will disburse the Sellers' Escrow Deposit to Sellers' Agent (or as directed by Sellers' Agent in a written certificate delivered by Sellers' Agent to Escrow Agent prior to the Escrow Disbursement Date, as defined below)
on               , 199   [181 days after the Closing Date] ("Escrow Disbursement
Date"). If, prior to the Escrow Disbursement Date, Escrow Agent receives a certificate signed on behalf of GCI (a "GCI Claim Certificate") in the form of Exhibit A with completed information concerning the nature and amount of an indemnification claim by GCI under the Purchase Agreement ("GCI Claim Amount") which will in no event exceed Eight Million Seven Hundred Fifty Thousand and no/100 Dollars ($8,750,000.00), Escrow Agent will retain in the Escrow Fund that number of the Sellers' Escrow Shares, at a price per share equal to the GCI Share Price (the "Retained Sellers' Shares"), as is equal to the certified GCI Claim Amount for disbursement in accordance with Section 4(a)(i) or (ii) as applicable. Escrow Agent will disburse the remainder of the Sellers' Escrow Shares (and all Earnings thereon) that are not required to be retained pursuant to the preceding sentence to Sellers' Agent on the Escrow Disbursement Date. If a GCI Claim Certificate is delivered to Escrow Agent prior to the Escrow Disbursement Date, Escrow Agent will retain the Retained Sellers' Shares in the Escrow Fund pursuant to this Agreement until either:


                                                          REGISTRATION STATEMENT
                                                                      Page II-77

                                       (i) Escrow Agent  receives  joint written
                           instructions signed on behalf of Sellers' Agent and GCI specifying the method for disbursing the Retained Sellers' Shares in which case such shares and all Earnings thereon will be disbursed promptly by Escrow Agent in accordance with such instructions; or

                                       (ii)  Escrow  Agent  receives an official
                           copy of a final, non-appealable order issued by a court of competent jurisdiction specifying the method for disbursement of the Retained Sellers' Shares and all Earnings thereon will be disbursed promptly by Escrow Agent in accordance with such instructions.

                           (b) Notwithstanding  anything to the contrary in this
Agreement, Escrow Agent will disburse the Sellers' Escrow Shares in accordance with any joint written instructions signed by the Transaction Parties.

                           (c) All disbursements of funds, if any, in the Escrow
Fund pursuant to this Section 4 will be by wire or interbank transfer of immediately available funds to the account or accounts designated in writing by Sellers' Agent or GCI, as applicable.

                           (d)  GCI  will  deliver  a  copy  of  any  GCI  Claim
Certificate to Sellers' Agent contemporaneously with or before delivery of the GCI Claim Certificate to Escrow Agent.

                  5.       Disbursement of the GCI Escrow Deposit.

                           (a)  Except as  otherwise  provided  in this  Section
5(a), Escrow Agent will disburse the GCI Escrow Deposit to GCI on the Escrow Disbursement Date. If, prior to the Escrow Disbursement Date, Escrow Agent receives a certificate signed on behalf of Sellers' Agent (a "Sellers' Claim Certificate") in the form of Exhibit B with completed information concerning the nature and amount of an indemnification claim by Sellers' Agent or Sellers under the Purchase Agreement ("Sellers' Claim Amount") which will in no event exceed Eight Million Seven Hundred Fifty Thousand and no/100 Dollars ($8,750,000.00), Escrow Agent will draw all sums available under the Escrow L/C in accordance with the terms thereof if Escrow Agent is holding the Escrow L/C and retain in the Escrow Fund (x) that number of the GCI Escrow Shares, at a price per share equal to the GCI Share Price (the "Retained GCI Shares"), as is equal to the certified Sellers' Claim Amount if Escrow Agent is holding GCI Escrow Shares, or
(y) an amount of the Escrow Cash equal to the Sellers' Claim Amount ("Retained GCI Cash") if GCI


                                                          REGISTRATION STATEMENT
                                                                      Page II-78
originally delivered the Escrow L/C or the GCI Cash Deposit as the GCI Escrow Deposit, for disbursement in accordance with Section 5(a)(i) or (ii) as applicable. Escrow Agent will disburse the remainder of the GCI Escrow Shares or the Escrow Cash, as the case may be, that is not required to be retained pursuant to the preceding sentence to GCI on the Escrow Disbursement Date. If a Sellers' Claim Certificate is delivered to Escrow Agent prior to the Escrow Disbursement Date, Escrow Agent will retain the Retained GCI Shares or the
Retained GCI Cash, as the case may be, in the Escrow Fund pursuant to this Agreement until either:

                                       (i) Escrow Agent  receives  joint written
                           instructions signed on behalf of Sellers' Agent and GCI specifying the method for disbursing the Retained GCI Shares or the Retained GCI Cash, as the case may be, in which case such shares or cash, as the case may be, and Earnings thereon will be disbursed promptly by Escrow Agent in accordance with such instructions; or

                                       (ii)  Escrow  Agent  receives an official
                           copy of a final, non-appealable order issued by a court of competent jurisdiction specifying the method for disbursement of the Retained GCI Shares or the Retained GCI Cash, as the case may be, in which case such shares and Earnings thereon will be disbursed promptly by Escrow Agent in accordance with such instructions.

                           (b) Notwithstanding  anything to the contrary in this
Agreement, Escrow Agent will disburse the GCI Escrow Deposit in accordance with any joint written instructions signed by Sellers' Agent and GCI.

                           (c) All disbursements of funds, if any, in the Escrow
Fund pursuant to this Section 5 will be by wire or interbank transfer of immediately available funds to the account or accounts designated in writing by Sellers' Agent or GCI, as applicable.

                           (d)  Sellers'  Agent  will  deliver  a  copy  of  any
Sellers' Claim Certificate to GCI contemporaneously with or before delivery of the Sellers' Claim Certificate to Escrow Agent.

                  6. Disbursement of Earnings, etc. The interest, earnings and/or gains ("Earnings") received by Escrow Agent with respect to the Escrow Securities, the Escrow


                                                          REGISTRATION STATEMENT
                                                                      Page II-79

Cash or from the investment of any other cash held in the Escrow Fund will be reinvested by Escrow Agent as permitted in Section 3 of this Agreement. With a disbursement of all or a portion of the Escrow Fund pursuant to Sections 4 or 5 of this Agreement, Escrow Agent will distribute to the Transaction Party receiving such disbursement a proportionate share of the Earnings from the investment of that particular portion of the Escrow Fund.

                  7.       Rights, Duties and Liabilities of Escrow Agent.

                           (a)  Escrow  Agent  will  have  no  duty  to  know or
determine the performance or nonperformance of any provision of any agreement between the Transaction Parties, including, but not limited to, the Purchase Agreement, which will not bind Escrow Agent in any manner. Escrow Agent assumes no responsibility for the validity or sufficiency of any document or paper or payment deposited or called for under this Agreement except as may be expressly and specifically set forth in this Agreement, and the duties and responsibilities of Escrow Agent under this Agreement are limited to those expressly and specifically stated in this Agreement.

                           (b) Escrow  Agent will not be  personally  liable for
any act it may do or omit to do under this Agreement as such agent while acting in good faith and in the exercise of its own best judgment, and any act done or omitted by it in accordance with the written advice of its counsel will be conclusive evidence of such good faith unless, in any event, the same constitutes gross negligence or willful misconduct. Escrow Agent will have the right at any time to consult with its counsel upon any question arising under this Agreement and will incur no liability for any delay reasonably required to obtain the advice of counsel.

                           (c) Other  than those  notices  or demands  expressly
provided in this Agreement, Escrow Agent is expressly authorized to disregard any and all notices or demands given by Sellers' Agent or GCI, or by any other person, firm or corporation, excepting only orders or process of court, and Escrow Agent is expressly authorized to comply with and obey any and all final process, orders, judgments, or decrees of any court, and to the extent Escrow Agent obeys or complies with any thereof of any court, it will not be liable to any party to this Agreement or to any other person, firm or corporation by reason of such compliance.

                           (d) In consideration of the acceptance of this Escrow
by Escrow Agent, GCI agrees for it and its successors and assigns, to pay to Escrow Agent its charges, fees and reasonable expenses as contemplated by this Agreement. The escrow fees or charges will be Two Thousand and no/100 Dollars ($2,000.00). Such sum is intended as compensation for Escrow Agent's ordinary services as contemplated by this Agreement, including, without limitation, (i) the investment of funds held in the Escrow Fund and the reinvestment thereof and of Earnings and (ii) the disbursement thereof and of any of the Escrow Fund to the Transaction Parties. In the event Escrow


                                                          REGISTRATION STATEMENT
                                                                      Page II-80

Agent renders services not provided for in this Agreement, Escrow Agent will be entitled to receive from the transaction parties reasonable compensation and reasonable costs, if any, for such extraordinary services.

                           (e) Escrow Agent will be under no duty or  obligation
to ascertain the identity, authority or right of Sellers' Agent or GCI (or their agents) to execute or deliver or purport to execute or deliver this Agreement or any certificates, documents or papers or payments deposited or called for or given under this Agreement.

                           (f) Escrow Agent will not be liable for the outlawing
of any rights under any statute of limitations or by reason of laches in respect of this Agreement or any documents or papers deposited with Escrow Agent.

                           (g) In the event of any dispute  among the parties to
this Agreement as to the facts or as to the validity or meaning of any provision of this Agreement, or any other fact or matter relating to this Agreement or to the transactions between Sellers' Agent and GCI, Escrow Agent is instructed that it will be under no obligation to act, except in accordance with this Agreement or under process or order of court or, if there be no such process or order, until it has filed or caused to be filed an appropriate action interpleading Sellers' Agent and GCI and delivering the Escrow Fund( or the portion of the Escrow Fund in dispute) to such court, and Escrow Agent will sustain no liability for its failure to act pending such process of court or order or interpleader of action.

                  8. Modification of Agreement. The provisions of this Agreement may be supplemented, altered, amended, modified, or revoked by writing only, signed by GCI and Sellers' Agent and approved in writing by Escrow Agent, and upon payment of all fees, costs and expenses incident thereto.

                  9.  Assignment  of   Agreement.   No   assignment,   transfer,
conveyance or hypothecation of any right, title or interest in and to the subject matter of this Agreement will be binding upon any party, including Escrow Agent, unless all fees, costs, and expenses incident thereto have been paid and then only by the assent thereto by all parties in writing.

                  10. Miscellaneous.

                           (a)  All  notices  and   communications   under  this
Agreement will be in writing and will be deemed to be duly given if sent by registered mail, return receipt requested, personal delivery or telecopier, as follows:

To Escrow Agent:                       National Bank of Alaska
                                       Escrow Department
                                       301 W. Northern Lights Boulevard
                                       Anchorage, Alaska 99503
                                       Attention: Michael Walton, Vice President
                                       Telecopy: (907) 265-2139

To GCI at:                             General Communication, Inc.
                                       2550 Denali Street, Suite 1000
                                       Anchorage, Alaska 99503-2781
                                       Attention:John M. Lowber,  CFO and Senior
                                       Vice President
                                       Telecopy: (907) 265-5676

                                       With a copy (which will not constitute notice) to:

                                       Hartig, Rhodes, Norman, Mahoney &
                                       Edwards, P.C.
                                       717 K Street
                                       Anchorage, Alaska 99501-3397
                                       Attention:    Bonnie J. Stratton, Esq.
                                       Telecopy: (907) 277-4352

To Sellers at:                         c/o Prime II Management, L.P.
                                       3000 One American Center
                                       600 Congress Avenue
                                       Austin, TX 78701
                                       Attention:President
                                       Telecopy: (512) 476-4869

                                       With a copy (which will not constitute
                                       notice) similarly addressed to the
                                       attention of:
                                       Rudolph Green

                                       and

                                       With a copy (which will not constitute notice) to:

                                       Edens Snodgrass Nichols & Breeland, P.C.
                                       2800 Franklin Plaza
                                       111 Congress Avenue
                                       Austin, TX 78701
                                       Attention:    Patrick K. Breeland
                                       Telecopy: (512) 505-5911


                                                          REGISTRATION STATEMENT
                                                                      Page II-82
or at such other address or telecopy number as any of the above may have furnished to the other parties in writing and any such notice or communication given in the manner specified in this Section 10(a) will be deemed to have been given as of the date received. In the event that Escrow Agent, in its sole discretion, determines that an emergency exists, Escrow Agent may use such other means of communication as Escrow Agent deems advisable.

                           (b) The undertakings and agreements contained in this
Agreement will bind and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

                           (c) This  Agreement  may be  executed  in one or more
counterparts, each of which will be deemed an original. Whenever pursuant to this Agreement GCI and Sellers' Agent are to deliver a jointly signed writing to Escrow Agent or jointly advise Escrow Agent in writing, such writing may in each and all cases be signed jointly or in counterparts and such counterparts will be deemed to be one instrument.

                           (d) Escrow  Agent may resign and be  discharged  from
its duties or obligations under this Agreement by giving notice in writing of such resignation to the Transaction Parties at least 30 days in advance of such resignation (unless waived in writing by the Transaction Parties). Such resignation will be effective upon the appointment by the Transaction Parties of a successor escrow agent, which will be a federally chartered bank having combined capital and surplus of at least $100,000,000.00; provided, that if any such appointment of any successor agent is not effectuated within 30 days of such written notice, Escrow Agent may file an action for interpleader and deposit all funds with a court of competent jurisdiction, all as provided for in
Section 7(g). Any such successor escrow agent will be appointed by a written instrument mutually satisfactory to and executed by GCI, Sellers' Agent, Escrow Agent and the successor escrow agent. Any successor escrow agent appointed under the provisions of this Agreement will have all of the same rights, powers, privileges, immunities and authority with respect to the matters contemplated herein as are granted herein to the original Escrow Agent.

                           (e) GCI and  Sellers'  Agent (on  behalf of  Sellers)
hereby jointly and severally agree to indemnify Escrow Agent for, and to hold it harmless against any loss, liability or reasonable out-of-pocket expense arising out of or in connection with this Agreement and carrying out its duties hereunder, including the reasonable out-of-pocket costs and expenses of defending itself against any claim of liability, except in those cases where Escrow Agent has been guilty of gross negligence or willful misconduct (provided, that in no event will the Transaction Parties be liable for any allocated cost or expense of persons regularly employed by Escrow Agent). Anything in this Agreement to the contrary notwithstanding, in no event will Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but


                                                          REGISTRATION STATEMENT
                                                                      Page II-83
not limited to, lost profits), even if Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

                           (f) The  Transaction  Parties  are  providing  Escrow
Agent with their Tax Identification Number (TIN) as assigned by the Internal Revenue Service below their signatures to this Agreement. All Earnings will be allocated and paid as provided herein and reported by the recipient to the Internal Revenue Service as having been so allocated and paid. Anything to the contrary in this Agreement notwithstanding, Sellers' Escrow Shares will at all times be owned of record and beneficially by Sellers and Sellers will at all times be entitled to exercise sole voting power and, subject to Section 4, the power to dispose of or transfer, Sellers' Escrow Shares.

                           (g) In the event funds transfer written  instructions
are given (other than in writing at the time of execution of the Agreement), whether in writing or by telecopier, Escrow Agent is authorized, but not obligated, to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 2 to this Agreement, and Escrow Agent may rely upon the confirmations of anyone purporting to be the persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by Escrow Agent. The parties to this Agreement acknowledge that such security procedure is commercially reasonable.

                           (h) This  Agreement will be governed by and construed
in accordance with the law of the State of Alaska without regard to its principles of conflicts of laws and any action brought under this Agreement will be brought in the courts of the State of Alaska, located in the Third Judicial District at Anchorage. Each party hereto irrevocably waives any objection on the grounds of venue, forum non-convenience or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of such courts.

                           (i) Except as otherwise specified herein, each of the
parties will pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Escrow Agreement and in closing and carrying out the transactions contemplated by this Escrow Agreement.

                           (j) If any legal action or  proceeding is brought for
the enforcement of this Escrow Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Escrow Agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.


                                                          REGISTRATION STATEMENT
                                                                      Page II-84

                           The parties  have caused this  Agreement to be signed
the day and year first above written.

                                        NATIONAL BANK OF ALASKA, N.A.

                                        By /s/
                                          Roderick R. Shipley,
                                          Senior Vice President

                                        SELLERS' AGENT:

                                        PRIME II MANAGEMENT, L.P.
                                        By: Prime II Management, Inc.
                                        Its: General Partner

                                        By: /s/
                                        Its:

                                        TIN: (1)


                                        GCI:

                                        GENERAL COMMUNICATION, INC.

                                        By: /s/
                                        Name:
                                        Title:

                                        TIN:


--------------------------
(1) Agent for Sellers.

                                                          REGISTRATION STATEMENT
                                                                      Page II-85

                                   Schedule 1

                                     Sellers


1.                Prime Venture I Holdings, L.P.

2.                Prime Cable Growth Partners, L.P.

3.                Prime Venture II, L.P.

4.                Prime Cable Limited Partnership

5.                BancBoston Capital, Inc.

6.                First Chicago Investment Corporation

7.                Madison Dearborn Partners V

8.                Austin Ventures, L.P.

9.                William Blair Venture Partners III Limited Partnership

10.               Centennial Fund II, L.P.

11.               Centennial Fund III, L.P.

12.               Centennial Business Development Fund, Ltd.


                                                          REGISTRATION STATEMENT
                                                                      Page II-86

                                   Schedule 2

                     Telephone Number(s) for Call-Banks and
           Person(s) Designated to Confirm Funds Transfer Instructions


If to GCI:

                       Name                              Telephone Number

1.                John M. Lowber                         (907) 265-5604
2.                                                       (907) 265-5600
3.                                                       (907) 265-5600



If to Sellers:

                       Name                              Telephone Number

1.                Gretchen Ellis                         (512) 476-7888
2.                Karen Miller                           (512) 476-7888
3.                Rudolph Green                          (512) 476-7888

Telephone call-backs will be made to each of GCI and Sellers' Agent if joint instructions are required pursuant to the Agreement.


                                                          REGISTRATION STATEMENT
                                                                      Page II-87

                          EXHIBIT A TO ESCROW AGREEMENT
                            FORM OF CLAIM CERTIFICATE

                  The undersigned, on behalf of General Communication, Inc. ("GCI"), certifies as follows:

                           A.          GCI,  Sellers et al. are  parties to that
                                       certain  Securities   Purchase  and  Sale
                                       Agreement dated as of April    , 1996.

                           B. GCI in good faith believes that Sellers (as defined in the Purchase Agreement) have breached certain representations, warranties, covenants or obligations made by Sellers in the Purchase Agreement or are obligated to indemnify GCI with respect to certain claims. In particular, GCI in good faith is asserting claims against Sellers based on the following:

                                       [reasonably detailed description of claim and reference to portion of Purchase Agreement in question to be inserted by GCI at time of delivery of Certificate].

                           C. Attached to this Certificate is a copy of GCI's notice to Sellers relating to the claim pursuant to the Purchase Agreement. GCI intends to pursue the claim with due diligence. GCI in good faith believes the amount of its claim described in its
                                       notice is $              .

                           D. GCI is furnishing this Certificate to National Bank of Alaska which is acting as Escrow Agent pursuant to the terms of
                                       an      Escrow       Agreement      dated
                                                      ,  199    among GCI, Prime
                                       II Management, L.P. (as Sellers' Agent) and National Bank of Alaska has delivered or contemporaneously is delivering a copy of this Certificate to Sellers' Agent as well.

                  This Certificate is signed this          day of      , 199   .

                                               General Communication, Inc.


                                                By: /s/
                                                Name:
                                                Title:


                                                          REGISTRATION STATEMENT
                                                                      Page II-88

                  Receipt of this  Certificate is  acknowledged  this     day of
                  , 199   .

                                                NATIONAL BANK OF ALASKA


                                                By: /s/
                                                Name:
                                                Title:



                                                          REGISTRATION STATEMENT
                                                                      Page II-89

                          EXHIBIT B TO ESCROW AGREEMENT
                            FORM OF CLAIM CERTIFICATE



                  The undersigned, on behalf of                       ("Sellers'
Agent") certifies as follows:

                  A. , General Communication, Inc. ("GCI") et al. are parties to that certain Securities Purchase and Sale Agreement dated
as of April    , 1996 ("Purchase Agreement").

                  B. Sellers' Agent in good faith believes that GCI has breached certain representations, warranties, covenants or obligations made by GCI in the Purchase Agreement or is obligated to indemnify Sellers (as that term is defined in the Purchase Agreement), with respect to certain claims. In particular, Sellers' Agent in good faith is asserting claims against GCI based on the following:

[reasonably detailed description of claim and reference to portion of Purchase Agreement in question to be inserted by Sellers' Agent at time of delivery of Certificate].

                  C. Attached to this Certificate is a copy of Sellers' Agent notice to GCI relating to the claim pursuant to the Purchase Agreement. Sellers' Agent intends to pursue the claim with due diligence. Sellers' Agent in good
faith believes the amount of the claim described in its notice is $           .

                  D. Sellers' Agent is furnishing this Certificate to National Bank of Alaska which is acting as Escrow Agent pursuant to the terms of an
Escrow  Agreement dated                 ,  199    among GCI,  Sellers' Agent and
National Bank of Alaska. Sellers' Agent has delivered or contemporaneously is delivering a copy of this Certificate to GCI as well.

                  This    Certificate    is    signed    this           day   of
                   , 199   .


                                                PRIME II MANAGEMENT, L.P.
                                                By: Prime II Management, Inc.
                                                Its: General Partner

                                                By:
                                                Name:
                                                Title:


                                                          REGISTRATION STATEMENT
                                                                      Page II-90

                  Receipt of this  Certificate is acknowledged  this      day of
                  , 199   .

                                                NATIONAL BANK OF ALASKA

                                                By:
                                                Name:
                                                Title:


                                                          REGISTRATION STATEMENT
                                                                      Page II-91

                                    EXHIBIT B
                          Registration Rights Agreement

                  This Registration Rights Agreement ("Agreement"),  dated as of
this        day of        ,  1996, is between  General  Communication,  Inc., an
Alaska corporation ("GCI"), and the respective owners of: (i) all the limited partner interests in Prime Cable of Alaska, L.P. ("Prime") held by Prime Venture I Holdings, L.P. ("Holdings") and Prime Cable Growth Partners, L.P. ("Growth"),
(ii) all of the capital stock of Alaska Cable, Inc. ("ACI," a Prime limited partner), (iii) all of the capital stock of Prime Cable Fund I, Inc. ("PCFI," a Prime general partner), and (iv) all of the profit participation interests in Prime (such owners, Prime Cable Limited Partnership, the holders of all the capital stock of PCFI and ACI, and Prime Venture I Holdings, L.P., collectively, "Sellers").

                                    RECITALS

                  A. Sellers have acquired in aggregate Eleven Million Eight Hundred (11,800,000) shares of GCI's Class A Common Stock, no par value. All such shares of GCI's Class A Common Stock which Sellers now own and any securities issued in exchange for or in respect of such stock, whether pursuant to a stock dividend, stock split, stock reclassification or otherwise are collectively referred to in this Agreement as the "Registrable Shares."

                  B. GCI desires to grant registration rights to Sellers and any successors and assigns of Sellers as the holders of all or any portion of the Registrable Shares. Sellers and such successors and assigns are referred to in this Agreement as the "Holders," or, individually as a "Holder."

                                    AGREEMENT

                             In  consideration  of the  premises  and the mutual
covenants contained in this Agreement, the parties agree as follows:

                  1.       Demand Registration.

                           (a)  GCI  hereby   covenants   and  agrees  that  the
distribution to Holders of the Registrable Shares pursuant to that Prime Securities Purchase and Sale Agreement dated May 2, 1996 ("Prime SPA") shall be registered under the Securities Act of 1933, as amended, pursuant to a registration statement (the "Original Registration Statement") that is effective as of the date hereof. GCI shall keep the prospectus that is a part of the Original Registration Statement for the GCI Shares current for a period of at least two (2) years from the date hereof to permit such distribution and, if required, resales of Registrable Securities by Holders, to the extent that such sales are required to be registered. Each Holder hereby covenants and agrees (i) not to sell any Registrable Shares during the first ninety (90) day period (the "First Lock-Out Period")


                                                          REGISTRATION STATEMENT
                                                                      Page II-92
following the Final Closing Date (as defined in the Prime SPA), and (ii) not to sell more than twenty percent (20%) of such Holder's Registrable Shares during the fifty-nine (59) day period (the "Second Lock-Out Period") immediately following the First Lock-Out Period. Each of the Registrable Shares shall bear the legend set forth on Annex 1 hereto to evidence the covenants and agreements set forth in the immediately preceding sentence; and once such covenants and agreements are no longer applicable, GCI will issue new certificates to the holders of the Registrable Shares without such legends. Any and all remaining Registrable Shares may be sold following the Second Lock-Out Period. If further required to permit resales of the Registrable Shares by Holders, Holders shall at any time and from time to time after the date the Original Registration Statement is no longer effective, have the right to require registration under the Securities Act of 1933, as amended ("Securities Act"), of all or any portion of the Registrable Shares on the terms and subject to the conditions set forth in this Agreement.

                           (b) Upon receipt by GCI of a Holder's written request
for registration, GCI shall (i) promptly notify each other Holder in writing of its receipt of such initial written request for registration, and (ii) as soon as is practicable, but in no event more than sixty (60) days after receipt of such written request, file with the Securities and Exchange Commission ("Commission"), and use reasonable commercial efforts to effect the registration under a registration statement under the Securities Act ("Registration Statement") for the Registrable Shares specified in the initial written request and any other written request from any other Holder received by GCI within twenty (20) days of GCI giving the notice specified in clause (i) hereof under the Securities Act in accordance with the intended method of distribution thereof.

                           (c)  If  so  requested   by  any  Holder   requesting
participation in a public offering or distribution of Registrable Shares pursuant to this Section 1 or Section 2 of this Agreement ("Selling Holder"), the Registration Statement shall provide for delayed or continuous offering of the Registrable Shares pursuant to Rule 415 promulgated under the Securities Act or any similar rule then in effect ("Shelf Offering"). If so requested by the Selling Holders, the public offering or distribution of Registrable Shares under this Agreement shall be pursuant to a firm commitment underwriting, the managing underwriter of which shall be an investment banking firm selected and engaged by the Selling Holders and approved by GCI, which approval shall not be unreasonably withheld. GCI shall enter into the same underwriting agreement as shall the Selling Holders, containing representations, warranties and agreements not substantially different from those customarily made by an issuer in underwriting agreements with respect to secondary distributions. GCI, as a condition to fulfilling its obligations under this Agreement, may require the underwriters to enter into an agreement in customary form indemnifying GCI against any Losses (as defined in Section 6) that arise out of or are based upon an untrue statement or an alleged untrue statement or omission or alleged omission in the Disclosure Documents (as defined in


                                                          REGISTRATION STATEMENT
                                                                      Page II-93

Section 6) made in reliance upon and in conformity with written information furnished to GCI by the underwriters specifically for use in the preparation thereof.

                           (d)  Each   Selling   Holder   may,   before  such  a
Registration Statement becomes effective, withdraw its Registrable Shares from sale, should the terms of sale not be reasonably satisfactory to such Selling Holder; if all Selling Holders who are participating in such registration so withdraw, however, such registration shall be deemed to have occurred for the purposes of Section 4 of this Agreement, unless such Selling Holders pay (pro rata, in proportion to the number of Registrable Shares requested to be included) within twenty (20) days after any such withdrawal, all of GCI's out-of-pocket expenses incurred in connection with such registration.

                           (e) Notwithstanding  the foregoing,  GCI shall not be
obligated to effect a registration pursuant to Sections 1(b) or (c) during the period starting with the date sixty (60) days prior to GCI's estimated date of filing of, and ending on a date six (6) months following the effective date of, a registration statement pertaining to an underwritten public offering of equity securities for GCI's account, provided that (i) GCI is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that GCI's estimate of the date of filing on such registration statement is made in good faith, and (ii) GCI shall furnish to the Holders a certificate signed by GCI's President stating that in the Board of Directors' good-faith judgment, it would be seriously detrimental to GCI or its shareholders for a Registration Statement to be filed in the near future; and in such event, GCI's obligations to file a Registration Statement shall be deferred for a period not to exceed six (6) months.

                  2. Incidental Registration. Each time that GCI proposes to register any of its equity securities under the Securities Act (other than a registration effected solely to implement an employee benefit or stock option plan or to sell shares obtained under an employee benefit or stock option plan or a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable), GCI will give written notice to the Holders of its intention to do so. Each of the Selling Holders may give GCI a written request to register all or some of its Registrable Shares in the registration described in GCI's written notice as set forth in the foregoing sentence, provided that such written request is given within twenty (20) days after receipt of any such GCI notice. Such request will state (i) the amount of Registrable Shares to be disposed of and the intended method of disposition of such Registrable Shares, and (ii) any other information GCI reasonably requests to properly effect the registration of such Registrable Shares. Upon receipt of such request, GCI will use its best efforts promptly to cause all such Registrable Shares intended to be disposed of to be registered under the Securities Act so as to permit their sale or other disposition (in accordance with the intended methods set forth in the request for registration), unless the sale is a firmly underwritten public offering for GCI's account and the underwriter determines reasonably and in good faith in writing that the inclusion of such securities would adversely affect the offering or materially increase the offering's costs. In which case such securities and


                                                          REGISTRATION STATEMENT
                                                                      Page II-94
all other securities to be registered, other than those to be offered for GCI's account, shall be excluded to the extent the underwriter determines. The number of secondary shares included in such registration shall be shared pro rata by all security holders having contractual registration rights based upon the amount of GCI's securities requested by such security holders to be sold thereunder. GCI's obligations under this Section 2 shall apply to a registration to be effected for securities to be sold for GCI's account as well as a registration statement which includes securities to be offered for the account of other holders of GCI equity securities having contractual registration rights. However, the registration rights granted pursuant to the provisions of this Section 2 are subject to the registration rights granted by GCI pursuant to
(a) the Registration Rights Agreement dated as of January 18, 1991, between GCI and WestMarc Communications, Inc.; (b) the Registration Rights Agreements dated
as of March  31,  1993,  and                 , 1996,  both  between  GCI and MCI
Telecommunications  Corporation;  (c) the Registration Rights Agreement dated as
of                ,  1996,  between GCI and the owners of Alaskan Cable Network,
Inc.; and (d) the Registration Rights Agreement dated as  of                   ,
1996, between GCI and the owners of Alaska Cablevision, Inc, the effect of which agreements is that all parties hereto and thereto have pro rata piggy-back Registration Rights.

                  In connection with a registration to be effected pursuant to this Section 2, the Selling Holders shall enter into the same underwriting agreement as shall GCI and the other selling security holders, if any, provided that such underwriting agreement contains representations, warranties and agreements on the part of the Selling Holders that are not substantially different from those customarily made by selling security holders in underwriting agreements with respect to secondary distributions.

                  If, at any time after giving notice of GCI's intention to register any of its securities under this Section 2 and prior to the effective date of the registration statement filed in connection with such registration, GCI shall determine for any reason not to register such securities, GCI may, at its election, give notice of such determination to Holders and thereupon will be relieved of its obligation to register the Registrable Shares in connection with such registration.

                  3.  Expenses  of  Registration.  GCI  shall  pay all costs and expenses incident to GCI's performance of or compliance with this Agreement, including without limitation all expenses incurred in connection with the registration of the Registrable Shares, fees and expenses of compliance with Securities or blue sky laws, printing expenses, messenger, delivery and shipping expenses fees and expenses of counsel for GCI and for certified public accountants and underwriting expenses (but not fees), except that each Selling Holder shall pay all fees and disbursements of such Selling Holder's own attorneys and accountants, and all transfer taxes and brokerage and underwriters' discounts and commissions directly attributable to the Registrable Shares being offered and sold by such Selling Holder.


                                                          REGISTRATION STATEMENT
                                                                      Page II-95

                  4. Limitations on Registration Rights. Notwithstanding the provisions of Sections 1(b) or (c) of this Agreement, GCI shall not be required to effect any registration under that Section if (i) the request(s) for registration cover an aggregate number of Registrable Shares having an aggregate Market Value of less than Two Million Five Hundred Thousand and no/100 Dollars ($2,500,000.00) as of the date of the last of such requests, (ii) GCI has previously filed two (2) registration statements under the Securities Act pursuant to Section 1 (excluding the Original Registration Statement which was effected in connection with the distribution of the Registrable Shares to the Sellers pursuant to the Prime SPA), (iii) GCI, in order to comply with such request, would be required to (A) undergo a special interim audit or (B) prepare and file with the Commission, sooner than would otherwise be required, pro forma or other financial statements relating to any proposed transaction, or (iv) if, in the opinion of counsel to GCI, which opinion of counsel shall be acceptable to the Holders a registration is not required in order to permit resale by the Holders in accordance with the intended method of distribution set forth in the requests of registration. The first demand registration under this Agreement may be requested only by the Holders of a minimum of twenty-five percent (25%) of the Registrable Shares. "Market Value" as used in this Agreement shall mean, as to each class of Registrable Shares at any date, the average of the daily closing prices for such class of Registrable Shares, for the ten (10)
consecutive trading days before the day in question. The closing price for shares of such class for each day shall be the last reported sale price regular way, or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the composite tape, or if the shares of such class are not quoted on the composite tape, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended ("Exchange Act"), on which shares of such class are listed or admitted to trading, or if they are not listed or admitted to trading on any such exchange, the closing sale price (or the average of the quoted closing bid and asked price if no sale is reported) as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or any comparable system, or if the shares of such class are not quoted on NASDAQ or any comparable system, the average of the closing bid and asked prices as furnished by any market maker in the securities of such class who is a member of the National Association of Securities Dealers, Inc., or in the absence of such closing bid and asked price, as determined by such other method as GCI's Board of Directors shall from time to time deem to be fair.

                  5.       Obligations with Respect to Registration.

                           (a)  If  and   whenever   GCI  is  obligated  by  the
provisions of this Agreement to effect the registration of any Registrable Shares under the Securities Act, GCI shall promptly:

                                       (i) Prepare and file with the  Commission
a registration statement with respect to such Registrable Shares and use reasonable


                                                          REGISTRATION STATEMENT
                                                                      Page II-96
commercial efforts to cause such registration statement to become effective, provided that before filing a registration statement, or prospectus or any amendment or supplements thereto, GCI will furnish to the counsel selected by the Holders of a majority of the Registrable Shares covered by such registration statement copies of all such statements proposed to be filed, which documents shall be subject to the review of such counsel;

                                       (ii) Prepare and file with the Commission
any amendments and supplements to the Registration Statement and to the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act and the rules and regulations promulgated thereunder with respect to the disposition of all Registrable Shares covered by the Registration Statement for the period required to effect the distribution of such Registrable Shares. However, in no event shall GCI be required to do so (i) in the case of a Registration Statement filed pursuant to Sections 1(b) or (c), for a period of more than two hundred seventy (270) days following the effective date of the Registration Statement and (ii) in the case of a Registration Statement filed pursuant to Section 2, for a period exceeding the greater of (A) the period required to effect the distribution of securities for GCI's account and (B) the period during which GCI is required to keep such Registration Statement in effect for the benefit of selling security holders other than the Selling Holders;

                                       (iii)  Notify  the  Selling  Holders  and
their underwriters, and confirm such advice in writing, (A) when a Registration Statement becomes effective, (B) when any post-effective amendment to a Registration Statement becomes effective, and (C) of any request by the Commission for additional information or for any amendment of or supplement to a Registration Statement or any prospectus relating thereto;

                                       (iv)  Furnish  at  GCI's  expense  to the
Selling Holders such number of copies of a preliminary, final, supplemental or amended prospectus, in conformity with the requirements of the Securities Act and the rules and regulations promulgated thereunder, as may reasonably be required in order to facilitate the disposition of the Registrable Shares covered by a Registration Statement, but only while GCI is required under the provisions hereof to cause a Registration Statement to remain effective;

                                       (v) Register or qualify at GCI's  expense
the Registrable Shares covered by a Registration Statement under such other securities or blue sky laws of such jurisdictions in the United States as the Selling Holders shall reasonably request, and do any and all other acts and things which may be necessary to enable each Selling Holder whose Registrable Shares are covered by such Registration Statement to consummate the disposition in such jurisdictions of such Registrable Shares. Provided, however, that GCI shall in no event be required to qualify to do business as a foreign


                                                          REGISTRATION STATEMENT
                                                                      Page II-97
corporation or as a dealer in any jurisdiction where it is not so qualified, to amend its articles of incorporation or to change the composition of its assets at the time to conform with the securities or blue sky laws of such jurisdiction, to take any action that would subject it to service of process in suits other than those arising out of the offer and sale of the Registrable Shares covered by the Registration Statement or to subject itself to taxation in any jurisdiction where it has not therefore done so;

                                       (vi) Notify  each  Seller of  Registrable
Shares, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading, and, at the request of any such seller, GCI will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to purchasers of Registrable Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                                       (vii) Cause all such  Registrable  Shares
to be listed on each securities exchange on which similar securities issued by GCI are then listed and to be qualified for trading on each system on which similar securities issued by GCI are from time to time qualified;

                                       (viii)   Provide  a  transfer  agent  and
registrar for all such Registrable Shares not later than the effective date of such registration statement and thereafter maintain such a transfer agent and registrar;

                                       (ix) Enter into such customary agreements
(including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the shares of Registrable Shares being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Shares;

                                       (x) Make  available for inspection by any
underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of GCI, and cause GCI's officers, directors, employees and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with such registration statement;

                                       (xi) Otherwise use reasonable  commercial
efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, all earning statements as and


                                                          REGISTRATION STATEMENT
                                                                      Page II-98
when filed with the Commission, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                                       (xii)  permit any  holder of  Registrable
Shares which might be deemed, in the sole and exclusive judgment of such holder, to be an underwriter or a controlling person of GCI, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material furnished to GCI in writing, which in the reasonable judgment of such holder and its counsel should be included; and

                                       (xiii)  In the event of the  issuance  of
any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Shares included in such registration statement for sale in any jurisdiction, GCI will use reasonable commercial efforts to promptly obtain the withdrawal of such order.

                           (b)  GCI's  obligations  under  this  Agreement  with
respect to the Selling Holder shall be conditioned upon the Selling Holder's compliance with the following:

                                       (i) Such Selling  Holder shall  cooperate
with GCI in connection with the preparation of the Registration Statement, and for so long as GCI is obligated to file and keep effective the Registration Statement, shall provide to GCI, in writing, for use in the Registration Statement, all such information regarding the Selling Holder and its plan of distribution of the Registrable Shares as may be necessary to enable GCI to prepare the Registration Statement and prospectus covering the Registrable Shares, to maintain the currency and effectiveness thereof and otherwise to comply with all applicable requirements of law in connection therewith;

                                       (ii)  During  such  time  as the  Selling
Holder may be engaged in a distribution of the Registration Shares, such Selling Holder shall comply with Rules 10b-2, 10b-6 and 10b-7 promulgated under the Exchange Act and pursuant thereto it shall, among other things: (A) not engage in any stabilization activity in connection with GCI's securities in contravention of such rules; (B) distribute the Registrable Shares solely in the manner described in the Registration Statement; (C) cause to be furnished to each broker through whom the Registrable Shares may be offered, or to the offeree if an offer is not made through a broker, such copies of the prospectus covering the Registrable Shares and any amendment or supplement thereto and documents incorporated by reference therein as may be required by law; and (D) not bid for or purchase any GCI securities or attempt to induce any person to purchase any GCI securities other than as permitted under the Exchange Act;

                                       (iii)  If  the   Registration   Statement
provides for a Shelf Offering, then at least ten (10) business days prior to any distribution of the Registrable


                                                          REGISTRATION STATEMENT
                                                                      Page II-99

Shares, any Selling Holder who is an "affiliated purchaser" (as defined in Rule 10b-6 promulgated under the Exchange Act) of GCI shall advise GCI in writing of the date on which the distribution by such Selling Holder will commence, the number of the Registrable Shares to be sold and the manner of sale. Such Selling Holder also shall inform GCI when each distribution of such Registrable Shares is over; and

                                       (iv) GCI shall not grant any  conflicting
registration rights to other holders of its shares, to the extent that such rights would prevent Holders from timely exercising their rights hereunder.

                  6.       Indemnification.

                           (a) By GCI.  In the event of any  registration  under
the Securities Act of any Registrable Shares pursuant to this Agreement, GCI shall indemnify and hold harmless any Selling Holder, any underwriter of such Selling Holder, each officer, director, employee or agent of such Selling
Holder, and each other person, if any, who controls such Selling Holder or underwriter within the meaning of Section 15 of the Securities Act, against any losses, costs, claims, damages or liabilities, joint or several (or actions in respect thereof) ("Losses"), incurred by or to which each such indemnified party may become subject, under the Securities Act or otherwise, but only to the extent such Losses arise out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such Registrable Shares were registered under the Securities Act, in any preliminary prospectus (if used prior to the effective date of such Registration Statement) or in any final prospectus or in any post effective amendment or supplement thereto (if used during the period GCI is required to keep the Registration Statement effective) ("Disclosure Documents"), (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading or (iii) any violation of any federal or state securities laws or rules or regulations thereunder committed by GCI in connection with the performance of its obligations under this Agreement. GCI will reimburse each such indemnified party for all legal or other expenses reasonably incurred by such party in connection with investigating or defending any such claims, including, subject to such indemnified party's compliance with the provisions of the last sentence of subsection (c) of this Section 6, any amounts paid in settlement of any litigation, commenced or threatened, so long as GCI's counsel agrees with the reasonableness of such settlement Provided, however, that GCI shall not be liable to an indemnified party in any such case to the extent that any such Losses arise out of or are based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission (x) made in any such Disclosure Documents in reliance upon and in conformity with written information furnished to GCI by or on behalf of such indemnified party specifically for use in the preparation thereof, (y) made in any preliminary or summary prospectus if a copy of the final prospectus was not delivered to the person alleging any loss, claim, damage or liability for which Losses arise at or prior to the written confirmation of the sale of such


                                                          REGISTRATION STATEMENT
                                                                     Page II-100

Registrable Shares to such person and the untrue statement or omission concerned had been corrected in such final prospectus or (z) made in any prospectus used by such indemnified party if a court of competent jurisdiction finally determines that at the time of such use such indemnified party had actual knowledge of such untrue statement or omission or (ii) the delivery by an indemnified party of any prospectus after such time as GCI has advised such indemnified party in writing that the filing of a post-effective amendment or supplement thereto is required, except the prospectus as so amended or supplemented, or the delivery of any prospectus after such time as GCI's obligation to keep the same current and effective has expired.

                           (b) By the  Selling  Holders.  In  the  event  of any
registration under the Securities Act of any Registrable Shares pursuant to this Agreement, each Selling Holder shall, and shall cause any underwriter retained by it who participates in the offering to agree to, indemnify and hold harmless GCI, each of its directors, each of its officers who have signed the Registration Statement and each other person, if any, who controls GCI within the meaning of Section 15 of the Securities Act, against any Losses, joint or several, incurred by or to which such indemnified party may become subject under the Securities Act or otherwise, but only to the extent such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any of the Disclosure Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, if the statement or omission was in reliance upon and in conformity with written information furnished to GCI by such indemnifying party specifically for use in the preparation thereof, (ii) the delivery by such indemnifying party of any prospectus after such time as GCI has advised such indemnifying party in writing that the filing of a post-effective amendment or supplement thereto is required, except the prospectus as so amended or supplemented, or after such time as the obligation of GCI to keep the Registration Statement effective and current has expired or (iii) any violation by such indemnifying party of its obligations under Section 5(b) of this Agreement or any information given or representation made by such indemnifying party in connection with the sale of the Selling Holder's Registrable Shares which is not contained in and not in conformity with the prospectus (as amended or supplemented at the time of the giving of such information or making of such representation). Each Selling Holder shall, and shall cause any underwriter retained by it who participates in the offering to agree to, reimburse each such indemnified party for all legal or other expenses reasonably incurred by such party in connection with investigating or defending any such claim, including, subject to such indemnified party's compliance with the provisions of the last sentence of subsection (c) of this Section 6, any amounts paid in settlement of any litigation, commenced or threatened.

                           (c) Third Party Claims. Promptly after the receipt by
any party hereto of notice of any claim, action, suit or proceeding by any person who is not a party to this Agreement (collectively, an "Action") which is subject to indemnification hereunder, such party ("Indemnified Party") shall give reasonable written notice to the


                                                          REGISTRATION STATEMENT
                                                                     Page II-101
party from whom indemnification is claimed ("Indemnifying Party"). The Indemnified Party shall be entitled, at the Indemnifying Party's sole expense and liability, to exercise full control of the defense, compromise or settlement of any such Action unless the Indemnifying Party, within a reasonable time after the giving of such notice by the Indemnified Party, shall (i) admit in writing to the Indemnified Party, the Indemnifying Party's liability to the Indemnified Party for such Action under the terms of this Section 6, (ii) notify the Indemnified Party in writing of the Indemnifying Party's intention to assume the defense thereof and (iii) retain legal counsel reasonably satisfactory to the Indemnified Party to conduct the defense of such Action. The Indemnified Party and the Indemnifying Party shall cooperate with the party assuming the defense, compromise or settlement of any such Action in accordance herewith in any manner that such party reasonably may request. If the Indemnifying Party so assumes the defense of any such Action, the Indemnified Party shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise,  or  settlement  thereof.  The fees and  expenses  of such  separate counsel shall be the Indemnified Party's sole expense, unless (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) any relief other than the payment of money damages is sought against the Indemnified Party or (iii) the Indemnified Party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party, and in any such case the fees and expenses of such separate counsel shall be borne by the Indemnifying Party. No Indemnifying Party shall admit liability or settle or compromise any such Action in which any relief other than the payment of money damages is sought against any Indemnified Party unless the Indemnified Party consents in writing to such compromise or settlement, which consent shall not be unreasonably withheld. No Indemnified Party shall settle or compromise any such Action for which it is entitled to indemnification hereunder without the Indemnifying Party's prior written consent, unless the Indemnifying Party shall have failed, after reasonable notice thereof, to undertake control of such Action in the manner provided above in this Section 6.

                           (d) Contribution. If the indemnification provided for
in subsections (a) or (b) of this Section 6 is unavailable to or insufficient to hold the Indemnified Party harmless under subsections (a) or (b) above in respect of any Losses referred to therein for any reason other than as specified therein, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and such Indemnified Party on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by (or omitted to be supplied by) GCI or the Selling Holder (or underwriter) and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or


                                                          REGISTRATION STATEMENT
                                                                     Page II-102
payable by an Indemnified Party as a result of the Losses referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  7.       Miscellaneous.

                           (a) Notices. All notices, requests,  demands, waivers
and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, certified or registered mail with postage prepaid, or sent by facsimile, as follows:

                               (i)           if to GCI at:

                                             General Communication, Inc.
                                             2550 Denali Street, Suite 1000
                                             Anchorage, Alaska 99503
                                             ATTN: Chief Financial Officer
                                             Facsimile: (907) 265-5676

                              (ii)           if to Sellers, at:

                                             c/o Prime II Management, L.P.
                                             3000 One American Center
                                             600 Congress Avenue, Suite 3000
                                             Austin, Texas 78701
                                             Attn: President
                                             Facsimile: (512) 476-4869

                                             With  a  copy   (which   will   not
                                             constitute     notice)    similarly
                                             addressed to the attention of:
                                             Rudolph Green

                                             and



                                                          REGISTRATION STATEMENT
                                                                     Page II-103

                                             With a copy (which will not
                                             constitute notice) to:

                                             Edens Snodgrass Nichols & Breeland,
                                             P.C.
                                             2800 Franklin Plaza
                                             111 Congress Plaza
                                             Austin, TX 78701
                                             Attention:   Patrick  K.  Breeland,
                                             Esq.
                                             Telecopy: (512) 505-5911

                              (iii) if to any Holders other than Sellers, at the address provided to GCI (and if none provided, to Sellers at the above address)

or to such other person or address as any party shall specify by notice in writing to the other party. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery or on the third business day after the mailing thereof, except that any notice of a change of address shall be effective only upon actual receipt thereof.

                           (b) Entire Agreement.  This Agreement constitutes the
entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

                           (c) Binding  Effect;  Benefit.  This Agreement  shall
inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied is intended to confer on any person other than the parties hereto or their respective successors and assigns (including, in the case of Sellers, any successor or assign of Sellers as the holder of Registrable Shares), any rights, remedies, obligations or liabilities under or by reason of this Agreement, other than rights conferred upon indemnified persons under Section 6.

                           (d) Amendment and Modification. This Agreement may be
amended or modified only by an instrument in writing signed by or on behalf of each party and any other person then a Holder. Any term or provision of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof.

                           (e) Section Headings.  The section headings contained
in this Agreement are inserted for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                           (f)  Counterparts.  This Agreement may be executed in
counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.


                                                          REGISTRATION STATEMENT
                                                                     Page II-104

                           (g)  Applicable  Law.  This  Agreement  and the legal
relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Alaska, without regard to the conflict of laws and rules thereof.

                  IN WITNESS THEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                             GENERAL COMMUNICATION, INC.


                                             By /s/
                                               John M. Lowber, Senior Vice
                                               President

                                             PRIME VENTURE I HOLDINGS, L.P.
                                             By: Its General Partners

                                             Prime Venture I, Inc.

                                             By: /s/
                                             Name:
                                             Title:

                                             and

                                             Prime II Management Group, Inc.

                                             By: /s/
                                             Name:
                                             Title:

                                             PRIME CABLE GROWTH PARTNERS, L.P.
                                             By: Its General Partners

                                             Prime Venture I, Inc.

                                             By: /s/
                                             Name:
                                             Title:

                                             and



                                                          REGISTRATION STATEMENT
                                                                     Page II-105

                                             Prime Venture I Holdings, L.P.
                                             By: Its General Partners

                                             Prime Venture I, Inc.

                                             By: /s/
                                             Name:
                                             Title:


                                             and

                                             Prime II Management Group, Inc.


                                             By: /s/
                                             Name:
                                             Title:

                                             PRIME CABLE LIMITED PARTNERSHIP
                                             By: Prime Cable, G.P., Inc.
                                             Its: General Partner


                                             By: /s/
                                             Name:
                                             Title:

                                             BANCBOSTON CAPITAL, INC.


                                             By: /s/
                                             Name:
                                             Title:

                                             FIRST CHICAGO INVESTMENT
                                             CORPORATION


                                             By: /s/
                                             Name:
                                             Title:


                                                          REGISTRATION STATEMENT
                                                                     Page II-106

                                             MADISON DEARBORN PARTNERS


                                             By: /s/
                                             Name:
                                             Title:

                                             PRIME VENTURE II, L.P.
                                             By: Prime Investors, L.P.
                                             Its: General Partner

                                             By: Prime II Management, L.P.
                                             Its: General Partner

                                             By: Prime II Management, Inc.
                                             Its: General Partner


                                             By: /s/
                                             Name:
                                             Title:

                                             AUSTIN VENTURES, L.P.

                                             By: AV Partners, L.P.
                                             Its: General Partner


                                             By: /s/
                                             Name:
                                             Title:

                                             WILLIAM BLAIR VENTURE PARTNERS III
                                             LIMITED PARTNERSHIP

                                             By: William Blair Venture
                                                 Management Company
                                             Its: General Partner


                                             By: /s/
                                             Name:
                                             Title: General Partner


                                                          REGISTRATION STATEMENT
                                                                     Page II-107

                                             CENTENNIAL FUND II, L.P.

                                             By: Centennial Holdings II, L.P.
                                             Its: General Partner


                                             By: /s/
                                             Name:
                                             Title: General Partner


                                             CENTENNIAL FUND III, L.P.

                                             By: Centennial Holdings III, L.P.
                                             Its: General Partner


                                             By: /s/
                                             Name:
                                             Title: General Partner

                                             CENTENNIAL BUSINESS DEVELOPMENT
                                             FUND LTD.

                                             By: Centennial Business Development
                                                 Company
                                             Its: General Partner


                                             By: /s/
                                             Name:
                                             Title: General Partner




                                                          REGISTRATION STATEMENT
                                                                     Page II-108

                                    EXHIBIT C
                                Voting Agreement

                  THIS VOTING AGREEMENT  ("Agreement") is entered into effective
on the      day of                  ,  1996, by and between Prime II Management,
L.P. ("Prime"), as the designated agent for the parties named on Annex 1 attached hereto (collectively, "Prime Sellers"), MCI Telecommunications Corporation, Ronald A. Duncan, Robert M. Walp, and TCI GCI, Inc. (Prime, as designated agent for the Prime Sellers, "Duncan," "Walp," and "TCI GCI," respectively, or individually, "Party" and collectively, "Parties"), all of whom are shareholders of General Communication, Inc., an Alaska corporation ("GCI"), as identified in this Agreement.

                  WHEREAS, the Parties are as of the date of this Agreement, the owners of the amounts of GCI's Class A and Class B common stock as set forth in this Agreement;

                  WHEREAS,   the  Parties  desire  to  combine  their  votes  as
shareholders of GCI in the election of certain positions of the Board of Directors ("Board") of GCI and specifically to vote on certain issues as set forth in this Agreement;

                  WHEREAS, the Parties desire to establish their mutual rights and obligations in regard to the Board and those certain issues to come before the shareholders or before the Board;

                  NOW, THEREFORE, in consideration of the mutual covenants and conditions contained in this Agreement, the Parties agree as follows:

                  Section 1. Shares. The shares of GCI's Class A and Class B common stock subject to this Agreement will consist of those shares held by each Party as set forth in this Section 1 and any additional shares of GCI's voting stock acquired in any manner by any one or more of the Parties ("Shares"):

                           (1)         Prime   -                        (      )
                                       shares of Class A common stock;

                           (2) MCI - 8,251,509 Shares of Class A common stock and 1,275,791 Shares of Class B common stock, which total to an aggregate of 21,009,419 votes for MCI;

                           (3) Duncan - 852,775 Shares of Class A common stock and 233,708 Shares of Class B common stock, which total to an aggregate of 3,189,855 votes for Duncan;


                                                          REGISTRATION STATEMENT
                                                                     Page II-109

                           (4) Walp - 534,616 Shares of Class A common stock and 301,049 Shares of Class B common stock, which total to an aggregate of 3,545,106 votes for Walp; and

                           (5) TCI GCI - 590,043 Shares of Class B common stock, which totals to an aggregate of 5,900,430 votes for TCI GCI.

                  Section 2. Voting. (a) All of the Shares will, during the term of this Agreement, be voted as one block in the following matters:

                           (1) For so long as the full membership on the Board is at least eight, the election to the Board of individuals recommended by a Party ("Nominees"), with the allocation of such recommendations to be in the following amounts and by the following identified Parties:

                                       (A)       For  recommendations  from MCI,
                                                 two Nominees;

                                       (B)       For recommendations from Duncan
                                                 and  Walp,   one  Nominee  from
                                                 each;

                                       (C)       For  recommendations  from  TCI
                                                 GCI, two Nominees; and

                                       (D)       For recommendations from Prime,
                                                 two (2)  nominees,  for so long
                                                 as (i) the Prime  Sellers  (and
                                                 their distributees who agree in
                                                 writing  to  be  bound  by  the
                                                 terms   of   this    Agreement)
                                                 collectively  own at least  ten
                                                 percent   of  the   issued  and
                                                 then-outstanding    shares   of
                                                 GCI's Class A common stock, and
                                                 (ii)  that  certain  Management
                                                 Agreement between Prime and GCI
                                                 dated  of  even  date  herewith
                                                 ("Prime Management  Agreement")
                                                 is in full force and effect. If
                                                 either of these  conditions are
                                                 not satisfied, then Prime shall
                                                 only be entitled  to  recommend
                                                 one  Nominee.   If  neither  of
                                                 these conditions are met, Prime
                                                 shall   not  be   entitled   to
                                                 recommend  any  Nominee at that
                                                 time;

                           (2) To the extent possible, to cause the full membership of the Board to be maintained at not less than eight members;

                           (3)         Other   matters  to  which  the   Parties
                                       unanimously agree.


                                                          REGISTRATION STATEMENT
                                                                     Page II-110

                              (b) The Parties  will abide by the  classification
by the Board of a Nominee in accordance with the provisions for classification of the Board as set forth in Article V(b) of GCI's Articles of Incorporation and
Section 2(b) of GCI's Article IV of Bylaws which classification was, as of the date of this Agreement, for Nominees allocated to MCI as follows: one in Class I and one in Class III, and for Nominees allocated to Prime as follows: one in Class II and one in Class III, and for Nominees allocated to TCI GCI as follows: one in Class II and one in Class III.

                              (c) The  Parties  understand  that to  insure  the
election of their allocated Nominees, the Shares must constitute sufficient voting power to cause those elections and that as new shares are issued by GCI through the exercise of warrants and options, acquisitions by employee benefit plans, or otherwise, the number of outstanding shares of voting common stock will increase, making the percentage which the Shares represent of the outstanding shares decrease.

                              (d)  The  Parties  will  take  such  action  as is
necessary to cause the election to the Board of each Party's Nominee(s).

                  Section  3.  Manner of Voting.  Votes,  for  purposes  of this
Section 3, will be as determined by written ballot upon each matter to be voted upon. Should such a matter require shareholder action, e.g., election of Nominees to the Board or should the Board choose to present the matter for shareholder consent, approval or ratification, such balloting must take place so that the results are received by GCI at its principal executive offices not less than 120 calendar days in advance of the date of GCI's proxy statement released to security holders in connection with the previous year's annual meeting of security holders.

                  Section 4. Limitation on Voting. Except as set forth in (a) of
Section 2 of this Agreement, the Agreement will not extend to voting upon other questions and matters on which shareholders will have the right to vote under GCI's Articles of Incorporation, GCI's Bylaws of the Company, or the laws of the State of Alaska.

                  Section 5. Term of Agreement. (a) The term of this Agreement will be through the completion of the annual meeting of GCI's shareholders taking place in June, 2001 or until there is only one Party to the Agreement, whichever occurs first; provided that the Parties may extend the term of this Agreement only upon unanimous vote and written amendment to this Agreement.

                              (b)  Except  as  provided  in (a)  and (d) of this
Section 5, a Party (other than Prime) will be subject to this Agreement until the Party disposes of more than 25% of the votes represented by the Party's holdings of common stock which equates to the following (adjusted for stock splits) for each party:


                                                          REGISTRATION STATEMENT
                                                                     Page II-111

                  1.       MCI -  5,252,355 votes;

                  2.       Duncan - 797,464 votes;

                  3.       Walp - 886,277 votes; and

                  4.       TCI GCI - 1,475,108 votes.

                              (c) Should  one party  dispose of an amount of its
portion of the Shares in excess of the limit as set forth in (b) of this Section 5, each other Party will have the right to withdraw and terminate that Party's rights and obligations under this Agreement by giving written notice to the other Parties.

                              (d)  Anything to the  contrary  in this  Agreement
notwithstanding each Party shall remain a Party to this Agreement with respect to its obligation to vote (a) for Prime's Nominee(s) pursuant to Section 2(a)(1) above, and (b) to maintain at least an eight (8) member Board pursuant to
Section 2(a)(2) above only, for so long as either (i) the Prime Sellers (and their distributees who agree in writing to be bound by the terms of this Agreement) collectively own at least ten percent (10%) of the issued and then-outstanding shares of GCI's Class A common stock or (ii) the Prime Management Agreement is in effect. Upon each request, Prime shall, within a reasonable period of time after delivery by GCI to Prime of GCI's shareholders list showing the number of shares of GCI common stock owned by each such shareholder, provide GCI with its certificate, in form and substance reasonably satisfactory to GCI, confirming the Prime Sellers' aggregate, then-current percentage ownership of GCI Class A common stock.

                  Section 6. Binding Effect. The Parties will, during the term of this Agreement, be fully subject to its provisions. There will be no prohibition against transfer or other assignment of Shares under the terms of this Agreement. Should a Party transfer or otherwise assign Shares, and the new holder of those Shares will not have any rights under, nor be subject to the terms of, this Agreement, except that any assignee which is an affiliate or subsidiary entity of a Party shall be bound by, and have the benefits of, this Agreement; provided, however, that anything to the contrary in the foregoing notwithstanding, any distributee of a Prime Seller that agrees in writing to be bound by the terms of this Agreement will have rights under and be subject to the terms of this Agreement.

                  Section 7. GCI's Agreement. GCI agrees (i) to submit the Nominees selected pursuant to Section 2(a) above in its proxy materials delivered to GCI's shareholders in connection with each election of GCI directors; and (ii) not to take any action inconsistent with the agreements of the Parties set forth herein.


                                                          REGISTRATION STATEMENT
                                                                     Page II-112

                  Section 8. Notices. Notices required or otherwise given under this Agreement will be given by hand delivery or certified mail to the following addresses, unless otherwise changed by a Party with notice to the other Parties:

                  To Prime:       Prime II Management, L.P.
                                  600 Congress Avenue, Suite 3000
                                  Austin, Texas 78701
                                  Attn: President

                                  With  copies   (which  shall  not   constitute
                                  notice) to:

                                  Edens Snodgrass Nichols & Breeland, P.C.
                                  2800 Franklin Plaza
                                  111 Congress Avenue
                                  Austin, Texas 78701
                                  ATTN: Patrick K. Breeland

                  To MCI:         MCI Telecommunications Corporation
                                  1133 19th Street, N.W.
                                  Washington, D.C. 20035
                                  ATTN: Douglas Maine, Chief Financial Officer

                  To Duncan:      Ronald A. Duncan
                                  President and Chief Executive Officer
                                  General Communication, Inc.
                                  2550 Denali Street, Suite 1000
                                  Anchorage, Alaska 99503

                  To Walp:        Robert A. Walp
                                  Vice Chairman
                                  General Communication, Inc.
                                  2550 Denali Street, Suite 1000
                                  Anchorage, Alaska 99503

                  To TCI GCI :    Larry E. Romrell, President
                                  TCI GCI, Inc.
                                  5619 DTC Parkway
                                  Englewood, Colorado 80111

                  Section 9. Performance. The Parties agree that damages are not an adequate remedy for a breach of the terms of this Agreement. Should a Party be in breach of a term of this Agreement, one or more of the other Parties may seek the specific performance or injunction of that Party under the terms of this Agreement by bringing an appropriate action in a court in Anchorage, Alaska.


                                                          REGISTRATION STATEMENT
                                                                     Page II-113

                  Section 10. Governing Law. The terms of this Agreement will be governed by and construed in accordance with the laws of the State of Alaska.

                  Section 11. Amendments. This Agreement constitutes the entire Agreement between the Parties, and any amendment of it must be in writing and approved by all Parties.

                  Section 12. Group. Prior to a Party filing a Schedule 13D or an amendment to such a schedule pursuant to the Securities Exchange Act of 1934, the Party will provide a written notice to each of the other Parties within five days after the triggering event under that schedule and at least two days prior to the filing of that schedule or amendment, as the case may be, and further provide to any other Party any information or documentation reasonably requested by that Party in this regard.

                  Section 13. Termination of Prior Agreement. This Agreement supersedes and replaces in its entirety that certain Voting Agreement dated effective as of March 31, 1993, by and between MCI, Duncan, Walp and TCI GCI, as successor in interest to WestMarc Communications, Inc.

                  Section 14. Severability. If a court of competent jurisdiction finds any portion of this Agreement invalid or not enforceable, this Agreement shall be automatically reformed to carry out the intent of the Parties as nearly as possible without regard to the portion so invalidated. If this entire Agreement is determined to be limited in duration by a court of competent jurisdiction, the Parties agree to enter into a new Agreement which carries forward the intent of the Parties upon such termination.

                  IN WITNESS WHEREOF, the Parties set their hands to this Agreement, effective on the first date above written.

                                      PRIME II MANAGEMENT, L.P.
                                      By Prime II Management, Inc.
                                      Its General Partner

                                      By /s/
                                      Name:
                                      Its:


                                      MCI TELECOMMUNICATIONS
                                      CORPORATION

                                      By /s/
                                      Name:
                                      Its:


                                                          REGISTRATION STATEMENT
                                                                     Page II-114

                                      /s/
                                      RONALD A. DUNCAN

                                      /s/
                                      ROBERT M. WALP

                                      TCI GCI, INC.

                                      By /s/
                                      Name:
                                      Its:

                                      GENERAL COMMUNICATION, INC.


                                      By /s/
                                      Name:
                                      Its:


                                                          REGISTRATION STATEMENT
                                                                     Page II-115

                                    EXHIBIT D
                              Management Agreement


                  THIS  MANAGEMENT  AGREEMENT  (the  "Agreement")  is  made  and
entered into as of                               , 1996, by and between Prime II
Management, L.P., a Delaware limited partnership ("Prime"), and General Communication, Inc., an Alaska corporation ("GCI").

                                    RECITALS

                  WHEREAS, GCI has, effective on the date hereof, consummated the acquisition of the ownership interests in Prime Cable of Alaska, L.P. ("Company"), which Company operates certain cable television systems servicing the Municipality of Anchorage and its environs, Eagle River, Chugiak, Fort Richardson, Elmendorf Air Force Base, the City of Bethel and its environs, and the City of Kenai and the Kenai Peninsula Borough, all in the State of Alaska (the "Alaska System"); and

                  WHEREAS, Prime is experienced in the operation and management of cable television systems such as the Alaska System; and

                  WHEREAS, GCI desires to retain the services of Prime in connection with the management and operation of the Alaska System and, if acquired, the Alaska cable television businesses and systems currently owned, directly or indirectly, by (i) Jack Kent Cooke Incorporated, (ii) Alaska
Cablevision, Inc., (iii) McCaw/Rock Homer Cable System and (iv) McCaw/Rock Seward Cable System (collectively, the "Systems");

                  NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants as herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the execution and delivery hereof, the parties hereto agree as follows:

                                    AGREEMENT

                  Section 1. Engagement. GCI hereby engages Prime to oversee, manage and supervise the Systems' development and operation, and Prime hereby accepts such engagement, subject to and upon the terms and conditions set forth herein.

                  Section 2. Management Standards. Prime shall use reasonable commercial efforts in managing, promoting and supervising the Systems and in supervising any persons or entities employed in connection therewith. In performing its obligations hereunder, Prime shall be held to that standard of care as would be exercised by an ordinary prudent multiple systems operator of cable television systems operating such systems on its own behalf and under similar circumstances.


                                                          REGISTRATION STATEMENT
                                                                     Page II-116

                  Section 3. Term. The term of this Agreement shall commence upon the date hereof, and shall continue in effect for a period of nine (9) years hereafter, unless earlier terminated as provided in Section 9 hereof.

                  Section 4. Duties and Authority of Prime. Prime shall provide, or cause the employees of the Systems to provide, the following services for the account of, and on GCI's behalf, and shall have the following power and authority with respect to the operation and management of the Systems during the term of this Agreement:

                           (a) Engineering services for the Systems;

                           (b) Coordination and supervision of all phases of the
                  construction and expansion of the Systems, if any, including, by way of illustration and not in limitation, the selection and appointment of all subcontractors, equipment suppliers and vendors;

                           (c) Purchasing, out of the Systems' funds available therefore, certain materials and supplies, if any, necessary to operate the Systems;

                           (d) Subject to the provisions of all applicable certificates of public convenience and necessity, franchises or ordinances or other binding contracts or legislation, the selection and pricing of all programming and services to be provided to the customers of the Systems with authority hereby conferred on Prime to enter into programming contracts in its name, or otherwise, on behalf of the Company;

                           (e)    Assistance    with   the    formulation    and
                  implementation   of  all  advertising,   marketing  and  sales
                  programs;

                           (f) Assistance with budgeting;

                           (g) Maintenance of all accounting, bookkeeping, billing, collections and other financial systems and records relating to the Systems and the preparation of appropriate periodic financial reports and other information for the Systems and those required to be furnished to the lenders to the Systems;

                           (h)  Engaging   engineers,   consultants   and  other
                  qualified professionals, as required, for the Systems;

                           (i) Preparing  and filing,  or causing to be prepared
                  and filed, as necessary, periodic reports to governmental and regulatory agencies;



                                                          REGISTRATION STATEMENT
                                                                     Page II-117

                           (j) Maintenance of ancillary  records relative to the
                  Systems' operation;

                           (k)   Preparation   of  business   plans,   financial
                  projections for the Systems and the evaluation of capital expenditures proposals; and

                           (l) Make available, at the usual and customary allocated costs to Company in accordance with past practices, to GCI and Company those Other Required Assets listed on
                  Schedule 15 to the Securities Purchase and Sale Agreement dated May 2, 1996, between GCI and the listed Sellers, as items B, C, D, F and G, as necessary to operate the Systems.

                  Nothing in this Agreement shall be construed to diminish the rights and authority of the entities owning the Systems to retain ultimate control over the operation of any and all Federal Communications Commission licensed facilities used in conjunction with the operation of the Systems. During the term of this Agreement, GCI and Prime anticipate that Prime shall fully coordinate and cooperate with GCI during a transistioning of the above-listed responsibilities from Prime to GCI, upon mutually convenient times and methodologies; provided, that Prime shall at all times while this Agreement is in effect make all decisions regarding the programming for the Systems.

                  Section 5. Systems Operating Accounts. Prime shall establish and maintain with one or more banks reasonably acceptable to GCI one or more checking accounts ("Systems Operating Accounts") for the deposit of all funds collected by the Systems. Prime shall have the right and authority to make deposits to and withdrawals from the Systems Operating Accounts and to make payment therefrom for the discharge of Prime's responsibilities and duties under this Agreement, including the regular recurring operating expenses of the Systems, and to make payment to Prime of its fees earned under this Agreement. In no event shall Prime be responsible for the payment from its own funds of any sums pursuant to this Agreement or otherwise in connection with the performance of its services hereunder. Prime may disburse or have disbursed from the Systems Operating Accounts the regular recurring operating expenses of the Systems, as well as extraordinary expenses, including by way of illustration and not in limitation, (i) salaries, withholding taxes, unemployment insurance contributions and other similar fees, expenses and taxes relating to employees of Prime or of the Systems engaged in the construction, expansion, management and operation of the Systems, (ii) expenses (including fees charged by professionals) incurred in the collection of revenue or in any other manner connected with the construction, operation, maintenance and repair of the Systems, (iii) costs of construction, operation and maintenance of the Systems and the components thereof, and (iv) costs of all materials, equipment, tools, supplies and services necessary for proper operation, maintenance and repair of the Systems.


                                                          REGISTRATION STATEMENT
                                                                     Page II-118

                  Section 6. Management Fee. For as long as this Agreement is in effect, GCI shall pay to Prime a management fee (the "Management Fee") on an annualized basis in the following amounts:

                           Year One                  $1,000,000.00
                           Year Two                  $  750,000.00
                           Thereafter                $  500,000.00

Such Management Fee shall be paid in equal monthly installments on the last day of each month.

                  Any portion of the Management Fee which shall be past due as a result of the operation of Section 7.7 of that certain Amended and Restated Company Loan Agreement dated March 7, 1996, as amended from time to time, among Company, the banks named therein (the "PCOA Banks"), Toronto Dominion (Texas), Inc. ("TD Bank"), Credit Lyonnais Cayman Island Branch, The Chase Manhattan Bank, N.A. and NationsBank of Texas, N.A., as managing agents (the "Managing Agents"), and TD Bank, as administrative agent for the Managing Agents and the PCOA Banks (the "Administrative Agent") whereby Prime has agreed to defer its right to receive a portion of the payments due hereunder, or otherwise, shall bear interest at a rate per annum equal to seventeen and one-half percent (17.5%) until paid. Prime may deduct the Management Fee and such other amounts to which it may be entitled hereunder from funds on hand in the Systems Operating Accounts. The Management Fee described in this Section is intended to be a net fee payable to Prime and any costs, expenses, salaries, insurance premiums, fees of professionals, utilities and other expenses whatsoever incurred by Prime shall be treated as operating expenses of the Systems which Prime may deduct, on a monthly basis, from the Systems Operating Accounts, including, without limitation, travel and entertainment expenses reasonably incurred by Prime in connection with trips by Prime employees on visits to and from the Systems. It is not anticipated that such travel and entertainment expenses shall exceed Two Hundred Thousand Dollars ($200,000.00) on an annualized basis. The foregoing notwithstanding, Prime shall only be reimbursed for administrative salaries of Prime employees who in the proper operation of any of the Systems are required to fill, on a temporary basis, a position normally held by an employee of one of the Systems who has resigned, been terminated, died, become disabled or taken a vacation or leave of absence, and any such reimbursement shall be at the lower of (i) Prime's actual cost or (ii) the cost of obtaining comparable administrative services from independent parties in the same geographic location. All rebates, discounts or commissions collected by Prime or credited to Prime's use relating to the purchasing of supplies or the rendering of services for the Systems shall be credited to the Systems Operating Accounts.

                  Section 7. Indemnification by Prime. Prime shall indemnify the Company and GCI and such parties' officers, directors and controlling persons and hold them harmless from any and all claims, damages, liabilities, costs and expenses


                                                          REGISTRATION STATEMENT
                                                                     Page II-119

(including reasonable attorneys' fees and court costs) incurred by reason of the performance of Prime's duties hereunder, to the extent that such claims, damages, liabilities, costs and expenses are due to the proven fraud, gross negligence, willful misconduct of, or violation of this Agreement by Prime, provided that, such indemnification shall extend only to actual claims, damages, liabilities, costs and expense and shall not extend in the case of the Company or GCI or their officers, directors and controlling persons, to losses or damages constituting diminution in value of any investment in GCI, the System or the Company.

                  Section 8. Indemnification by GCI. GCI shall indemnify Prime, and its partners and their respective officers, directors, employees (to the extent that such officers and employees have been selected by Prime with reasonable care and have been subject to the reasonable supervision of Prime), owners and control persons (individually, an "Indemnitee") and their representatives and hold them harmless from any and all claims, damages, liabilities, costs and expenses (including reasonable attorneys', accountants' and other experts' fees and court costs) which they may incur by reason of the performance of Prime's duties hereunder if the Indemnitee acted in good faith and in a manner it reasonably believed to be in the Systems' best interests, and with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful, except where such claims, damages, liabilities, costs and expenses are due to the proven fraud, gross negligence or willful misconduct of such Indemnitee.

                  Section 9. Termination. This Agreement shall terminate:

                                        (i) with respect to any cable television
system owned by the Company prior to the term specified in Section 3 hereof upon the termination or revocation of the Company's cable television certificate of public convenience and necessity or franchise for such cable television system;

                                        (ii)   upon   the   sale   of   all   or
substantially all of the assets of the Systems or the sale of all of the equity interests of the owner of the Systems;

                                        (iii) upon  Prime's  material  breach of
this Agreement and failure to cure same or commence cure within thirty (30) days after Prime's receipt of notice from GCI;

                                        (iv) upon GCI's material  breach of this
Agreement and failure to cure same or commence  cure (if curable)  within thirty
(30) days after GCI's receipt of notice from Prime; or

                                        (v) after the  second  anniversary  from
the date of this Agreement, at the option of either Prime or GCI.


                                                          REGISTRATION STATEMENT
                                                                     Page II-120

                  If either GCI or Prime shall voluntarily or involuntarily enter into a bankruptcy or other insolvency proceeding or if either party files any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief from creditors under any present or future statute, law, or regulation of any jurisdiction, or should either party petition or apply to any tribunal for the appointment of any receiver or any trustee for it or for all or any substantial part of its property, or if there is commenced against either party any such proceeding which shall remain undischarged for a period of 60 days or more, or either party shall seek, approve, consent to or acquiesce in any such proceeding or in the appointment of any trustee, receiver, liquidator or fiscal agent for the respective party or for all or any substantial part of such party's property or should any event occur requiring the dissolution or liquidation of either party or should any judgment be entered requiring such dissolution or liquidation and not be set aside or stayed within thirty (30) days after the entry thereof, then, in any such event, the other party may terminate this Agreement at its sole option and discretion by giving the other party at least thirty (30) days' written notice of such termination, which notice must be given within sixty (60) days after the date such terminating party receives notice of the occurrence giving rise to the option to terminate. Upon termination of this Agreement (i) all records in the possession of Prime relating to the maintenance and operation of the Systems together with all supplies and other items of property owned by the Systems and in Prime's possession shall be delivered to GCI within thirty
(30) days of such written termination notice, and (ii) Prime's right to compensation shall cease as of the date of termination, provided that Section 8 hereof providing indemnification to Prime shall remain in effect, and Prime shall be entitled to be fully compensated for services rendered and expenses incurred prior to the date of termination.

                  Section 10.          Miscellaneous Provisions.

                  (a) Assignment. Prime shall be entitled to (i) assign as collateral its right to receive compensation hereunder, and (ii) assign its rights and obligations hereunder to any partnership of which Prime is the general partner and owns at least twenty-five percent (25%) of the equity ownership thereof but may not otherwise assign this Agreement and its other rights, duties and obligations hereunder to any person without GCI's prior written consent. GCI may not assign any of its rights and obligations under this Agreement to any person without Prime's prior written consent; except that GCI may assign its rights and obligations under this Agreement to an affiliate of GCI provided that GCI shall remain primarily liable at all times for all of its obligations hereunder irrespective of any such assignment.

                  (b) Successors Bound. Subject to the provisions of paragraph 10(a) immediately above, this Agreement shall be binding upon and insure to the benefit of the parties hereto and their respective successors and permitted assigns.


                                                          REGISTRATION STATEMENT
                                                                     Page II-121

                  (c) Section Headings. The section headings in this Agreement are for reference purposes only and shall not affect the interpretation of this Agreement.

                  (d) Entire Agreement. This Agreement sets forth the entire understanding of the parties and supersedes any and all prior agreements, memoranda, arrangements and understandings relating to the subject matter hereof. No representation, warranty, promise, inducement or statement of intention with respect to the subject matter hereof has been made by any party which is not contained in this Agreement, and no party shall be bound by, or be liable for, any alleged representation, promise, inducement or statement of intention not contained herein.

                  (e)   Counterparts.   This   Agreement   may  be  executed  in
counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

                  (f) Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws, and not the law of conflicts, of the State of Alaska. Any legal proceedings concerning this Agreement shall be brought and maintained in the Third Judicial District, State of Alaska, at Anchorage.

                  (g) Severability. If any provision of this Agreement or the application thereof to any person, entity or circumstance shall for any reason or to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected thereby, but, rather, shall be enforced to the extent consistent with the intent of the parties hereto and permitted by law. Furthermore, in lieu of such an illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid or enforceable.

                  (h)  Attorneys'  Fees.  If  any  action,  including,   without
limitation, arbitration, should arise among the parties hereto under this Agreement, the prevailing party in such action shall be reimbursed for all reasonable expenses incurred in connection with such action, including reasonable attorneys', accountants', and other experts' fees.

                  (i) Pronouns and Number. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely.

                  (j) Further Assurances. The parties hereto agree to execute any and all such further agreements, instruments or documents, and to take any and all such further action, as may be necessary or desirable to carry into effect the purpose and intent of this Agreement.


                                                          REGISTRATION STATEMENT
                                                                     Page II-122

                  (k) Amendments; Waivers. This Agreement cannot be changed or terminated orally and no waiver of compliance with any provision or condition hereof and no consent provided for herein shall be effective unless evidenced by an instrument in writing duly executed by the party hereto sought to be charged with such waiver or consent. No waiver of any term or provision hereof shall be construed as a further or continuing waiver of such term or provision or any other term or provision.

                  IN WITNESS HEREOF, the parties have set their hands effective as of the date first written above.

                                          PRIME II MANAGEMENT, L.P.
                                          By Prime II Management, Inc.
                                          Its General Partner



                                          By: /s/
                                          Name:
                                          Its: Vice President

                                          GENERAL COMMUNICATION, INC.



                                          By: /s/
                                          John M. Lowber,
                                          Senior Vice President


                                                          REGISTRATION STATEMENT
                                                                     Page II-123

                                    EXHIBIT E
                              Non-Compete Agreement





                                                , 1996



Gentlemen:

                  Reference is made to that certain Securities Purchase and Sale
Agreement  dated as of April        ,  1996,  (the  "Agreement")  between  Prime
Venture I Holdings, L.P. ("Holdings"), Prime Cable Growth Partners, L.P. ("Growth"), Prime Cable Limited Partnership ("Prime L.P."), the other sellers named therein ("Sellers"), Prime II Management, L.P. ("PIIM"), and General Communication, Inc. ("Buyer"). This letter is being delivered to you pursuant to
Section 16 of the Agreement. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Agreement.

                  Growth, Holdings, PCLP and PIIM agree that for a period of two
(2) years after the termination of that Management Agreement between PIIM and GCI of even date it will not, and PIIM will cause its key employees for so long as such employees are employed by PIIM, not to, directly or indirectly, own, manage, operate, control, participate or become interested in, or be connected with (as an employee, consultant, partner, officer, director, shareholder or investor, other than through ownership of up to a twenty-five percent (25%) equity interest in any person or entity), any business competing with Company in the provision of cable television services within the Service Areas.

                  If the terms or provisions of this Non-Compete Agreement are breached or threatened to be breached, PIIM, Growth, Holdings and Prime L.P., each for and on behalf of itself and its Affiliates, employees, officers, directors and shareholders, expressly consent that, in addition to any other remedy Buyer may have, Buyer may apply to any court of competent jurisdiction for injunctive relief in order to prevent the continuation of any existing breach or the occurrence of any threatened breach.

                  If any provision of this Non-Compete Agreement is determined to be unreasonable or unenforceable, such provision and the remainder of this Non-Compete Agreement shall not be declared invalid, but rather shall be modified and enforced to the maximum extent permitted by law.


                                                          REGISTRATION STATEMENT
                                                                     Page II-124

                  Buyer may not assign any of its rights under this Agreement to any person without the prior written consent of the parties hereto; except that Buyer may assign its rights under this Agreement to an affiliate of Buyer.

Very truly yours,

PRIME CABLE GROWTH PARTNERS, L.P.
By Its General Partners

Prime Venture I, Inc.

By: /s/
Name:
Its:

and

Prime Venture I Holdings, L.P.
By: Its General Partners

Prime Venture I, Inc.

By: /s/
Name:
Its:

and

Prime II Management Group, Inc.

By: /s/
Name:
Its:


                                                          REGISTRATION STATEMENT
                                                                     Page II-125

PRIME VENTURE I HOLDINGS. L.P.
By Its General Partners

Prime Venture I Holdings, L.P.

By: /s/
Name:
Its:

and

Prime II Management Group, Inc.

By: /s/
Name:
Its:


PRIME CABLE LIMITED PARTNERSHIP
By Prime Cable G.P., Inc.
Its General Partner

By: /s/
Name:
Its:


PRIME II MANAGEMENT, L.P.
By Prime II Management, Inc.
Its General Partner

By: /s/
Name:
Its:

ACCEPTED AND AGREED:

General Communication, Inc.

By: /s/
Name:
Its:


                                                          REGISTRATION STATEMENT
                                                                     Page II-126

                                                       EXHIBIT 2.1, Schedule 1A



                                         Sellers'
                  Total                 Indemnity              Non-Indemnity
Sellers          Shares                    Shares                     Shares
-------          ------                    ------                     ------
Holdings        494,905                    41,986                    452,919
Growth        2,721,974                   230,926                  2,491,048
PCLP          2,227,071                   188,938                  2,038,133
BBC             332,323                    74,530                    257,793
FCIC            301,407                    67,597                    233,810
MDP              30,916                     6,934                     23,982
ACI                 ---                       ---                        ---
PVII          1,237,262                   104,965                  1,132,297
Holdings        742,357                    62,979                    679,378
AV              989,809                    83,972                    905,837
WBVP          1,237,262                   104,965                  1,132,297
CFII            247,452                    20,993                    226,459
CFIII           742,357                    62,979                    679,378
CBDF            494,905                    41,986                    452,919
             ----------                 ---------                 ----------
             11,800,000                 1,093,750                 10,706,250


                                                          REGISTRATION STATEMENT
                                                                     Page II-127

                           ATTACHMENT A TO SCHEDULE 14
                         ALASKA CABLE, INC. SHAREHOLDERS


                                                        Number of
                                   Shares               Class/Series of
  Name                              Owned               Common Stock
  ----                              -----               ------------

A. Class A Common Stock
   --------------------

   1. Austin Ventures, L.P.        800                  Class A, Series Two

   2. William Blair Venture
      Partners III Limited
      Partnership                1,000                  Class A, Series Two

   3. Centennial Fund II, L.P.     200                  Class A, Series Two

   4. Centennial Fund III, L.P.    600                  Class A, Series Two

   5. Centennial Business
      Development Fund, Ltd.       400                  Class A, Series Two

   6. Prime Venture II, L.P.     1,000                  Class A, Series One

   7. Prime Venture I
      Holdings, L.P.               600                  Class A, Series One
                                 -----
   TOTAL                         4,600
   =====                         =====

B. Class B Common Stock
   --------------------

   1. Prime Venture II, L.P.         5                  Class B

   2. Prime Venture
      I Holdings, L.P.               5                  Class B

   3. Prime Cable Growth
      Partners, L.P.                11                  Class B
                                 -----

   TOTAL
   =====


                                                          REGISTRATION STATEMENT
                                                                     Page II-128